As filed with the Securities and Exchange Commission on July 28, 2000

                                                      Registration No. 333-92223

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                               Amendment No. 6 to
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                   ----------

                            Urban Cool Network, Inc.

                       (Name of Registrant in its charter)

          Delaware                       7375                    75-2753953
(State or other jurisdiction       (Primary Standard          (I.R.S. Employer
     of incorporation          Industrial Classification     Identification No.)
     or organization)                Code Number)

                           1401 Elm Street, Suite 1955
                               Dallas, Texas 75202
                                 (214) 752-5818

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                  Jacob R. Miles, III, Chief Executive Officer
                            Urban Cool Network, Inc.
                           1401 Elm Street, Suite 1955
                               Dallas, Texas 75202
                                 (214) 752-5818

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                                   Copies to:

         Martin C. Licht, Esq.                        Jay M. Kaplowitz, Esq.
  Silverman, Collura & Chernis, P.C.             Gersten Savage & Kaplowitz, LLP
         381 Park Avenue South                         101 East 52nd Street
       New York, New York 10016                      New York, New York 10022
       Telephone: (212) 779-8600                     Telephone (212) 752-9700
       Facsimile: (212) 779-8858                     Facsimile (212) 980-5192

      Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

      If this Form is filed to register additional securities pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   Preliminary Prospectus Dated July 28, 2000
                              Subject to Completion

                                       UCN

                                1,300,000 Shares

                             Urban Cool Network,Inc.

                                  Common Stock


      This is an initial public offering. No public market currently exists for our shares. We anticipate that the initial public offering price of the common stock will be between $8.00 and $10.00 per share. Our common stock has been approved for listing on The American Stock Exchange under the symbol "UBN."

                                                     Per Share          Total
                                                     ---------          -----
Initial public offering price .................    $                  $
Underwriting discount .........................    $                  $
Proceeds, before expenses, to us ..............    $                  $

      Please see the risk factors beginning on page 6 to read about factors you should consider before buying shares of our common stock.

      Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      The underwriters may purchase up to 195,000 additional shares from us at the initial public offering price less the underwriting discount.


                                   ----------

      Delivery of the shares of common stock will be made on or about _________, 2000, in New York, New York.

Kashner Davidson Securities Corp.

                                                         Nutmeg Securities, Ltd.

                         Prospectus dated     , 2000

                   [The inside front cover contains a graphic
                    showing pages from Urban Cool's website.]

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY ........................................................   3

RISK FACTORS ..............................................................   6

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS ......................  10

USE OF PROCEEDS ...........................................................  11

DIVIDEND POLICY ...........................................................  12

DILUTION ..................................................................  12

PRIVATE FINANCINGS ........................................................  13

CAPITALIZATION ............................................................  15

SELECTED FINANCIAL DATA ...................................................  16

PLAN OF OPERATION .........................................................  17

BUSINESS ..................................................................  22

MANAGEMENT ................................................................  32

PRINCIPAL STOCKHOLDERS ....................................................  37

CERTAIN TRANSACTIONS ......................................................  38

DESCRIPTION OF SECURITIES .................................................  39

SHARES ELIGIBLE FOR FUTURE SALE ...........................................  42

PLAN OF DISTRIBUTION ......................................................  43

LEGAL MATTERS .............................................................  45

EXPERTS ...................................................................  45

HOW TO GET MORE INFORMATION ...............................................  45

FINANCIAL STATEMENTS ...................................................... F-1


                                   ----------

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

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                               PROSPECTUS SUMMARY

      This summary highlights some information from this prospectus. You should carefully read the entire prospectus, including the "Risk Factors" section and the financial statements and the notes to the financial statements. This summary does not contain all of the information that investors should consider before investing in our common stock.

      Our business

      We operate urbancool.com, an online network targeted to the urban consumer that provides a forum for communications, information and electronic commerce. Our online network, which has been operational since January 1999, consists of 15 channels with original content organized by subject matter, and includes a search engine for users. The channels cover topics of interest to urban consumers such as arts and literature, health and fitness, sports, education, children, entertainment, finance, women's issues and travel. In addition, our online network includes urbanmall.net, a shopping site, urbanjobs.com, a job site and urbancoolnet.com and urbantrends.com, business-to-business sites. Through our search engine, our online network of web sites is linked to more than 2,000 web sites. According to Web Trends, page view impressions from January 1999 through December 31, 1999 exceeded 500,000.


      Our objective is to establish our NetStand kiosks and online network as a leading online destination of urban consumers and businesses who market their products to urban consumers.


      Our strategy

      We plan to establish the Urban Cool brand name through advertising, and through the use of NetStand kiosks and CyberCenters. NetStand kiosks are individual kiosks that we intend to place in high-traffic locations, and will contain computers that feature high-speed Internet access to use our online network. CyberCenters are intended to be central meeting areas that will contain between 10 and 20 computers, which will provide users with a place to access the Internet through our online network. Our business strategy also includes web site development, hosting, application services and marketing electronic commerce capable web sites to urban-based small businesses.

      Corporate background

      We were incorporated in Delaware in January 1998. Our principal executive office is located at 1401 Elm Street, Dallas, Texas 75202. Our telephone number is (214) 752-5818. Our Internet address is urbancoolnet.com. Information contained in our web sites is not intended to be part of this prospectus.

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                                  The Offering

Shares offered by us .............  1,300,000 shares of common stock.

Shares outstanding upon completion
of this offering .................  3,549,670 shares of common stock. This number excludes:

                                    o           an aggregate of 1,452,500 shares
                                                of common stock reserved for
                                                issuance upon the exercise of
                                                outstanding options and
                                                warrants, excluding options to
                                                purchase 354,525 shares of
                                                common stock issuable upon the
                                                exercise of options granted
                                                under our stock option plans, as
                                                discussed below;

                                    o           250,000 shares of common stock
                                                reserved for issuance upon the
                                                exercise of options issuable
                                                pursuant to our employee stock
                                                option plan, of which options to
                                                purchase 104,525 shares of
                                                common stock have been granted;

                                    o           250,000 shares of common stock
                                                reserved for issuance upon the
                                                exercise of options issuable
                                                under our executive stock option
                                                plan, all of which have been
                                                granted;

                                    o           130,000 shares of common stock
                                                reserved for issuance upon the
                                                exercise of warrants granted to
                                                the underwriters of this
                                                offering; and

                                    o           195,000 shares reserved for
                                                issuance upon exercise of the
                                                underwriters' over-allotment
                                                option.

Use of proceeds ..................  We intend to use the net proceeds from the sale of the common stock for:

                                    o           advertising, sales and
                                                marketing;

                                    o           capital expenditures;

                                    o           development and marketing of
                                                electronic commerce capable web
                                                sites and other services offered
                                                by e-commerce solutions, our
                                                subsidiary;

                                    o           development and acquisition of
                                                web sites, content and
                                                procurement of traffic;

                                    o           repayment of debt;

                                    o           accrued expenses and other
                                                payments; and

                                    o           working capital and general
                                                corporate purposes.


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                             Summary Financial Data

                                                                                    Period From    Period From   Period From
                                                                                    January 23,    January 23,   January 23,
                                                 Three Months Period                     1998           1998           1998
                                                        Ended              Year       (Inception)    (Inception)   (Inception)
                                                      March 31,            Ended        Through        Through       Through
                                                 --------------------   December 31,  December 31,   December 31,    March 31,
                                                  2000          1999        1999         1998           1999           2000
                                                  ----          ----        ----         ----           ----           ----
                                                     (Unaudited)                                                    (Unaudited)

Statement of operations data:
Revenues ................................             --           --            --          --             --              --
                                             -----------    ---------   -----------   ---------    -----------    ------------
Costs and expenses:
Content costs for website ...............    $     8,000    $ 392,000   $   421,000   $ 130,000    $   551,000    $    559,000
General and administrative ..............      1,206,000       98,000     2,481,000     198,000      2,679,000       3,885,000
Amortization of software costs ..........        189,000           --       126,000          --        126,000         315,000
                                             -----------    ---------   -----------   ---------    -----------    ------------
Total costs and expenses ................      1,403,000      490,000     3,028,000     328,000      3,356,000       4,759,000
Amortization of debt discounts ..........      4,830,000                  2,482,000                  2,482,000       7,312,000
Amortization of debt issuance costs .....        281,000                    142,000                    142,000         423,000
Interest and related costs ..............         59,000                     34,000                     34,000          93,000
Loss before income tax benefit ..........     (6,573,000)    (490,000)   (5,686,000)   (328,000)    (6,014,000)    (12,587,000)
                                             -----------    ---------   -----------   ---------    -----------    ------------
Income tax benefit ......................             --           --            --          --             --              --
Net loss/comprehensive loss .............    $(6,573,000)   $(490,000)  $(5,686,000)  $(328,000)   $(6,014,000)   $(12,587,000)
                                             ===========    =========   ===========   =========    ===========    ============
Loss per share-- basic and diluted ......    $     (3.56)   $    (.43)  $     (3.98)  $    (.32)
                                             ===========    =========   ===========   =========
Weighted average number of shares
outstanding-- basic and diluted .........      1,846,868    1,138,244     1,429,280   1,033,041
                                             ===========    =========   ===========   =========


      The following table provides a summary of our balance sheets on an actual basis at December 31, 1998, December 31, 1999 (on an actual basis) and at March 31, 2000:

      o     on an actual basis;

      o     on a pro forma basis to reflect:


      o in July 2000, sale of 4.8 units, aggregating $480,000. Each unit consisted of a $100,000 promissory note, 10,000 shares of common stock and a warrant to purchase 50,000 shares of common stock.

      o the borrowing of $74,000, pursuant to a loan of up to $1,000,000 with The Elite Funding Group, Inc., in the second quarter of 2000;

      o     an advance of $25,000 from an unconsolidated subsidiary in May 2000;
            and

      o an increase in the value of warrants issued to The Elite Funding Group, Inc. resulting from a decrease in the exercise price from $2.00 per share to $1.00 on March 30, 2000 and a further decrease to $0.01 per share in June 2000.

      o     on a pro forma as adjusted basis to further reflect:

      o the issuance of an additional 91,666 shares of common stock to RMH Consulting pursuant to the terms of the consulting agreement based upon an estimated initial public offering price of $9.00 per share, representing the mid-point of the filing range;

      o the issuance of an aggregate of 5,000 shares of common stock to two non-employee directors upon the consummation of this offering;

      o the capital contribution of $2,950,000 to e-commerce solutions and the resulting minority interest therein; o the receipt of the net proceeds from our sale of 1,300,000 shares of common stock in this offering, at an estimated initial public offering price of $9.00 per share, representing the mid-point of the filing range, after deducting underwriting discounts and commissions and our estimated offering expenses and the anticipated application of the estimated net proceeds, including repayment of debt. See also "Use of Proceeds" and "Capitalization."



Balance sheet data:                                December 31,                   At March 31, 2000
                                              -----------------------  ---------------------------------------
                                                                                     (unaudited)
                                                1998         1999                                  Pro Forma
                                               Actual       Actual        Actual      Pro Forma    as Adjusted
                                              ---------   ----------    -----------  -----------   -----------
Cash including escrow ....................    $   2,000   $   68,000   $    80,000    $  603,000   $ 6,600,000
Working capital (deficit) ................    $(220,000)  $ (842,000)  $(1,130,000)   $ (632,000)  $ 6,089,000
Total assets .............................    $  88,000   $3,406,000   $ 8,722,000    $9,301,000   $14,607,000
Total long-term debt .....................           --           --            --            --            --
Total liabilities ........................    $ 222,000   $  972,000   $ 1,218,000    $1,243,000   $   519,000
Minority interest ........................           --           --            --            --       983,000
Total stockholders' equity (deficiency) ..    $(134,000)  $2,434,000   $ 7,504,000    $8,058,000   $13,105,000


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                                  RISK FACTORS

      This offering involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in shares of our common stock.

      We have a limited operating history and will face difficulties encountered by early stage companies in new and rapidly evolving markets.

      Because we have a limited operating history, we will face difficulties encountered by early stage companies in new and rapidly evolving markets. Our online network commenced operating in January 1999. Accordingly, an investor must consider the risks and uncertainties we will face as an early stage company. These risks include our ability to:

      o     attract a larger audience to our online network;

      o     increase awareness of our brand;

      o     attract a large number of advertisers from a variety of industries;

      o     manage growth and respond effectively to competitive pressures; and

      o     attract, retain and motivate qualified personnel.

      See "Plan of Operation" for detailed information on our limited operating history.


      We may have to cease or curtail our operations if we are unable to obtain sufficient financing or achieve profitability.

      The independent auditor's report on our financial statements contains explanatory language that substantial doubt exists about our ability to continue as a going concern. The report states that we have incurred net losses, and have a working capital deficiency. If we are unable to obtain sufficient financing in the near term or achieve profitability, then we would, in all likelihood, experience severe liquidity problems and may have to curtail or cease our operations. In addition, a secured loan in the approximate amount of $900,000 became due and payable on May 18, 2000.

      We may never be profitable since we have no revenues, have incurred net losses since our inception and anticipate continuing losses.

      To date, we have had no revenue. We expect to continue to incur significant operating losses and net losses for at least the next 12 months. As of March 31, 2000, our accumulated deficit was $12,587,000 and our working capital deficit was $1,130,000. In addition, as of the date of this prospectus, we have failed to make the payments to Analysts International pursuant to a promissory note in the principal amount of approximately $400,000 and a secured loan in the amount of approximately $900,000 which became due on May 18, 2000. We intend to expand our marketing of products and services, and expect that our operating expenses will increase substantially. As a result, we will need to generate substantial revenues to achieve profitability. We may never be profitable. If profitability is achieved, we may not be able to sustain it.


      If we are unable to raise additional capital in the future to implement our plan to become a leading online destination for urban consumers, then we may have to curtail or cease operations.

      We anticipate that the net proceeds from the sale of the shares of our common stock in this offering will be sufficient to satisfy our contemplated cash requirements for the 12 month period following the consummation of this offering. We may then require additional funding in order to implement our business plan to become a leading online destination for urban consumers. We have no current arrangements with respect to sources of additional financing, which may not be available on commercially reasonable terms, or at all. If we do not obtain necessary financing, then we may have to curtail or cease operations. If any future financing involves the sale of our equity securities, the shares of our common stock held by our stockholders would be substantially diluted. If we incur indebtedness, then we may not be able to pay principal or interest.

      If we are unable to derive substantial revenues from sponsorship and advertising, we may have to curtail operations and reevaluate our business strategy.

      We expect to derive a substantial portion of our revenues from sponsorships and advertising on our online network and our NetStand kiosks. Because we have not had revenues to date, demand and market acceptance for sponsorships and advertising on our online network and NetStand kiosks is uncertain. If we cannot derive substantial revenues from the sale of advertising and sponsorships, our business may not succeed or we may have to curtail operations and reevaluate our business strategy.

      If we are unable to effectively manage our plan of rapid expansion, we will not achieve profitability.

      We plan to rapidly expand all aspects of our operations. As a result, we need to expand our financial and management controls, reporting systems and procedures. We will also have to expand, train and manage our work force for marketing, sales and technical support, product development, site design, and network and equipment repair and maintenance, and manage multiple relationships with various customers, strategic partners and other third parties. We will need to continually expand and upgrade our technology infrastructure and systems and ensure continued high levels of service, speedy operation, and reliability. If we are unable to manage our growth effectively, we may be unable to handle our operations, control costs or otherwise function in a profitable manner, or at all.

      Because users seek out reliable web sites, system failures that interfere with users' access to our online network could harm our reputation.

      Our business depends on the efficient and uninterrupted operation of our computer and communications hardware and software systems. Substantially all of our computer and communications hardware operations are located in Dallas, Texas. Fire, floods, earthquakes, power loss, telecommunications failures and similar events could damage these systems. Computer viruses, electronic break-ins or other similar disruptive problems could also adversely affect our web sites. If our systems were shut down by any of these occurrences, our reputation and ability to attract and retain users could be irreparably harmed. Our insurance policies may not adequately compensate us for any losses that may occur due to failures or interruptions in our systems. We do not presently have any secondary "off-site" systems or a formal disaster recovery plan.

      If we do not establish the Urban Cool brand name and reputation, then we may not be able to attract and retain users.

      We believe our success depends on our ability to successfully establish and maintain our brand recognition and reputation with urban consumers. Growing the popularity of our web sites and the Urban Cool brand name requires that we are perceived as offering trendsetting and "cool" sites for urban consumers. We believe that we need to invest heavily in our marketing and maintain high standards to establish brand recognition. However, we cannot assure you that our marketing efforts will attract urban consumers to our web sites. Even if our marketing efforts are successful in attracting urban consumers, we may not be able to retain users.

      If we are unable to respond to rapid technological changes in our industry, we may be unable to attract and retain users.

      The Internet is characterized by rapidly changing technologies, frequent new product and service introductions and evolving industry standards. We must continue to develop, enhance and improve the responsiveness and features of our web sites and develop new features to meet users needs. We also need to integrate the various software programs and tools required to enhance and improve our product offerings and manage our business. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of new products and services. If we are unable to respond to the rapid technological changes in our industry and integrate new software products and services into our network, then we may be unable to attract and retain users. We could also incur substantial costs if we need to modify our services or infrastructure to adapt to these changes.

      We must expand quickly or competitors may copy or block our strategy.

      We believe we must rapidly establish Urban Cool as a leading online destination for urban consumers in order to maximize traffic to our web sites and increase our customer base. If we fail to do so, competitors may copy our business strategy or take other steps to prevent us from achieving our goal. In addition, a competing kiosk program could dilute our sales and the marketing effectiveness of the NetStand kiosks, which are a central part of our business strategy.

      If we are unable to complete the development of our proprietary software to construct electronic commerce capable web sites on a timely basis, we may lose all or a portion of our investment in e-commerce solutions.

      In November 1999, we acquired a 662/3% interest in e-commerce solutions, which is developing proprietary software to construct electronic commerce capable web sites for small businesses. We have no experience with software development. We cannot assure you that we will be able to complete development of the software on a timely basis, or at all. If we do not complete development of the software on a timely basis, we may lose all or a portion of our investment in e-commerce solutions.

      If we are unable to successfully market low-cost electronic commerce capable web sites, we may incur substantial losses.

      The demand and market acceptance for low-cost electronic commerce capable web sites is uncertain. We have no experience in marketing electronic commerce capable web sites and we cannot predict if a market will develop, or if it will develop more slowly than anticipated. If we are unable to market the electronic commerce web sites, we may incur substantial losses.

      If we are unable to develop a substantial sales force to market electronic commerce capable web sites, we will not generate significant revenue.

      We believe that we need to develop a substantial sales force to market electronic commerce capable web sites. We currently do not have such a sales force and we cannot assure you we will be able to build a substantial sales force. Moreover, even if we build a substantial sales force, we cannot assure you that our sales force will be able to attract customers and generate revenue, or that our operations will achieve profitably.

      We may be unable to successfully market web site design services in the face of competition from many proven, well-established companies.

      We have no experience in web site design services, but we expect to compete with IBM, EDS, and many other local, regional and national competitors for web site design services that we will offer through e-commerce solutions. We have limited marketing and sales capabilities and name recognition. Many of our competitors have well established, large and experienced marketing and sales capabilities and greater name recognition. As a result, our competitors may be in a stronger position to respond quickly to new or emerging technologies and changes in client requirements. They may also develop and promote their services more effectively than we do. In addition, since barriers to entry into our market are low, we expect additional competitors to enter our market.

      If we are unable to license third-party content on our web sites, we may not be able to attract and retain users.

      We intend to license third-party content, including news reports and features. We believe that in order to attract and retain web site users we will need to significantly increase the content on our web sites. If we are unable to obtain desirable content, it could reduce visits to our web sites. If we are not able to attract and retain users for our web site, we will not be able to generate sponsorship and advertising revenue. If we are unable to obtain content at an acceptable cost, it could materially harm our ability to compete and operate profitably. In addition, even if we are able to license third party content, we could be subject to possible copyright infringement actions based upon such content since third-party sites may not have licenses for the use of the intellectual property they display. Any such claim, with or without merit could subject us to costly litigation.

      If we are unable to protect our domain names our brand recognition may be harmed.

      We currently utilize various web domain names relating to our brand, including urbancoolnet.com urbancool.com, urbantrends.com and urbanmall.net. The acquisition and maintenance of domain names generally is regulated by governmental agencies and their designees. The regulation of domain names in the United States and in foreign countries is expected to change in the near future. As a result, we may be unable to acquire or maintain relevant domain names in all places in which we may conduct business. If our ability to acquire or maintain domain names is limited, it could harm our ability to establish brand recognition, which we believe is essential to our success.

      Our reliance on third parties to provide NetStand kiosks and other computer hardware may impair our ability to operate and maintain our network and fulfill our commitments to advertisers.

      Although our computer and network hardware and our NetStand kiosks are assembled from standard components which may be outsourced from a number of manufacturers and distributors, we have no equipment manufacturing capacity and we have no agreements with any manufacturers or distributors. We rely upon the timely delivery of quality equipment by third-party manufacturers and distributors. We also depend upon third-parties for the timely, cost-effective, and proper installation, maintenance, and repair of our NetStand kiosks and for the maintenance and repair of our equipment and network infrastructure. Failure by any of these third-parties to perform as we require could impair our ability to operate and maintain our network, and to fulfill our commitments to advertisers.

      Possible infringement by others of our intellectual property rights could harm our business.

      Although we have filed for trademark protection for the Urban Cool brand name, we cannot be certain that the steps we have taken to protect the Urban Cool brand name, or any other intellectual property rights, will be adequate or that third parties will not infringe or misappropriate our proprietary rights. Any such infringement or misappropriation could result in a significant claim for damages which, whether or not successful, could seriously damage our reputation and our business.

      We may be subject to future government regulation and legal liabilities that may be costly and may interfere with our ability to conduct business.

      There are currently few laws or regulations that specifically regulate communications or commerce on the Internet. However, laws and regulations may be adopted in the future that address issues such as user privacy, pricing, and the characteristics and quality of products and services. These laws and regulations could expose us to compliance costs and substantial liability. In addition, the growth of the Internet, coupled with publicity regarding Internet fraud, may lead to the enactment of more stringent consumer protection laws. These laws would also be likely to impose additional burdens on our business.

      Several members of senior management have only recently joined us and may not work together effectively.


      Several members of our senior management joined us in 1999, including our Chief Financial Officer. These individuals have not previously worked together and are becoming integrated as a management team. As a result, our senior managers may not work together effectively as a team to successfully manage our growth.

      Management will control approximately 33% of Urban Cool after completion of this offering; management's interests may differ and conflict with yours.

      Upon completion of this offering, our directors and executive officers will own approximately 33% of the then outstanding shares of our common stock. Accordingly, these stockholders will possess substantial control over our operations. This control may allow them to amend corporate filings, elect all of our board of directors, other than the director to be designated by the representative, and substantially control all matters requiring approval by our stockholders, including approval of significant corporate transactions. If you purchase our common stock, you may have no effective voice in our management.

      You will incur immediate and substantial dilution.

      The initial public offering price substantially exceeds the amount of our assets minus our liabilities on a per share basis. Investors in this offering will contribute 45% of total capital contributed to Urban Cool, but will receive only 38% of the shares of common stock. In addition, you will suffer immediate and substantial dilution of $7.50 per share, or approximately 83.3% of the estimated initial public offering price of $9.00 per share. The dilution to an investor represents the comparison of the assets minus liabilities of Urban Cool, including pro forma, adjustments, before and after the offering on a per share basis. In addition, the exercise of options and warrants currently outstanding could cause additional, substantial dilution to you. See "Dilution" for more detailed information regarding the potential dilution you may incur.


      Shares eligible for future sale after this offering could impair our stock price.

      The market price of our common stock could drop due to sales of a large number of shares of our common stock or the perception that these sales could occur. These factors could also make it more difficult to raise funds through future offerings of common stock. Our officers, directors and substantially all of our stockholders have entered into lock-up agreements under which they have agreed not to offer or sell any shares of common stock or securities convertible into or exchangeable or exercisable for shares of common stock for various periods without the prior written consent of Nutmeg Securities on behalf of the underwriters or The American Stock Exchange, as the case may be. See "Shares Eligible for Future Sale" for further information concerning potential sales of our shares after this offering.

      Failure of computer systems and software products to be Year 2000 compliant could negatively impact our business.

      To date, customers have not reported any problems with our online network as a result of the commencement of year 2000. Similarly, we have not experienced any internal impairment in our operations associated with the year 2000 issue. Nevertheless, in the future, we may experience year 2000 compliance issues with our online network and/or our internal systems. Our failure to adequately address any year 2000 compliance issues could result in claims against us, lost revenue, increased operating expenses and other business interruptions. We have not developed any specific contingency plans for year 2000 issues.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus contains forward-looking statements. These forward-looking statements are not historical facts, but rather are based on our current expectations, estimates and projections about our industry, our beliefs and assumptions. Words including "may," "could," "would," "will," "anticipates," "expects," "intends," "plans," "projects," "believes," "seeks," "estimates" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties are described in "Risk Factors" and elsewhere in this prospectus. We caution you not to place undue reliance on these forward-looking statements, which reflect our management's view only as of the date of this prospectus. We are not obligated to update these statements or publicly release the result of any revisions to them to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                 USE OF PROCEEDS


      We will receive net proceeds from the sale of the shares of common stock in this offering of approximately $9,014,000, or $10,540,000 if the underwriters' over-allotment option is exercised in full, based upon an estimated initial offering price of $9.00 per share, representing the midpoint of the filing range. These numbers take into account underwriting discounts and commissions, and other estimated offering expenses that we will pay.

      We intend to use the net proceeds as follows:

                                                                                                      Approximate
                                                                                      Amount of      Percentage of
Application of Net Proceeds                                                         Net Proceeds     Net Proceeds
------------------------                                                            ------------     ------------
Development and marketing of electronic commerce capable web sites
  and other services offered by e-commerce solutions ............................     $2,950,000          32.7%
Capital expenditures ............................................................      1,000,000          11.1%
Advertising, sales and marketing ................................................        500,000           5.5%
Development and acquisition of web sites, content and procurement of traffic ....        500,000           5.5%
Repayment of debt ...............................................................      3,250,000          36.1%
Accrued salaries payable to employees ...........................................        145,000           1.6%
Working capital and general corporate purposes ..................................        669,000           7.5%
                                                                                      ----------         -----
  Total .........................................................................     $9,014,000         100.0%
                                                                                      ==========         =====

      Advertising, sales and marketing. We intend to utilize radio, print and Internet advertising in order to promote the Urban Cool brand name and increase traffic on our web sites.

      Capital expenditures. We intend to deploy NetStand kiosks in major urban areas.

      Development and marketing of electronic commerce capable web sites and other services offered by e-commerce solutions. We intend to sell electronic commerce capable web sites to urban-based small businesses through e-commerce solutions. We intend to utilize a portion of the net proceeds of the offering to make our required capital contribution in the aggregate amount of $3,000,000 to e-commerce solutions, which will be utilized to complete the development of proprietary software to construct these web sites and to set up a sales and marketing organization for the sale of electronic commerce capable web sites. In addition, it is anticipated that a portion of such funds will be utilized by e-commerce solutions for other e-commerce and business related services, including consulting, financing, reciprocal trade and barter services and infrastructure related services for e-commerce, Internet and other related businesses.

      Development and acquisition of web sites, content and procurement of traffic. We intend to develop original content, acquire web sites, license third-party content, including financial information, news reports, entertainment reports, features, and enter into content agreements to increase and maintain traffic on our web sites.

      Repayment of debt. We intend to repay:

      o $1,050,000 in promissory notes issued during July through November in a private financing transaction plus accrued interest, at the rate of 10% per annum,

      o $480,000 in promissory notes issued in July 2000, in a private financing transaction plus accrued interest at the rate of 10% per annum.

      o a promissory note in the amount of approximately $400,000 payable to Analysts International Corporation plus accrued interest at the rate of 18% per annum,

      o an advance in the amount of $25,000 from Master Craft Builders, Inc., a subsidiary of e-commerce solutions,

      o a loan in the amount of up to $1,000,000 from The Elite Funding Group, of which approximately $900,000 has been drawn as of the date of this prospectus plus accrued interest at the rate of 10% per annum plus an extension fee in the amount of $75,000 and

      o accrued salary and expenses in the amount of $183,000 payable to Jacob R. Miles, III, our Chairman, Chief Executive Officer and majority stockholder.

Working Capital and other general corporate purposes

      We intend to utilize a portion of the net proceeds of the offering for working capital and general corporate purposes, including:

      o $112,500 to RMH Consulting, an affiliate of the Elite Funding Group and our lender and a principal stockholder, pursuant to the consulting agreement between us and RMH; and

      o approximately $30,000 to our officers for unpaid compensation and expense reimbursements;

      o     $526,500 for accrued expenses and other general corporate purposes.


      We anticipate that the net proceeds from this offering and cash provided by operations will be sufficient to fund our operations and cash requirements for at least the 12 months following the date of this prospectus. We cannot assure you, however, that such funds will not be expended earlier due to unanticipated changes in economic conditions or other circumstances that we cannot foresee. In the event our plans or assumptions change or prove to be inaccurate, we might seek additional financing sooner than currently anticipated. Any net proceeds from the sale of the underwriters' over-allotment option will be allocated to working capital and general corporate purposes.

      The proposed allocation of the net proceeds represents our management's best estimate of its current intentions concerning the expected use of funds to finance our activities in accordance with our management's current objectives and current market conditions. Our management and board of directors may allocate the funds in significantly different proportions, depending on their needs at the time.

      Pending use of the net proceeds of this offering, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

                                 DIVIDEND POLICY

      We have never paid any dividends on our common stock. We do not intend to declare or pay dividends on our common stock; rather, we intend to retain our earnings, if any, for the operation and expansion of our business. Dividends will be subject to the discretion of our board of directors and will be contingent on future earnings, if any, our financial condition, capital requirements, general business conditions and other factors as our board of directors deems relevant.

                                    DILUTION

      Purchasers of our shares of common stock will experience immediate and substantial dilution in the net tangible book value of their investment. The difference between the initial public offering price per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution per share of common stock to investors in this offering. Pro forma net tangible book value per share represents Urban Cool's total tangible assets less total liabilities, divided by the number of issued and outstanding shares of common stock at March 31, 2000, after giving effect to:


      o     on a pro forma basis to reflect:

            o in July 2000, sale of 4.8 units, aggregating $480,000. Each unit consisted of a $100,000 promissory note, 10,000 shares of common stock and a warrant to purchase 50,000 shares of common stock.

            o the borrowing of $74,000, pursuant to a loan of up to $1,000,000 with The Elite Funding Group, Inc., in the second quarter of 2000;

            o an advance of $25,000 from an unconsolidated subsidiary in May 2000; and

            o an increase in the value of warrants issued to The Elite Funding Group, Inc. resulting from a decrease in the exercise price from $2.00 per share to $1.00 on March 30, 2000 and a further decrease to $0.01 per share in June 2000.

      As of March 31, 2000, we had a pro forma net tangible book value of $(356,000), $(.17) per share of common stock. Giving effect to the sale of 1,300,000 shares of common stock at the estimated initial public offering price of $9.00 per share, representing the midpoint of the filing range, and after deducting underwriting discounts and commissions and estimated offering expenses, our pro forma as adjusted net tangible book value on March 31, 2000 would have been $5,332,000 or $1.50 per share. This represents an immediate increase in the net tangible book value of approximately $1.67 per share to existing stockholders and an immediate and substantial dilution of $7.50 per share to new investors. The following table illustrates this per share dilution:

      Assumed initial public offering
        price per share ....................................              $9.00
      Pro forma net tangible book value
        per share as of March 31, 2000 .....................      (.17)
      Increase per share attributable to new investors .....      1.67
                                                                  ----
      Pro forma as adjusted net tangible book
        value per share after this offering ................              $1.50
                                                                          -----
      Dilution per share to new investors ..................              $7.50
                                                                          =====

      Giving effect to the sale of 1,495,000 shares of our common stock, which assumes the underwriters exercise the over-allotment option in full, at the estimated initial public offering price of $9.00 per share, representing the midpoint of the filing range, the pro forma adjusted net tangible book value on March 31, 2000 would have been $1.83 per share. This represents an immediate increase in the net tangible book value of approximately $2.00 per share to existing stockholders and an immediate and substantial dilution of $7.17 per share to new investors.

      The following table summarizes, on a pro forma basis, as of March 31, 2000, the number of shares of common stock purchased from us, the total consideration paid to us and the average price per share paid by existing stockholders and by new investors. The following table excludes the deduction of underwriting discounts and commissions and other estimated expenses payable by us.

                                       Shares Purchased        Total Consideration       Average
                                     ---------------------   -----------------------    Price per
                                       Number      Percent       Amount      Percent      Share
                                     ----------    -------   -------------   -------    --------
Existing stockholders ............    2,153,004       62%     $14,228,000       55%       $6.61
New investors ....................    1,300,000       38%     $11,700,000       45%       $9.00
                                      ---------      ---      -----------      ---
Total ............................    3,453,004      100%     $25,928,000      100%       $7.51
                                      =========      ===      ===========      ===

                               PRIVATE FINANCINGS

      From July through November 1999, we completed the sale of 105 units at a price of $10,000 per unit in a private financing transaction. Each unit in the private financing consisted of a promissory note in the principal amount of $10,000, 500 shares of common stock and warrants to purchase 2,500 shares of common stock. The warrants are exercisable at an exercise price of $4.00 per share commencing January 2000 through May 2000 and expire July 2004 through November 2004. The notes bear interest at the rate of 10% per annum and are payable on the earlier of 24 months from the date of issuance or upon the closing of an initial public offering of our securities.

      In addition, the holders of at least 50% of the shares of common stock and the shares of common stock underlying the warrants issued in the private financing have the right to demand the registration of their shares on one occasion. The holders of the shares of common stock and the warrants have agreed not to sell, transfer, assign or otherwise dispose of the shares of common stock, the warrants and the shares of common stock underlying the warrants for a period of 12 months from the date of this prospectus.

      Security Capital acted as the placement agent for the private financing. We paid Security Capital a fee of $105,000, which was equal to 10% of the aggregate purchase price of the units sold, a portion of which was re-allowed to a sub-placement agent, and a non-accountable expense allowance of $31,500 which was equal to 3% of the aggregate purchase price of the units sold.

      In July 2000, we completed the sale of 4.8 units at a price of $100,000 per unit in a private financing transaction. Each unit in the private financing consisted of a promissory note in the principal amount of $100,000, 10,000 shares of common stock and warrants to purchase 50,000 shares of common stock. The warrants are exercisable at an exercise price of $2.00 per share commencing January 2000 and expire July 2005. The notes bear interest at the rate of 10% per annum and are payable on the earlier of 18 months from the date of issuance or upon the closing of an initial public offering of our securities.

      In addition, the holders of at least 50% of the shares of common stock and the shares of common stock underlying the warrants issued in the private financing have the right to demand the registration of their shares on one occasion. The holders of the shares of common stock and the warrants have agreed not to sell, transfer, assign or otherwise dispose of the shares of common stock, the warrants and the shares of common stock underlying the warrants for a period of 12 months from the date of this prospectus.

      May Davis acted as the placement agent for the private financing. We paid May Davis a fee of $43,000, which was equal to 10% of the aggregate purchase price of the units sold by May Davis, and a non-accountable expense allowance of $13,000 which was equal to 3% of the aggregate purchase price of the units sold.

      On November 23, 1999, we entered into a loan agreement with The Elite Funding Group, Inc. which provides for a loan in an amount of up to $1,000,000 at an interest rate of 10% per annum, payable monthly. On the date we entered into the agreement, we issued to the lender common stock purchase warrants for the purchase of up to 375,000 shares of common stock at an as adjusted exercise price of $.01 per share. We have received advances in the aggregate amount of approximately $900,000 through June 15, 2000. The warrants are exercisable by the lender at any time for a period of ten years. To secure the repayment of advances under the loan agreement, we have pledged substantially all of our assets to the lender. We must prepay any outstanding advances under the loan agreement to the extent of any proceeds available to us from the sale of our assets outside of the ordinary course of business, the issuance of any indebtedness or the sale of any equity securities. The loan became payable on May 18, 2000 and will be paid upon the closing of this offering. In April 2000 we agreed to pay the lender an extension fee of $75,000 payable upon the maturity of the loan to extend the maturity date from April 14, 2000 to May 18, 2000.


      We have also granted registration rights to the lender for the registration of the shares of common stock underlying the warrants, including demand and "piggy-back" registration rights. Pursuant to an agreement with the lender, the shares of common stock underlying the lender's warrant may not be sold for a period of 12 months from the date of this prospectus. However, we have agreed to cooperate with the lender to modify the lock-up, if the lender obtains the consent of The American Stock Exchange.


      We have also entered into a consulting agreement with RMH Consulting Corp., an affiliate of The Elite Funding Group, a principal stockholder and our lender. The consulting agreement is for a period of two years commencing as of November 1, 1999 and requires us to pay the consultant a fee of $6,250 per month. In April 2000 we agreed to pay an additional $75,000 to the consultant upon the closing of the offering. Pursuant to the consulting agreement we issued 75,000 shares of common stock to the consultant and we are required to issue additional shares of common stock to the consultant if we commence an initial public offering at a price of $18.00 or less per share, so that the total number of shares issued to the consultant will be equal to the number of shares which could have been purchased in the initial public offering for $1,500,000. Based on the anticipated initial public offering price of $9.00 per share, we will issue an additional 91,666 shares of common stock to RMH Consulting upon the closing of the offering. We have also granted registration rights to the consultant for the registration of the shares of common stock, including demand and "piggy-back" registration rights. Pursuant to an agreement with the consultant, the shares of common stock may not be sold for a period of 12 months from the date of this prospectus. However, we have agreed to cooperate with the consultant to modify the lock-up, if the consultant obtains the consent of The American Stock Exchange.

      Security Capital and MayDavis Group assisted us in procuring the loan from The Elite Funding Group and as compensation for such services received warrants to purchase 20,000 shares of common stock and 10,000 shares of common stock, respectively. In May 2000 the warrants issued to Security Capital and MayDavis Group were cancelled.

                                 CAPITALIZATION

      The following table sets forth our capitalization as of March 31, 2000:

      o     on an actual basis;

      o     on a pro forma basis to reflect:

            o in July 2000, sale of 4.8 units, aggregating $480,000. Each unit consisted of $100,000 promissory note, 10,000 shares of common stock and a warrant to purchase 50,000 shares of common stock.

            o the borrowing of $74,000 pursuant to a loan of up to $1,000,000, from The Elite Funding Group, Inc., in the second quarter of 2000; and

            o     an advance of $25,000 from an unconsolidated subsidiary in May
                  2000.

            o an increase in the value of warrants issued to The Elite Funding Group, Inc. resulting from a decrease in the exercise price from $2.00 per share to $1.00 on March 30, 2000 and a further decrease to $0.01 per share in June 2000.

      o     on a pro forma as adjusted basis to further reflect:

            o the issuance of an additional 91,666 shares of common stock to RMH Consulting pursuant to the terms of the consulting agreement based upon an estimated initial public offering price of $9.00 per share, representing the mid-point of the filing range;

            o the issuance of an aggregate of 5,000 shares of common stock to two non-employee directors upon the consummation of this offering;

            o the capital contribution of $2,950,000 to e-commerce solutions and the resulting minority interest therein;

            o the receipt of the net proceeds from our sale of 1,300,000 shares of common stock in this offering, at an estimated initial public offering price of $9.00 per share, representing the midpoint of the filing range, after deducting underwriting discounts and commissions and our estimated offering expenses and the anticipated application of the estimated net proceeds, including repayment of debt. See also "Use of Proceeds" and "Capitalization."

      The pro forma as adjusted table does not give effect to the following:

      o 195,000 shares of our common stock issuable upon exercise of the underwriters' over-allotment option;

      o 130,000 shares of our common stock reserved for issuance upon the exercise of the warrants granted to the underwriters of this offering exercisable during the four-year period commencing one year from the date of this prospectus at an exercise price of 165% of the public offering price; and

      o 250,000 shares of our common stock reserved for issuance upon the exercise of options pursuant to our employee stock option plan, of which options to purchase 104,525 shares of common stock have been granted and 250,000 shares of common stock reserved for issuance upon the exercise of options pursuant to our executive stock option plan, all of which have been granted.


      You should read this table in conjunction with our financial statements, including the notes to our financial statements, which appear elsewhere in this prospectus.


                                                                           As of March 31, 2000
                                                                          ----------------------
                                                                                                   Pro Forma
                                                                Actual           Pro Forma        as adjusted
                                                              -----------       -----------       -----------
                                                              (unaudited)       (unaudited)       (unaudited)
Notes payable (face value--$1,050,000, actual, and
  $1,530,000, pro forma) ..................................   $        --       $        --       $        --
                                                              -----------       -----------       -----------
Minority interest .........................................            --                --           983,000
                                                              -----------       -----------       -----------
Stockholders' equity:
Preferred stock--authorized 3,000,000 shares,
  $.01 par value: none outstanding,
  actual, pro forma and pro forma as adjusted                          --
Common stock--authorized 30,000,000 shares,
  $.01 par value: 2,105,004 outstanding (actual),
  2,153,004 outstanding (pro forma), 3,549,670
  outstanding (pro forma as adjusted) .....................        21,000            21,000            35,000
Additional paid-in capital ................................    28,309,000        31,479,000        40,524,000
      Unearned compensation ...............................    (5,441,000)       (5,441,000)       (5,441,000)

Deficit accumulated during the development stage ..........   (12,587,000)      (12,587,000)      (22,013,000)
Unamortized debt discount in excess of
  notes payable ...........................................    (2,798,000)       (5,414,000)               --
                                                              -----------       -----------       -----------
Total stockholders' equity ................................   $ 7,504,000       $ 8,058,000       $13,105,000
                                                              -----------       -----------       -----------
Total capitalization ......................................   $ 7,504,000       $ 8,058,000       $14,088,000
                                                              ===========       ===========       ===========

                             SELECTED FINANCIAL DATA

      The following table sets forth our selected financial information as of and for the periods indicated. We derived the statement of operations data for year ended December 31, 1999, for the period January 23, 1998 (inception) through December 31, 1998, for the period January 23, 1998 (inception) through December 31, 1999 and the balance sheet data as of December 31, 1998 and 1999 from our audited financial statements included elsewhere in this prospectus. The statement of operations data presented for the three month periods ended March 31, 2000, March 31, 1999 and the periods from January 23, 1998 through March 31, 2000, and the balance sheet data at March 31, 2000, are unaudited and were prepared by the management of Urban Cool on the same basis as the audited financial statements of Urban Cool included elsewhere herein and, in the opinion of management, include all adjustments consisting of normal recurring adjustments, necessary to present fairly the information set forth herein. The financial data for the interim periods presented are not necessarily indicative of the results to be expected for the full year. You should read the selected financial information in conjunction with our financial statements, the notes to our financial statements, and the discussion under "Plan of Operation" included elsewhere in this prospectus.


                                                                                 Period From   Period From    Period From
                                                                                 January 23,   January 23,    January 23,
                                            Three Months Period                      1998          1998          1998
                                                   Ended               Year      (Inception)   (Inception)    (Inception)
                                                 March 31,             Ended       Through       Through       Through
                                         -----------------------    December 31, December 31,  December 31,    March 31,
                                            2000          1999         1999         1998           1999           2000
                                         ----------     --------    ------------ ------------  ------------    ----------
                                                (Unaudited)                                                   (Unaudited)
Statement of operations data:
Revenues ............................            --           --            --            --             --             --
                                        -----------    ---------   -----------     ---------    -----------   ------------
Costs and expenses:
Content costs for website ...........   $     8,000    $ 392,000   $   421,000     $ 130,000    $   551,000   $    559,000
General and administrative ..........     1,206,000       98,000     2,481,000       198,000      2,679,000      3,885,000
Amortization of software costs ......       189,000           --       126,000            --        126,000        315,000
                                        -----------    ---------   -----------     ---------    -----------   ------------
Total costs and expenses ............     1,403,000      490,000     3,028,000       328,000      3,356,000      4,759,000
Amortization of debt discounts ......     4,830,000                  2,482,000            --      2,482,000      7,312,000
Amortization of debt issuance costs..       281,000                    142,000            --        142,000        423,000
Interest and related costs ..........        59,000                     34,000            --         34,000         93,000
                                        -----------    ---------   -----------     ---------    -----------   ------------
Loss before income tax benefit ......    (6,573,000)    (490,000)   (5,686,000)     (328,000)    (6,014,000)   (12,587,000)
Income tax benefit ..................            --           --            --            --             --             --
                                        -----------    ---------   -----------     ---------    -----------   ------------
Net loss/comprehensive loss .........   $(6,573,000)   $(490,000)  $(5,686,000)    $(328,000)   $(6,014,000)  $(12,587,000)
                                        ===========    =========   ===========     =========    ===========   ============
Loss per share-- basic and diluted ..   $     (3.56)   $    (.43)  $     (3.98)    $    (.32)
                                        ===========    =========   ===========     =========
Weighted average number of shares ...
outstanding-- basic and diluted .....     1,846,868    1,138,244     1,429,280     1,033,041
                                        ===========    =========   ===========     =========


                                                         December 31, 1998  December 31, 1999  March 31, 2000
                                                         -----------------  -----------------  --------------
Balance sheet data:                                                                             (Unaudited)

Cash including escrow ................................        $   2,000         $   68,000      $    80,000
Working capital (deficit) ............................        $(220,000)        $ (842,000)     $(1,130,000)
Total assets .........................................        $  88,000         $3,406,000      $ 8,722,000
Total long-term debt .................................               --                $--              $--
Total liabilities ....................................        $ 222,000         $  972,000      $ 1,218,000
Stockholders' equity (deficiency) ....................        $(134,000)        $2,434,000      $ 7,504,000

                               PLAN OF OPERATION

      You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our financial statements, the notes to our financial statements and the other financial information contained elsewhere in this prospectus.

Overview

      We are a development stage company. We were incorporated in January 1998, and have not generated any revenues in offering products or services for sale. Since our inception, we have primarily been engaged in the initial planning and development of our web sites and operations, negotiating agreements with content providers and raising capital. As a result, there has not been any operating revenue generated by our web sites through March 31, 2000.

      We believe that the minority segment of the urban population has not been meaningfully targeted for Internet services. Accordingly, we believe there is a significant opportunity for Urban Cool to capitalize upon the demand for Internet access in the urban market. Our objective is to establish Urban Cool as a leading online destination of the urban consumer (B2C) and businesses (B2B) who market their products to urban consumers. Our strategy is to establish the Urban Cool brand name and utilize our urbancool.com online network, NetStand kiosks and CyberCenter locations to reach our target market of urban consumers and businesses who market their products to urban consumers.

      During the next twelve months, we intend to pursue our strategy by substantially following the plan of operation discussed below.

Plan of operation


      We believe that deploying NetStand kiosks throughout urban America will be critical in creating brand recognition and attracting urban consumers to our web sites, CyberCenters and businesses to our business to business services. We intend to utilize approximately $500,000 from the net proceeds of the offering for advertising, sales and marketing in order to help create brand awareness for our NetStand kiosks. We intend to utilize print, Internet and radio advertising as well as displays, events, direct mail, telemarketing and public relations efforts to promote our NetStand Kiosks and the Urban Cool brand name. We plan to co-market our services through strategic alliances with major corporations. In addition, we intend to utilize celebrities, primarily on a volunteer basis, to promote our NetStand kiosk network and technology within our urban markets. Our advertising and marketing efforts will also include radio giveaways and in-house promotions.

      We intend to use approximately $1,000,000 of the net proceeds of this offering for capital expenditures, of which approximately $200,000 will be utilized to deploy NetStand kiosks. We intend to initially deploy the PC based NetStand kiosks in at least 150 locations in urban markets. We intend to deploy the balance of our kiosks pursuant to a revenue sharing agreement with Darwin Networks. We anticipate that the cost of each NetStand kiosk will be approximately $3,500. We intend to locate the NetStand kiosks in high-traffic locations such as shopping malls, small businesses, community centers, bus terminals and multi-family housing developments.


      We intend to open a model CyberCenter at 439 West 125th Street in Harlem, New York in the third quarter of 2000. The CyberCenters are intended to provide users with a place to socialize and access the Internet. The CyberCenters will be 1,000 to 2,000 square feet and will contain 10 to 20 computers that provide Internet access through our online network. We currently have no operating CyberCenters. We intend to utilize approximately $200,000 from the net proceeds of the offering to complete the development of the CyberCenter in Harlem. We intend to license future CyberCenters to urban non-profit organizations, which will own and operate the CyberCenters. The cost for each CyberCenter is anticipated to range from $50,000 to $100,000. We plan to offer corporate sponsorships of the CyberCenters in order to derive sponsorship revenue. We intend to charge users a fee for the use of the Internet access stations at the CyberCenters and charge a management fee to the non-profit organization which will own and operate the CyberCenters. We plan to offer introductory classes at the CyberCenters on the use of computers and the Internet.

      We plan to pursue relationships with membership-based groups such as non-profit organizations, churches, alumni organizations, fraternities and other similar organizations for brand building and membership acquisitions. We also plan to pursue relationships with local and national businesses for content, products, services and the sponsoring of our NetStand kiosks We may utilize a portion of the net proceeds of this offering to make strategic acquisitions.

      We plan to derive a substantial portion of our revenue from advertising and sponsorships. We believe that a major portion of our revenue will be derived from our NetStand kiosks, including corporate sponsorships, billboard treatment of the NetStand kiosks, advertising, web site development, hosting and application services. We initially plan to generate revenue of approximately $10,000 per NetStand kiosk. We also plan to offer corporate sponsorship and advertising packages for the CyberCenters. In addition, we plan to generate revenue from other advertising sponsorship packages including banner advertising, e-mail advertising, outdoor advertising, live and broadcast events and contest promotions. We are uncertain as to whether we will be able to generate revenue from our NetStand kiosks or CyberCenters or the sale of advertising on our online network. However, even if we do not generate any revenue, we believe that the net proceeds of the offering will be sufficient to meet our anticipated needs for working capital for at least 12 months.

      We also will seek to promote electronic commerce through our online network. For example, we offer links to major Internet retailers and service providers who have entered into revenue sharing agreements with us. The agreements generally provide that we receive a commission for products purchased through a link from our web site.

      Pursuant to an agreement in November 1999, we acquired a 66 2/3% interest in e-commerce solutions, Inc., which is developing proprietary software to construct electronic commerce capable web sites and electronic commerce communities. We intend to utilize approximately $2,950,000 of the net proceeds of the offering to complete development of the software and to fund the start-up costs for e-commerce solutions. In addition, it is anticipated that a portion of such funds will be utilized by e-commerce solutions for other e-commerce and business related services, including consulting, financing, reciprocal trade and barter services and infrastructure related services for e-commerce, Internet and other related businesses. We intend to market electronic commerce web sites through e-commerce solutions to small businesses. We initially believe that a basic electronic commerce capable web site can be marketed to small business owners at a reasonable price. In addition, we believe that the sales of electronic commerce web sites will provide us with additional opportunities to increase revenue. However, we may not be able to develop the proprietary technology on a timely basis, or at all, or generate significant revenues from the sales of electronic commerce capable web sites.

Results of operations

      From inception, operations have been in the early stages of development. We had no revenues for the period ended December 31, 1998, the year ended December 31, 1999 or the three months ended March 31, 2000. We incurred losses of $328,000, $5,686,000, and $6,573,000, respectively, for those periods, in connection with web site development costs, amortization of software costs, debt discount and debt issuance costs, interest expenses and other general and administrative expenses. The increase in expenses for the year ended December 31, 1999 as compared to the period ended December 31, 1998 was primarily attributable to a $291,000 increase in content costs for our web site, a $2,658,000 increase in interest expenses and amortization of debt discount and a $2,283,000 increase in general and administrative expenses consisting primarily of consulting and professional fees of $907,000, employee compensation of $1,078,000 (which includes compensatory stock options) and advertising, marketing and promotional expenses of $131,000. The increase in expenses of $6,083,000 for the three months ended March 31, 2000 as compared to the three months ended March 31, 1999 was primarily attributable to a $1,108,000 increase in general and administrative expenses, a $189,000 increase in amortization of software costs, a $4,830,000 increase in amortization of debt discounts, a $281,000 increase in amortization of debt issuance costs and a $59,000 increase in interest and related costs and offset by a $384,000 decrease in content costs for website.

      As of March 31, 2000 we had net operating loss carryforwards for federal income tax purposes of approximately $3,350,000. There can be no assurance that we will realize the benefit of the net operating loss carryforwards. The federal net operating loss carryforward will expire 2018 through 2020. We have established a valuation allowance with respect to these federal net operating loss carryforward.


      For the period commencing on March 31, 2000 through the completion of the offering, we will incur charges in the aggregate amount of approximately $8,368,000 attributable to debt issuance costs, original issue discount and estimated interest expenses incurred in connection with the sale of $1,530,000 of our promissory notes, the loan agreement with respect to The Elite Funding Group loan in an amount up to $1,000,000, the issuance of shares of common stock to directors and consolidation of e-commerce and its subsidiaries. Additionally, we will record a charge in the amount of $983,000 directly to stockholders' equity representing a portion of our capital contribution to e-commerce solutions, Inc., which reflects the minority interest. An additional $5,441,000 of equity instrument compensatory charges are attributable to various consulting agreements and an employee option, which are amortizeable over the term of such agreements. In addition, upon the vesting of warrants to purchase up to 400,000 shares of common stock issued to Stanley Wolfson in connection with the acquisition of a 662/3% interest in e-commerce solutions we will record a charge equal to the fair value of such warrants upon such vesting in accordance with performance criteria. In connection with the acquisition of all of the capital stock of Wilhelmina UrbanCool.com in March 2000 for 290,000 shares of common stock we will record an annual charge of $232,000 for a period of twenty-five years.


      We expect operating results to fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. These factors include:

      o our ability to derive sponsorship and advertising revenue for our online network;

      o our ability to generate revenue from web site development, hosting and application services

      o     obtaining licenses of third-party content;

      o     consumers' acceptance of electronic commerce;

      o the development of our software to market electronic commerce capable web sites;

      o     the level of traffic on our web sites;

      o the amount and timing of the deployment of NetStand kiosks and other capital expenditures and other costs relating to the expansion of our operations;

      o the success of our efforts to market electronic commerce capable web sites;

      o the introduction of new or enhanced services by us or our competitors, including low-cost electronic commerce capable web sites;

      o the availability of desirable products and services for sale through our web sites;

      o     the loss of a key affiliation or relationship by us;

      o     changes in our pricing policy or those of our competitors;

      o     technical difficulties with our web sites;

      o     incurrence of costs relating to general economic conditions; and

      o economic conditions specific to the Internet or all or a portion of the technology market.

      As a strategic response to changes in the competitive environment, we may from time to time make pricing, service or marketing decisions or business combinations that could have a material adverse effect on our business, results of operations and financial condition. In addition, in order to accelerate the promotion of our brand name, we intend to significantly increase our sales and marketing budget, which could materially and adversely affect our business, results of operations and financial condition.

Liquidity and capital resources

      We have funded our requirements for working capital to support operations primarily from private placements of our securities, credit from our web site developer, Analysts International Corp., and borrowings under a loan agreement. As of March 31, 2000, we had a working capital deficit of $1,130,000.

      The independent auditor's report on our financial statements contains explanatory language that substantial doubt exists about our ability to continue as a going concern. The report specifies that we have incurred net losses, and have a working capital deficiency. If we are unable to obtain sufficient financing in the near term or achieve profitability, then we would, in all likelihood, experience severe liquidity problems and may have to curtail our operations.

      For the period ended December 31, 1998, net cash provided by operating activities was $73,000, which was primarily attributable to increases in accounts payable, accrued expenses and a payable to officer/stockholder of $222,000, offset by our net loss of $328,000 and increased by non-cash expenses in the amount of $179,000. For the year ended December 31, 1999, cash used in operating activities was $798,000. The cash used by operating activities for the year ended December 31, 1999 was attributable to a net loss of $5,686,000 and offset by non-cash expenses in the amount of $4,203,000 and an increase in accounts payable, accrued expenses, payable to officer/stockholder, note payable and net of an increase in other assets in the amount of $685,000.

      For the three months ended March 31, 1999, net cash used in operating activities was $74,000 which was primarily attributable to a net loss of $490,000 and an increase in other current assets and other assets of $5,000 offset by depreciation and amortization of $10,000, payable to officer/stockholder of $42,000 and an increase in accounts payable and accrued expenses of $369,000.

      For the three months ended March 31, 2000, net cash used in operating activities was $304,000 which was primarily attributable to a net loss of $6,573,000 offset by depreciation and amortization of $24,000, amortization of unearned compensation of $698,000, amortization of software costs of $189,000, amortization of debt discount and issuance costs of $5,111,000, payable to officer/stockholder of $41,000, an increase of accounts and accrued expenses of $119,000 accrued payroll of $82,000 and a decrease in other current assets and other assets of $5,000.

      For the period ended December 31, 1998, net cash used in investing activities was $86,000, which was attributable to the purchase of computer equipment and software and web site development. For the year ended December 31, 1999, net cash used in investing activities was $219,000 which was attributable to the purchase of computer equipment and software.

      For the three months ended March 31, 1999 we did not use any net cash in investing activities. For the three months ended March 31, 2000 net cash used in investing activities was $2,000 which was attributable to the purchase of computer equipment and software.

      For the period ended December 31, 1998, net cash provided by financing activities was $15,000, which was attributable to the sale of common stock. For the year ended December 31, 1999, net cash provided by financing activities was $1,083,000. The increase in net cash provided by financing activities was primarily attributable to proceeds from the sale of our common stock of $177,000, proceeds from a line of credit of $500,000 and net proceeds from a private financing transaction of $791,000 offset by deferred offering costs of $385,000.

      For the three months ended March 31, 1999 net cash provided by financing activities was $85,000 which was attributable to proceeds from the sale of common stock of $155,000 offset by deferred offering costs of $70,000. For the three months ended March 31, 2000 net cash provided by financing activities was $238,000 which was attributable to proceeds from a line of credit and a bank overdraft.


      In November 1999, we delivered an unsecured promissory note to Analysts International, our web site developer, in the amount of $400,432, representing the amount of the accounts payable plus accrued interest owed to Analysts International. The note bears interest at the rate of 18% per annum, requires monthly payments of $25,000 and is payable on the earlier of the closing of this offering or June 1, 2000. We have not made the monthly payments due in December 1999 through June 2000. We intend to repay this note from the net proceeds of this offering.


      In December 1999, we contributed $50,000 to e-commerce solutions, Inc. in connection with our acquisition of a 66 2/3% interest in e-commerce solutions. We have also agreed to contribute an additional $2,950,000 to e-commerce solutions upon the closing of this offering.


      In July through November, 1999, we completed the sale of 105 units at a price of $10,000 per unit in a private financing transaction. Each unit in the private financing consisted of a promissory note in the amount of $10,000, 500 shares of common stock and warrants to purchase 2,500 shares of common stock. The warrants are exercisable at an exercise price of $4.00 per share commencing January 2000 through November 2000 expiring in July 2004 through November 2004. The notes bear interest at the rate of 10% per annum and are payable on the earlier of 18 months from the date of issuance or upon the closing of this offering.

      On November 23, 1999, we entered into a loan agreement with The Elite Funding Group, Inc. which provides for a loan in an amount of up to $1,000,000 at an interest rate of 10% per annum, payable monthly. On the date we entered into the agreement, we issued to the lender common stock purchase warrants for the purchase of up to 375,000 shares of common stock at an as adjusted exercise price of $.01 per share, subject to adjustment, exercisable at any time for a period of ten years. We have received advances in the aggregate amount of approximately $900,000. We must prepay any outstanding advances under the loan agreement to the extent of any proceeds available to us from the sale of our assets outside of the ordinary course of business, the issuance of any indebtedness or the sale of any equity securities. The loan became payable on May 18, 2000 and will be paid from the net proceeds of this offering. In April 2000 we agreed to pay the lender an extension fee of $75,000 payable upon the maturity of the loan to extend the maturity date from April 14, 2000 to May 18, 2000. To secure the repayment of advances under the loan agreement, we have pledged substantially all of our assets to the lender.

      In November 1999, Jacob R. Miles, III, our Chairman, Chief Executive Officer and majority stockholder entered into a deferred compensation agreement with us which provides that Mr. Miles shall receive accrued salary in the amount of $131,250, payable out of the net proceeds of this offering, which amount was accrued from January 1, 1999 through September 30, 1999. As of March 31, 2000 we owed Mr. Miles approximately $183,000 for accrued salary and expenses which has been recorded as a non-interest bearing loan.


      We have also entered into a consulting agreement with RMH Consulting Corp., an affiliate of The Elite Funding Group, a principal stockholder and our lender. The consulting agreement is for a period of two years commencing as of November 1, 1999 and requires us to pay the consultant a fee of $6,250 per month and $75,000 upon the closing of this offering. Pursuant to the consulting agreement we issued 75,000 shares of common stock to the consultant and pursuant to certain adjustment provisions in the agreement we will issue an additional 91,666 shares of common stock to the consultant upon the closing of the offering. See "Management--Consulting Agreements" and "Certain Transactions."


      In January 2000, we entered into a one-year agreement with Ask Jeeves which provides for payments in the aggregate amount of $437,000 during the term of the agreement. Ask Jeeves has developed a proprietary search engine which utilizes a question and answer format. Pursuant to the agreement, Ask Jeeves will customize its search engine with an urban theme for use and resale by Urban Cool.


      In July 2000, we completed the sale of 4.8 units at a price of $100,000 per unit in a private financing transaction. Each unit in the private financing consisted of a promissory note in the amount of $100,000, 10,000 shares of common stock and warrants to purchase 50,000 shares of common stock. The warrants are exercisable at an exercise price of $2.00 per share commencing December 2000 expiring in June 2005. The notes bear interest at the rate of 10% per annum and are payable on the earlier of 18 months from the date of issuance or upon the closing of this offering.


      Our capital requirements depend on numerous factors, including, market acceptance of our products and services, the resources we devote to marketing and selling our services and our brand promotions, capital expenditures and other factors. We have experienced a substantial increase in our capital expenditures since our inception consistent with the growth in our operations and staffing. We anticipate this increase will continue for the foreseeable future particularly relating to our development of NetStand kiosks, creation of CyberCenters and systems infrastructure. We believe that, together with the proceeds of the offering and anticipated revenues from operations, our current cash will be sufficient to meet our anticipated needs for working capital, capital expenditures and business expansion for the next 12 months. After 12 months, if cash generated from operations is insufficient to satisfy our liquidity requirements, we may seek to sell additional equity or debt securities or to obtain a credit facility. The sale of additional equity or convertible debt securities could result in additional dilution to our stockholders. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. If we do not obtain such financing, we may have to curtail or cease our operations.

Recent accounting pronouncements

      In March 1998, the Accounting Standards Executive Committee issued AICPA Statement of Position 98-5, "Reporting on the Costs of Start-up Activities." This statement provides guidance on the financial reporting of start-up costs and organization costs. It requires that the cost of start-up activities and organization costs be expensed as incurred. This statement of position is effective for financial statements for fiscal years beginning after December 15, 1998. We do not expect adoption of this statement to have a material impact on our financial statements.

      We are required to adopt Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information." Statement No. 131 superseded statement No. 14, "Financial Reporting for Segments of a Business Enterprise" and is effective for years beginning after December 31, 1997. Statement 131 establishes standards for the way that public business enterprises report selected information about operating segments in financial reports. Statement 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The addition of statement 131 will not affect our results of operations or financial position, but may affect the disclosure of the segment information in the future.

      In June 1998, the Financial Accounting Standards Board or "FASB," issued statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement changes the previous accounting definition of derivative, which focused on freestanding contracts such as options and forwards, including futures and swaps, expanding it to include embedded derivatives and many commodity contracts. Under the statement, every derivative is recorded in the balance sheet as either an asset or liability measured at its fair value. The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Statement No. 133 is effective for fiscal years beginning after June 15, 2000. Earlier application is allowed as of the beginning of any quarter beginning after issuance. We do not anticipate that the adoption of statement No. 133 will have a material impact on our financial position or results of operations.

      In March 2000, the FASB issued Interpretation No. 44 "Accounting for Certain Transactions Involving Stock Compensation," clarifying the application of Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees," with various effective dates. This interpretation defines an employee in applying APB 25 and indicates accounting consequences of various modifications to the terms of previously issued fixed options or awards. The guidance in this interpretation had no effect in the accompanying financial statements.

                                    BUSINESS

General

      We operate urbancool.com, an online network targeted to urban consumers that provides a forum for communications, information and electronic commerce. Our online network, which has been operational since January 1999, consists of 15 channels with original content organized by subject matter, and includes a search engine for users. The channels cover topics of interest to urban consumers such as arts and literature, health and fitness, sports, education, children, entertainment, finance, women's issues and travel. In addition, our online network includes urbanmall.net, a shopping site and business to business sites urbancoolnet.com, an Internet services site and urbantrends.com, a business information site. Through our search engine, our online network of web sites is linked to more than 2,000 web sites. According to Web Trends, page view impressions from January 1999 through December 1999 exceeded 500,000.


      We are a development stage company. We were incorporated in January 1998, and have not generated any revenues in offering products or services for sale. Since our inception, we have primarily been engaged in the initial planning and development of an infrastructure, our web sites, NetStand kiosk network and operations, negotiating agreements with infrastructure companies, kiosk partners, marketing partners, content providers and raising capital.

      Our objective is to establish our NetStand kiosks and our online network as a leading online destination of urban consumers and businesses who market their products to urban consumers. We intend to provide:


      o urban residents with a local competitive means of accessing information, technology, communications and financial products and services as well as transportation products and services such as bus, train and airline information and ticketing; and

      o businesses with Internet services and access to the urban marketplace for additional sales and customer service opportunities, while providing exposure in the urban marketplace for their brands, including utilizing our Netstand kiosks for web site development, hosting, application services and content distribution services.

The Internet

      Internet access among U.S. households is increasing at a rapid rate. According to a July 1999 study published by the U.S. Department of Commerce, approximately 42% of U.S. households own computers. Approximately 26% of U.S. households now have Internet access, and Internet access has increased for all demographic groups in all locations. In 1998, Internet access increased 52.8% for White households, 52% for African American households and 48.3% for Hispanic households.

      We believe that the rapid increase in Internet usage by U.S. households represents a substantial opportunity for companies to conduct business online. The functionality and accessibility of the Internet have made it an attractive commercial medium by providing features that historically have been unavailable through traditional distribution channels. Applications that allow consumers to comparison shop or choose from a large selection of goods or services have flourished on the Internet. Because of these advantages, an increasingly broad base of products and services is sold online, including consumer goods such as automobiles, books and CDs, and a variety of services, including travel, securities trading and other financial services. Forrester Research estimates that revenues from electronic commerce consumer spending in the U.S. will increase from approximately $20.2 billion in 1999 to approximately $184 billion in 2004.

      Advertisers and direct marketers are also increasingly using the Internet to locate and market to customers. Forrester Research estimates that U.S. Internet advertising will grow from approximately $2.8 billion in 1998 to approximately $22 billion in 2004.

Urban consumer market segment

      Our target audience for our web sites is America's urban residents. The 1990 U.S. Census states that approximately 160 million out of 250 million Americans live in an urban environment. Within this urban market, we believe the minority population will be attracted to Urban Cool as one of its primary online destinations since we believe it has not been meaningfully and directly targeted for Internet access.

      According to the Census, approximately 80% of the U.S. minority population lives in an urban environment, which includes 24 million African Americans and 18 million Hispanics. Minorities trail whites in computer ownership and usage. The U.S. Department of Commerce report states that African American and Hispanic households have far lower ownership levels of computers (at 23% and 26%) and Internet access levels (11% and 13%) as compared to White household computer ownership of 47% and Internet access of 30%. However, both African American and Hispanic households are twice as likely to own computers as they were in 1994 and this rate of increase is greater than the rate of increase for White ownership of computers. Because minorities are increasing their use of computers, we believe there is a significant opportunity for Urban Cool to capitalize on new urban minority demand for Internet access.

Strategy

      General


      Our objective is to establish our NetStand kiosks and online network as a leading online destination for the urban consumer. Our strategy is to attract urban consumers to our online network, NetStand kiosks and CyberCenter locations for information, products and services and to develop revenue generating relationships with businesses which desire to reach urban consumers. Our strategy also includes marketing electronic commerce capable web sites to urban-based small businesses as well as web site development, hosting, application services, infrastructure services and other Internet services. The key elements of our strategy are described below.

      Create brand recognition

      We believe that deploying NetStand kiosks throughout urban America will be critical in creating brand recognition and attracting urban consumers to our web sites, NetStand kiosks and CyberCenters and building brand awareness among urban businesses. We intend to differentiate our business from other online networks through our focus on America's inner city families and our use of NetStand kiosks and CyberCenters which are intended to introduce and promote our web sites to urban consumers. We intend to utilize print, Internet and radio advertising as well as displays, events, direct mail, telemarketing and public relations efforts to promote the Urban Cool brand name. We plan to co-market our services through strategic alliances with major corporations. In addition, we intend to utilize celebrities, primarily on a volunteer basis, to promote our NetStand kiosk network and technology within our urban markets. We believe celebrities will volunteer their services based on discussions we have had with several of them who have given exclusive interviews on our online network. Our advertising and marketing efforts will also include radio giveaways and in-house promotions.

      Develop NetStands

      We intend to place PC-based NetStand kiosks in at least 150 locations in urban markets. Sites for Netstand kiosks are initially planned within six urban markets: Brooklyn and Harlem in New York City, and several areas within Dallas, Detroit, Los Angeles, Miami and San Francisco Bay area. We intend to locate the NetStand kiosks in high-traffic locations such as shopping malls, small businesses, community centers, bus terminals and multi-family housing developments. We have built seven NetStand kiosks which are fully operational and, in September 1999, we entered into an agreement with a shopping center in Dallas, Texas to deploy five NetStand kiosks. We believe that the NetStand kiosks will be an integral part of our network. The NetStand kiosks provide Internet access in inner city locations and are designed to be easily operated by people with no previous Internet or computer experience.


      Individuals will be able to use the NetStand kiosks to visit our web sites, search the Internet, purchase tickets, send money, access local information and engage in electronic commerce transactions. We intend to rely on independent third parties to manufacture, install and service the NetStand kiosks. We anticipate that the cost of each NetStand kiosk which we acquire will be approximately $3,500. We also intend to deploy Netstand kiosks pursuant to a revenue sharing agreement with Darwin Networks. The NetStand kiosks will be networked, designed and programmed for the local urban market in which they are deployed. The users of the NetStand kiosks will be provided with high-speed Internet access and charged fees for certain functions. The NetStand kiosks are designed to accept cash as well as major credit and debit cards. We also plan to offer corporate sponsorship programs and advertising on the NetStand kiosks, which we believe will constitute a major portion of our revenue. We also intend to utilize the NetStand kiosks to build a data base of consumers for targeted marketing, consumer surveys and data mining opportunities.


      Build CyberCenters

      We intend to open a model CyberCenter at 439 West 125th Street in Harlem, New York in the third quarter of 2000. The CyberCenters are intended to provide users with a place to socialize and access the Internet. The CyberCenters will be 1,000 to 2,000 square feet and will contain 10 to 20 computers in NetStand kiosks and multi-media computer stations that provide Internet access through our online network. We currently have no operating CyberCenters. We also intend to provide technology focused business services at the CyberCenters, such as computer enhanced photos, Internet telephone service, database research, urban research and to offer telecommunication products and services.

      We intend to license future CyberCenters to urban non-profit organizations, which will own and operate the CyberCenters. The cost for each CyberCenter is anticipated to range from $50,000 to $100,000. We anticipate the non-profit organization will have capital expenditures of between $20,000 to $40,000 in connection with opening the CyberCenter. We plan to offer corporate sponsorships of the CyberCenter in order to derive sponsorship revenue. We intend to charge users a fee for the use of the Internet access stations at the CyberCenters and charge a management fee to the non-profit organizations which will own and operate the CyberCenters. We plan to offer introductory classes at the CyberCenters on the use of computers and the Internet.

      Generate sponsorship, advertising revenues and other NetStand kiosk revenue

      We plan to derive a substantial portion of our revenue from Internet services, advertising and sponsorships. We believe that a major portion of our revenue will be derived as a result of our NetStand kiosks, including corporate sponsorships, billboard treatment, advertising, web site development, hosting and application services. We initially plan to generate revenue of approximately $10,000 per NetStand kiosk. We also plan to offer corporate sponsorship and advertising packages for the CyberCenters. In addition we plan to offer other advertising sponsorship packages including banner advertising, e-mail advertising, outdoor advertising, live and broadcast events and contest promotions.

      Promote electronic commerce

      We also offer links to major Internet retailers and service providers who have agreed to revenue sharing agreements with us based on either a percentage of sales or a set fee basis. The agreements generally provide that we receive a commission for products purchased through a link from our web site. Currently, through our agreements with Internet retailers and service providers, we sell gifts, flowers, travel, computer hardware and software, video game hardware and software, fine art, music, videos and film, entertainment and sports branded clothing and products, health products and haircare and beauty products. We also plan to offer auction services, telecommunications products and services, Internet services, financial services, transportation information and tickets. We have had discussions with several telephone companies, a financial services company, and Internet services companies to market their products and services. Although no definitive agreements have been reached, we believe, although there can be no assurance, that we will be able to offer their products and services through our online network.

      We also intend to offer merchandise through our online network including Urban Cool branded and co-branded merchandise. Products anticipated to be offered include t-shirts and caps, gift products, music and music video products, video game products, posters, stickers and other printed merchandise and low cost computers.

      Pursue strategic acquisitions and alliances

      We plan to pursue relationships with membership-based groups such as non-profit organizations, churches, alumni organizations, fraternities and other similar organizations for brand building and membership acquisitions. We also plan to pursue relationships with local and national businesses for content, products, services and the sponsoring of our NetStand kiosks. Additionally, we plan to pursue strategic acquisitions of Internet-related companies, other web sites and local urban weekly newspapers that have viewers/subscribers that reach our target market segment and generate advertising revenue. We may utilize a portion of the net proceeds of this offering to make strategic acquisitions.


      We have entered into a marketing alliance agreement with Navisite, Inc. Navisite provides web site hosting services, bandwidth and computer equipment to businesses. Pursuant to the alliance agreement with Navisite, we will resell Navisite services and receive a commission equal to 10% of all revenue which we generate for Navisite. We have also entered into an agreement with Akamai Technologies, Inc. Akamai provides services to businesses which will enhance the performance and functionality of their web sites. Our web sites will contain a link to Akamai's site and Akamai's site will contain a link to our site. We intend to enter into similar agreements with other technology and telecommunication companies which provide business-to-business services. We believe that other companies will enter into strategic alliances with us because of their desire to market their products and services to our target market of urban consumers and businesses.

      Other Business to Business Services

      We have recently acquired a 66 2/3% interest in e-commerce solutions -- in exchange for warrants to purchase up to 525,000 shares of common stock and our agreement to contribute $3,000,000 -- which is developing proprietary software to construct electronic commerce capable web sites and electronic commerce communities. We anticipate completing the development of the software for the design of the web sites in the fourth quarter of 2000. We intend to utilize a portion of the net proceeds of the offering to make a required capital contribution to e-commerce solutions which will be utilized to complete development of the software and to set up a sales and marketing organization. Using the software, our in-house personnel will consult with business customers, and will design and sell customized electronic commerce capable web sites for the business customer. We intend to market the electronic commerce web sites to small urban-based businesses at a relatively low cost. Our goal is to develop a substantial sales force to market the web sites.


      In addition, we believe that the sales of electronic commerce web sites will provide us with additional opportunities to increase revenue. We intend to offer purchasers of web sites various services including:

      o     web hosting services;

      o     additional sophisticated web site development services; and

      o specialized marketing into the African-American and Hispanic markets.

      We intend to enter into agreements with purchasers of web sites to provide direct links to urbancool.com and to our other web sites.

      e-commerce solutions also intends to offer other e-commerce and business related services, including consulting, financing, reciprocal trade and barter services and infrastructure related services for e-commerce, Internet and other related businesses.

      Provide other services

      Urban Cool, together with non-profit organizations, intends to participate in providing introductory computer training programs in select cities. By providing introductory classes, we intend to build a client base familiar with our services. We do not plan, however, on generating revenue from the classes. Other services which we plan to offer through our online network, NetStand kiosks and CyberCenters include money transfer, transportation tickets and public transportation information. We intend to offer web hosting and related services pursuant to our marketing alliance agreement with Navisite and application services and content distribution services pursuant to our agreement with Akamai.

      In addition, we intend to offer via urbancool.com, NetStand kiosks and CyberCenters financial services such as bill paying and a full line of telecommunication products and services including prepaid local and long distance phone usage, prepaid cellular phones, pagers, prepaid home and business phone services. We have entered into an agreement with NatioNet Online, an Internet service provider, that offers Internet access to subscribers.

Urban Cool Online Network

      Our online network is organized around consumer focused sites anchored by urbancool.com with 15 content specific channels and three business focused Urban Cool web sites. Our channels, web sites and special features are described below.

      Arts & literature channel

      The Arts & Literature channel provides original content and links to web sites related to the arts, culture, dance, genealogy, literature, performing arts and theatre.

      Health and fitness channel

      The Health and Fitness channel provides news stories on health and fitness topics as well as links to web sites related to medicine and drugs, diseases, fitness, medical references, insurance, mental health, natural health, organ-tissue donation, health organizations and vision.

      Sports channel

      The Sports channel provides original content, sports news and stories as well as links to sports magazines and numerous professional and amateur sports and sporting events.

      Education channel

      The Education channel provides links to web sites related to education, including careers, college guides, curriculum, scholarships, educational organizations and educational references.

      U' Cool kids channel

      The U' Cool Kids channel provides links to web sites related to books and stories, clubs, education, games, girls only, holiday fun, museums and television.

      Urban styles channel

      The Urban styles channel provides links to web sites related to autos, auctions, toys, fashion and beauty, men's topics, hip hop and shopping destinations.

      Entertainment channel

      The Entertainment channel provides special interest stories and interviews as well as links to web sites related to entertainment awards, celebrities, music, entertainment magazines, movies, films, television, games, history, entertainment organizations, comics, radio and hobbies.

      Living and family channel

      The Living and Family channel provides top news stories and features as well as links to web sites related to religions, adoption, gardening, home improvement, real estate, parenting, environment, organizations, pets, inspirational stories, seniors, singles, insurance, spiritual well-being and time management.

      Cool technology channel

      The Cool Technology channel contains news stories as well as links to web sites related to computers, stereo and television, telecommunications, magazines, museums, technology-related organizations and video games.

      Food and beverage channel

      The Food and Beverage channel provides links to web sites related to food and beverage, recipes, food and beverage magazines and restaurants.

      Money talks channel

      The Money talks channel provides links to web sites related to financial news, careers, financial topics and business, consumer and professional organizations.

      Travel and events channel

      The Travel and Events channel provides links to web sites related to city guides, travel, state guides, events and holidays.

      Street watch channel

      The Street Watch channel provides links to web sites related to law enforcement agencies, drugs and crime.

      News and government channel

      The News and Government channel provides top news stories, as well as links to web sites related to government, legal information, magazines, news services, newspapers and organizations.

      For women channel

      The For Women channel provides original content and links to web sites for women, related to health issues, business, careers, magazines, organizations and weddings.

      Urbancool.com

      Urbancool.com is our consumer focused site for urban consumers and others who follow trends in the urban community, which contains links to our 15 content specific channels and our other web sites.

      Urbancoolnet.com

      The urbancoolnet.com site is our corporate and business to business web site.

      Urbanmall.net

      The urbanmall.net site is a shopping site which offers software, videos, books, music, CDs, Urban Cool caps, t-shirts and backpacks.

      Urbantrends.com

      The urbantrends.com site is a business-to-business site that provides information about trends in the urban community and links to urban magazines, advertising agencies and research about the urban community.

      Urbanjobs.com

      Urbanjobs.com is a site focused on career development, job searches and business services for corporate personnel departments.

      Future web sites

      We intend to develop Urban Cool Magazine, a print and online technology lifestyle magazine focused on the urban consumer. We also intend to develop urbanauctions.com, a collection of web pages focused on celebrity, business and charity auctions.

U' Cool Crew

      We intend that each channel will be hosted by one of our 12 proprietary fictional characters known as part of the U' Cool Crew, presenting original content, link recommendations and acting as sales persons for electronic-commerce products and services. Our web sites contain a computer-generated likeness and description of each of the characters, including their favorite food, dessert, sport and other interests. We intend to further develop the personalities of each of these characters, including animating and casting for the characters and providing scripts for the characters. We also intend to utilize the characters in television, radio and print advertising, to make personal appearances and to promote the Urban Cool brand name and electronic commerce products. Network users are able to send e-mail to the characters and to vote for their favorite characters. We believe that the U' Cool Crew will build brand awareness and brand loyalty for the Urban Cool brand name.

Sales and marketing


      Our sales organization will provide input on design and placement of our Internet-based advertising and the content on local web sites. The sales representatives' objective will be to provide a high level of customer service and satisfaction to business customers. We also intend to have our sales representatives focus on selling sponsorship packages and banner advertising programs together with web site development services, hosting and application services.

      We intend to utilize a number of methods to promote the Urban Cool brand name including advertising on other Internet sites, targeted publications, radio stations, and cross promotional arrangements to secure advertising and other promotional considerations. We have distributed promotional material at select targeted events such as Black expo, cinco de mayo events, concerts and other community events. To further promote the Urban Cool brand name, we intend to enter into strategic alliances with consumer products and technology companies.


      We intend to develop relationships with urban non-profit groups and with other urban consumer membership based groups, such as churches, alumni organizations, fraternities and similar organizations, for brand building and membership acquisitions. We plan to meet with urban non-profit organizations and other urban consumer membership based groups to identify sponsorship and grass roots marketing opportunities. We also intend to sponsor events, concerts and other community activities to promote the Urban Cool brand name.

Distribution - internet service provider

      We have entered into an agreement with NatioNet Online, an Internet service provider, to provide Internet access to our users. Pursuant to the agreement, we will receive 5.1% of the monthly fee paid by each subscriber. We intend to promote Internet service access by distributing Urban Cool co-branded software via direct mail, magazine insertions, at concerts, seminars and events as well as through our CyberCenters and NetStand kiosk locations. We also will distribute our software in computer stores, record stores, discount stores, grocery stores and through churches, community events and other community-based organizations and membership based groups.

WilhelminaUrbanCool.com Inc.


      In March 2000 we acquired all of the capital stock of WilhelminaUrbanCool.com, Inc. in exchange for 290,000 shares of our common stock. WilhelminaUrbanCool.com, Inc. was formed in February 2000 in order to license the Wilhelmina trademark from Wilhelmina Artist Management LLC. The license agreement provides for an initial term of 25 years and successive five-year renewal options. Wilhelmina Models which was founded in 1967 is one of the leading modeling agencies in the industry. Wilhelmina Models is an agent for over 1,000 models and its current roster of models, athletes and musical talent includes Mia Tyler, Kevin Garnett, Kate Dillon, Katerina Witt, Jenna Elfman, Brandy, Paula Cole, Kid Rock, Kool and the Gang, Hootie and the Blowfish, and Sugar Ray. Pursuant to the license agreement, WilhelminaUrbanCool.com, Inc. has been granted the license to utilize the Wilhelmina trademark in connection with a web site known as WilhelminaUrbanCool.com. Wilhelmina Artist Management, llc has agreed to provide to WilhelminaUrbanCool.com, Inc. all head shots, photographs and other materials which Wilhelmina has the right to utilize for self-promotion and to provide content for the WilhelminaUrbanCool.com web site. In addition, it is anticipated that WilhelminaUrbanCool.com will market merchandise, sponsor contests, model searches and engage in other promotions utilizing the web site.

Web site design services and e-commerce solutions


      In November 1999, we entered into an agreement to acquire 66 2/3% of the capital stock of e-commerce solutions, Inc. In connection with the acquisition, we have advanced $50,000 of capital to e-commerce solutions and have agreed to contribute an additional $2,950,000 of capital to e-commerce solutions upon the completion of the offering. In addition, we issued warrants to purchase up to 525,000 shares of common stock to Stanley Wolfson, exercisable are as follows:

      o warrants to purchase 25,000 shares of common stock are exercisable immediately at an exercise price of $4.00 per share;

      o warrants to purchase 100,000 shares of common stock are exerciseable immediately at an exercise price of $2.00 per share;

      o warrants to purchase 100,000 shares of common stock are exercisable provided that e-commerce solutions has gross sales of at least $2,500,000 within 24 months of our contribution of $3,000,000 to e-commerce solutions at an exercise price of $2.00 per share;

      o warrants to purchase an additional 100,000 shares of common stock are exercisable provided that e-commerce solutions has gross sales of at least $7,500,000 within 24 months of our contribution of $3,000,000 to e-commerce solutions at an exercise price of $2.00 per share;

      o warrants to purchase an additional 100,000 shares of common stock are exercisable provided that e-commerce solutions has gross sales of at least $15,000,000 within 24 months of our contribution of $3,000,000 to e-commerce solutions at an exercise price of $2.00 per share and

      o warrants to purchase an additional 100,000 shares of common stock are exercisable provided that e-commerce solutions has gross sales of at least $25,000,000 within 24 months of our contribution of $3,000,000 to e-commerce solutions at an exercise price of $2.00 per share.

      e-commerce solutions has entered into a three-year employment agreement with Stanley Wolfson to serve as the president. Mr. Wolfson shall receive a salary of $175,000 per annum plus 2% of gross sales commencing as of November 1, 1999. Pursuant to our shareholder's agreement with Stanley Wolfson and e-commerce solutions, Mr. Wolfson has the ability to manage the affairs of e-commerce solutions, subject to our right to vote on certain shareholder matters. In connection with the shareholder's agreement, the vote of 70% of the shares of common stock outstanding is required in connection with a vote of the shareholders.

      e-commerce solutions owns partially developed proprietary software to construct electronic commerce capable web sites and electronic commerce communities. We intend to utilize a portion of the net proceeds of the offering to complete development of the software and to fund the start-up costs for e-commerce solutions. We anticipate completing the development of the software in the fourth quarter of 2000. e-commerce solutions also intends to offer other e-commerce and business related services, including consulting, financing, reciprocal trade and barter services and infrastructure services for e-commerce, Internet and other related businesses. We intend to market electronic commerce web sites through e-commerce solutions to urban-based small businesses. We believe that a basic electronic commerce capable web site can be marketed to urban-based small business owners at a relatively low cost. We plan to utilize a substantial telemarketing effort and a dedicated sales force to market the web site design services. We cannot assure you that we will be able to develop such a sales force or develop web site design services. We intend to offer competitive performance-based compensation packages to our sales representatives and telemarketers.

      In March 2000 e-commerce solutions formed Mastercraft Builders, Inc., a 90% owned subsidiary, to perform interior alteration services with a specialty in turnkey facilities for Internet and Internet related companies. In March 2000, Mastercraft entered into an agreement with Urban Fetch to act as the general contractor in connection with a project located in New York City. In the second quarter of 2000 Mastercraft's gross revenue increased significantly. In April 2000 e-commerce solutions formed ModTech Solutions, Inc., a 90% owned subsidiary, to engage in modular construction with a specialty in the construction of facilities for

Internet and Internet related industries. In April 2000 ModTech purchased machinery and equipment for a purchase price of $25,000 and entered into a six month consulting agreement with a consultant providing for a consulting fee in the aggregate amount of $50,000.

Revenue sharing agreements

      We have entered into revenue sharing agreements, none of which are material to our revenue, with Music Boulevard/CD Now, car prices.com, electronics.net, Yahoo store, and buydirect.com. The agreements generally provide that we receive a commission for products purchased through a link on our web site. We intend to enter into agreements to offer Internet links to other Internet retailers, including telecommunications and Internet services, financial services, and transportation services.

Web site management and development

      Analysts International designed our initial web sites. We presently develop, manage and maintain our network of web sites. Our web site management and development is supervised by our Vice President of Technology and Internet Services and is assisted by employees, strategic partners and subcontractors.

Technology

      Technology is a critical part of our business and affects our business in a variety of ways. We intend to upgrade and modify our network hardware systems and software in order to provide faster, more robust and more reliable communications, entertainment and Internet services to our customers. We intend to have servers in multiple locations in order to provide back-up of our computer systems, quicker access to our online network and the ability to handle the anticipated increased use of our online network. We intend to utilize Navisite and Akamai for technology infrastructure support and Ask Jeeves for search and customer service applications.

Competition

      The market for Internet products and services is highly competitive and competition is expected to continue to increase significantly. There are no substantial barriers to entry in these markets, and we expect that competition will continue to intensify. We compete with many other providers of information and community services such as AOL, Excite, Inc. Infoseek Corporation, Lycos, Inc., and Yahoo Inc. as well as other web sites including bet.com, starmedia.com, and quepasa.com. As we expand the scope of our Internet services, we will compete directly with a greater number of Internet sites and other media companies. A large number of web sites and online services also offer electronic commerce products, informational and community features. There can be no assurance that we will be able to compete successfully or that the competitive pressures faced by us will not have a material adverse effect on our business.

      We compete with IBM and EDS for web site design services as well as other local, regional and national web site designers. As we expand our web site design services we will compete directly with other web site design services offering similar products. In addition, other web site designers may offer reasonably priced electronic commerce capable web sites or develop similar or superior software. We cannot assure you that we will be able to compete successfully.

      There are other web sites that attract segments of our potential market. We believe that we will be able to differentiate Urban Cool from competitors by promoting the Urban Cool brand name and through access to our online network through NetStand kiosks and CyberCenters.

      Many of our existing competitors, as well as a number of potential new competitors, have significantly greater financial, technical, marketing and distribution resources. In addition, other web sites and online networks may be acquired by, receive investments from, or enter into other commercial relationships with larger, well-established and well financed companies. Greater competition resulting from these types of strategies relationships could have a material adverse effect on our business, operating results and financial condition.

Government regulation

      Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, defamation, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. Such legislation could dampen the growth in use of the Internet generally, decrease the acceptance of the Internet as a communications and commercial medium and require us to incur expense in complying with any new regulations. Other nations have taken actions to restrict the free flow of material deemed to be objectionable on the Internet. In addition, several telecommunications carriers are seeking to have telecommunications over the Internet regulated by the Federal Communications Commission in the same manner as other telecommunications services. Such laws and regulations if enacted in the United States or abroad could have a material adverse effect on our business. Moreover, the applicability to the Internet of the existing laws governing issues such as property ownership, copyright, defamation, obscenity, and personal privacy is uncertain, and we may be subject to claims that our services violate these laws. Any new legislation or regulation in the United States or abroad or the application of existing laws and regulations to the Internet could have a material adverse effect on our business.

      Due to the global nature of the Internet, it is possible that, although transmissions by us over the Internet originate primarily in the State of Texas, the governments of other states and foreign countries might attempt to regulate our transmissions or prosecute us for violations of their laws. There can be no assurance that violations of local laws will not be alleged or charged by state or foreign governments, that we might not unintentionally violate such law or that such laws will not be modified, or new laws enacted, in the future. Any of the foregoing developments could have a material adverse effect on our business.

Trademarks and proprietary rights

      We regard our copyrights, trademarks, trade names, trade dress, trade secrets, and similar intellectual property as critical to our success, and we intend to rely on trademark and copyright law, trade secret protection and confidentiality and/or license agreements with our employees, customers, independent contractors, partners and others to protect our proprietary rights. We pursue the registration of our trademarks and service marks in the United States, and have applied for and obtained registration in the United States for the Urban Cool brand name. We are in the process of filing for additional protection. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our products and services are made available online.

      There can be no assurance that the steps taken by us to protect our proprietary rights will be adequate or that third parties will not infringe or misappropriate our copyrights, trademarks, trade dress and similar proprietary rights. In addition, there can be no assurance that other parties will not assert claims of infringement of intellectual property or alter proprietary rights against us.

      We may be required to obtain licenses from others to refine, develop, market and deliver new services. There can be no assurance that we will be able to obtain any license on commercially reasonable terms, or at all or that rights granted pursuant to any licenses will be valid and enforceable.

Employees


      As of June 30, 2000 we had seven full-time employees, two of which were involved in marketing and sales and five in general management, technology and administration. We also have two part time employees. We have no collective bargaining agreement with our employees. We believe that our relationship with our employees is satisfactory. Legal proceedings


      Urban Cool is not currently involved in any material legal proceedings. We may from time to time become a party to various legal proceedings arising in the ordinary course of our business.

Properties

      Our Internet hosting and co-location servers are located at 1950 Stemmons Freeway, Dallas Texas. Our lease is month to month at a monthly rate of $1,200 per month. We also have leased 1,350 square feet at 1401 Elm Street, Dallas, Texas at a monthly rental of $1,635. We lease space at 439 West 125th Street in the Harlem area of New York City at a monthly rate of $880 per month, for our model CyberCenter. e-commerce solutions leases office space at 600 West 57th Street, New York, New York at a monthly rate of $5,000 per month, which lease expires in October 2002. We are in the process of locating additional space for our expanded operations. However, no definitive agreements have been executed.

                                   MANAGEMENT

Directors and executive officers

      The following table sets forth information concerning our directors and executive officers as of the date of this prospectus. Sir Brian Wolfson has agreed to serve as a director of Urban Cool upon the completion of the offering.


    Name                  Age                  Position
    ----                  ---                  --------
Jacob R. Miles, III* ...  45  Chairman, Chief Executive Officer and Director
Barry M. Levine ........  56  Secretary, Treasurer and Chief Financial Officer
Tony Winston ...........  33  Vice President of Technology and Internet Services
Rosalind Bell ..........  41  Director
Sir Brian Wolfson* .....  64  Director Nominee
----------


* We intend to elect such individuals to the audit and compensation committees.

      The following is a brief summary of the background of each executive officer and director:

      Jacob R. Miles, III, our founder, has been Chairman and Chief Executive Officer since inception. From 1996 to 1998, Mr. Miles was President of Miles Companies, an entertainment- and technology-focused consulting firm. From 1993 to 1996, he was Chairman and Chief Executive Officer of Cultural Exchange Entertainment Corp., a developer and marketer of entertainment properties, toys and electronic learning aids targeted at urban markets, which filed for protection from its creditors under Chapter 7 of the Bankruptcy Code in United States Bankruptcy Court for the Southern District of New York in January 1998 and was discharged in July 1998. Prior to 1993, Mr. Miles held engineering operations and senior management positions with Tonka Corp. and General Mills Toy Group. He received an engineering management certificate from Xavier University in 1980. Mr. Miles is the husband of Rosalind Bell, a director of ours.


      Barry M. Levine became our Secretary, Treasurer and Chief Financial Officer in November 1999. From October 1996 to August 1999, Mr. Levine was a director and the President and Chief Executive Officer of Millennium Sports Management, Inc., a publicly-traded stadium management company. From April 1996 through September 1996 Mr. Levine was unemployed. From December 1991 through March 1996, Mr. Levine held various offices and was a director of Sports Heroes, Inc., a publicly-traded sports memorabilia company. Mr. Levine resigned from Sports Heroes in March 1996, and subsequently, in May 1996, Sports Heroes, Inc. filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code; in October 1996, this case was converted to a proceeding under Chapter 7 of the United States Bankruptcy Code. Mr. Levine is also a certified public accountant. Mr. Levine received a B.B.A. in accounting from Pace University in 1967.

      Rosalind Bell became a director in November 1999. Ms. Bell has been a marketing consultant from January 2000 to the present. From May 1999 to January 2000, Ms. Bell was Vice President of Marketing for Optel, a telecommunications cable and Internet company. From April 1998 to April 1999, Ms. Bell was a Vice President of Marketing for the Don Pablo division of Avado Corporation. From October 1997 to April 1998, she served as Vice President-Marketing for Time Warner's Six Flags Amusement Parks. From 1994 to 1997, Ms. Bell was Group Marketing Director at Pillsbury Company. Ms. Bell received a B.A. in Business from Washington University in 1980 and an M.B.A. from Northwestern University in 1981. Ms. Bell is the wife of Mr. Miles, the Chairman and Chief Executive Officer, and majority stockholder of Urban Cool.

      Sir Brian Wolfson has agreed to become a director of ours upon completion of the offering. Sir Brian served as Chairman of Wembley, PLC from 1986 to 1995. Sir Brian is currently a director of Fruit of the Loom, Inc., Kepner-Tregoe, Inc., Playboy Enterprises, Inc., and Autotote Corporation, Inc.


      Tony Winston has been Vice President of Technology and Internet Services since August 1999. From 1994 to 1999, Mr. Winston was the founder and President of Software Developers and Systems Integrations, Inc., a technology and services firm, implementing applications for telecommunications, and financial services companies. Mr. Winston received a Bachelors Degree in Business, with a concentration in Management Information Systems, from Boston University School of Business in 1988.

Board composition


      Upon the consummation of this offering our board of directors will consist of three directors. We intend to appoint two additional independent directors within 90 days of the consummation of the offering. At each annual meeting of our stockholders, all of our directors are elected to serve from the time of election and qualification until the next annual meeting following election. In addition, our bylaws provide that the maximum authorized number of directors, which is currently five, may be changed by resolution of the stockholders or by resolution of the board of directors.


      We have granted to Nutmeg Securities and RMH Consulting the right, for a period of five years and 15 months, respectively from the closing of this offering, to nominate a designee for election to our board of directors. Neither Nutmeg Securities nor RMH Consulting has indicated who they intend to designate to our board. If Nutmeg Securities or RMH Consulting exercises its right to nominate a designee to serve on our board of directors, then we will increase the size of the board of directors. If in the future either Nutmeg Securities or RMHConsulting elects not to exercise this right, then Nutmeg Securities or RMHConsulting may designate one person to attend meetings of our board of directors.

      Each officer is elected by, and serves at the discretion of, our board of directors. Each of our officers and directors, other than independent directors, devotes his full time to our affairs. Our independent directors devote such time to our affairs as is necessary to discharge their duties. There are no family relationships among any of our directors, officers or key employees, except for Mr. Miles and Ms. Bell, who are husband and wife.

Board committees


      Prior to the completion of this offering, we intend to establish an audit committee and a compensation committee and that Jacob R. Miles, III and Sir Brian Wolfson will be members of the audit committee and compensation committee. The audit committee will make recommendations to the board of directors regarding the independent auditors for us, approve the scope of the annual audit activities of our independent auditors, review audit results and will have general responsibility for all of our auditing related matters. The compensation committee will review and recommend to the board of directors the compensation structure of our officers and other management personnel, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, non-cash perquisites and other forms of compensation. No interlocking relationships exist between Urban Cool's board of directors or compensation committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Directors' compensation

      Independent directors will receive 2,500 shares of common stock and options to purchase 5,000 shares of common stock at the initial public offering price upon completion of the offering. Independent directors will also receive an annual director's fee of $10,000. Employee directors will not receive additional compensation for serving on the board of directors. All directors will be reimbursed for out-of-pocket expenses incurred in attending meetings of the board of directors and committee meetings.

Executive compensation

                           Summary Compensation Table

      The following table provides a summary of cash and non-cash compensation for the year ended December 31, 1999 with respect to the following officer of Urban Cool:

                                       Annual Compensation                  Long-Term Compensation
                                      ---------------------                 ----------------------
                                                                                   Awards
                                                                                   ------
                                                                            Securities
                                                               Restricted   Underlying
                                                 Other Annual     Stock       Options     LTIP                 All Other
Name and Principal Positions  Year    Salary($)    Bonus($)   Compensation   Award(s)($) SARs(#)  Payouts($) Compensation
----------------------------  ----    ---------  ------------ ------------  ------------ ------   ---------   -----------
Jacob R. Miles, III           1999   $175,000(1)       0            0             0         0         0              0

----------
(1) We accrued $131,250 of salary which will be payable out of the net proceeds of this offering.

Employment agreements

      Urban Cool has entered into a three-year employment agreement, commencing as of July 1, 1999, with Jacob R. Miles, III, our Chairman and Chief Executive Officer, which provides for an annual salary of $175,000. The employment agreement provides that Mr. Miles is eligible to receive incentive bonus compensation, at the discretion of the board of directors based on his performance and contributions to our success. The employment agreement provides for termination based on death, disability or voluntary resignation and for severance payments upon termination in the event that he is terminated without cause, as described in the agreement, or he terminates his employment for good reason as described in the agreement, or in the event of a change in control of Urban Cool as described in the agreement. If the employment agreement is terminated without cause, as a result of a change of control, or terminated by Mr. Miles for good reason the amount of the severance payment shall be equal to three times the average annual compensation payable under the employment agreement.


      Urban Cool has entered into a six month employment agreement, effective upon completion of the offering, with Barry M. Levine, our Chief Financial Officer, which provides for an annual salary of $125,000. In addition, we have entered into a one-year employment agreement effective upon completion of the offering with Tony Winston, our Vice President of Technology and Internet Services, which provides for an annual salary of $100,000. Each employment agreement provides that the executive is eligible to receive short-term incentive bonus compensation at the discretion of the board of directors based on his performance and contributions to our success. Each employment agreement provides for termination based on death, disability or voluntary resignation and for severance payments upon termination in the event that the executive is terminated without cause, as described in the agreement, or he terminates his employment for good reason as described in the agreement. In the event the employment agreement is terminated other than for good cause by us, then the executive shall receive severance payments equal to the compensation payable through the balance of the term.

      In November 1999, Stanley Wolfson entered into a three-year employment agreement with e-commerce solutions pursuant to which Mr. Wolfson shall receive an annual salary of $175,000 plus an amount equal to 2% of the gross sales of e-commerce solutions. The agreement commences as of November 1, 1999. Mr.Wolfson will be entitled to receive short term incentive bonus compensation at the discretion of the board of directors based on his performance and contribution to the company's success. The employment agreement provides for termination based on death, disability or voluntary resignation and for severance payments upon termination in the event that Mr.Wolfson is terminated without cause.

      Options Granted in Last Fiscal Year. The following table sets forth certain information with respect to option grants during the fiscal year ended December 31, 1999 to the named executive officers.


                                                                                                   Potentially Realizable
                                                                                                   Value at Assumed Annual
                                      Percent of                                                    Rates of Stock Price
                        Number of    Total Options                                                     Appreciation for
                       Securities     Granted to         Exercise of                                    Option Term(1)
                       Underlying    Employees in         Base Price                                ---------------------
Name                Options Granted   Fiscal Year           ($.SH)               Expiration Date    5%($)          10%($)
----                ---------------  -------------       -----------             ---------------    -----          ------
Jacob R. Miles, III     125,000         39.7%     initial public offering price  November 2004      463,879       872,211
                        125,000         39.7%     110% of initial public         November 2004      351,379       759,711
                                                  offering price

----------
(1) The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated assuming that the fair market value of the common stock on the date of grant (the anticipated initial public offering price of $9.00 per share) appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

      Year-end Option Table. During the fiscal year ended December 31, 1999, none of the named executive officers exercised any options issued by us. The following table sets forth information regarding the stock options held as of December 31, 1999 by the named executive officers.

                           Number of Securities Underlying     Value of Unexercised In-the-Money Options
                       Unexercised Options at Fiscal Year End             at Fiscal Year-End
                       --------------------------------------  -----------------------------------------
Name                       Exercisable        Unexercisable         Exercisable        Unexercisable
----                       -----------        -------------         -----------        -------------
Jacob R, Miles, III          125,000              125,000               $0                   $0

Consulting agreements

      In November 1999 we entered into a consulting agreement with RMH Consulting Corp., an affiliate of The Elite Funding Group, a lender to us and a principal stockholder of ours, to provide us with consulting services, including assisting us with implementation of our business plans and strategies. The consulting agreement is for a period of two years commencing as of November 1, 1999 and requires us to pay the consultant a fee of $6,250 per month and $75,000 upon the closing of the offering. Pursuant to the consulting agreement, we have issued 75,000 shares of common stock to the consultant and we will be required to issue an additional 91,666 shares of common stock to the consultant based on the anticipated initial public offering price of $9.00 per share so that the total number of shares issued to the consultant will be equal to the number of shares which could have been purchased in the initial public offering for $1,500,000.

      In September 1999, we entered into a three-year consulting agreement with Surrey Associates, Inc. and issued 100,000 shares of common stock to Surrey. Pursuant to the consulting agreement, Surrey will assist us in developing a marketing plan for the deployment of NetStand kiosks in shopping centers. In September 1999, we entered into a three-year consulting agreement with Upway Enterprises, Inc. and issued 75,000 shares of common stock to Upway. Pursuant to the agreement, Upway will consult with us with regard to marketing and mergers and acquisitions. In October 1999, we entered into a two-year consulting agreement with Sea Breeze Associates, Inc., and issued 87,500 shares of common stock to Sea Breeze. Pursuant to the agreement, Sea Breeze will consult with us with regard to corporate development and mergers and acquisitions.

Stock option plan

      In November 1999, we adopted the 1999 Stock Option Plan. The purpose of the plan is to enable us to attract, retain and motivate key employees, directors, and consultants, by providing them with stock options. Options granted under the plan may be either incentive stock options, as defined in
Section 422A of the Internal Revenue Code of 1986, or non-qualified stock options. We have reserved 250,000 shares of common stock for issuance under the plan. As of the date of this prospectus, 104,525 options have been granted pursuant to the plan.

      Our board of directors will administer the plan. Our board has the power to determine the terms of any options granted under the plan, including the exercise price, the number of shares subject to the option, and conditions of exercise. Options granted under the plan are generally not transferable, and each option is generally exercisable during the lifetime of the holder only by the holder. The exercise price of all incentive stock options granted under the plan must be at least equal to the fair market value of the shares of common stock on the date of the grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of our stock, the exercise price of any incentive stock option granted must be equal to at least 110% of the fair market value on the grant date. Our board of directors approves the terms of each option. These terms are reflected in a written stock option agreement.

      The board of directors has the right to grant options pursuant to the plan whereby the holder, under the conditions of exercise, may, in lieu of payment of the exercise price in cash, surrender the option and receive a net amount of shares. Such number of shares will be based upon the fair market value of Urban Cool's common stock at the time of the exercise of the option, after deducting the aggregate exercise price.

Executive stock option plan


      In November 1999, we adopted the 1999 Executive Stock Option Plan. We have reserved 250,000 shares of common stock for issuance under the plan. Pursuant to the plan, we granted options to purchase an aggregate of 250,000 shares of common stock to Jacob R. Miles, III, our Chairman and Chief Executive Officer. Of these options, options to purchase 125,000 shares of common stock are exercisable immediately at an exercise price equal to the initial public offering price. The balance of these options are exercisable for a period of five years from the date of grant at an exercise price equal to 110% of the initial public offering price. Such options are exercisable only if Urban Cool achieves the annual audited gross revenue as outlined in the table below and will become exercisable immediately following the fiscal year indicated.

   Years Ending        Number of Options Exercisable          Gross Revenue
   ------------        -----------------------------          -------------
       2001                        62,500                      $17,500,000
       2002                        62,500                      $25,000,000


      These options have net exercise provisions under which Mr. Miles may, in lieu of payment of the exercise price in cash, surrender the option and receive a net amount of shares, based on the fair market value of Urban Cool's common stock at the time of the exercise of the option, after deducting the aggregate exercise price.

Limitations of liability and indemnification of directors and officers

      Our certificate of incorporation, as amended, and bylaws, as amended, limit the liability of directors and officers to the maximum extent permitted by Delaware law. We will indemnify any person who was or is a party, or is threatened to be made a party to, an action, suit or proceeding, whether civil, criminal, administrative or investigative, if that person is or was a director, officer, employee, consultant or agent of us or serves or served any other enterprise at our request.

      In addition, our certificate of incorporation provides that generally a director shall not be personally liable to us or our stockholders for monetary damages for breach of the director's fiduciary duty. However, in accordance with Delaware law, a director will not be indemnified for a breach of its duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation or any transaction from which the director derived improper personal benefit.

      We intend to purchase and will maintain directors' and officers' insurance, the amount of which has not yet been determined. This insurance will insure directors against any liability arising out of the director's status as our director, regardless of whether we have the power to indemnify the director against the liability under applicable law.

      The underwriting agreement also contains provisions whereby we agree to indemnify the underwriters, each officer and director of the underwriters, and each person who controls the underwriters within the meaning of Section 15 of the Securities Act, against any losses, liabilities, claims or damages arising out of alleged untrue statements or alleged omissions of material facts contained in the registration statement or prospectus.

      We have been advised that it is the position of the Commission that insofar as the indemnification provisions referenced above may be invoked to disclaim liability for damages arising under the Securities Act, these provisions are against public policy as expressed in the Securities Act and are, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS


      The following table sets forth as of July 15, 2000, and as adjusted for the 1,300,000 shares of our common stock offered by this prospectus, the number and percentage of outstanding shares of common stock beneficially owned by:

      o each person who we know beneficially owns more than 5% of the outstanding shares of our common stock;

      o     each of our officers and directors; and

      o     all of our officers and directors as a group.

      Except as otherwise noted, the persons named in this table, based upon information provided by these persons, have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options or warrants held by such person that are exercisable within 60 days of July 15, 2000, but excludes shares of common stock underlying options or warrants held by any other person. Unless otherwise indicated, the address of each beneficial owner is c/o Urban Cool, 1401 Elm Street, Dallas, Texas 75202.

                                                                         Percentage of       Percentage of
                                                                         common stock        common stock
Name and address of                                     Number of        beneficially        beneficially
beneficial owner                                          shares             owned              owned
-------------------                                     ---------        -------------       -------------
                                                                       (Before Offering)    (After Offering)
Jacob R. Miles, III .................................   1,168,248(1)         51.3%               31.8%
Rosalind Bell .......................................   1,168,248(2)(3)      51.3%               31.8%
Sir Brian Wolfson ...................................       2,500(3)            *                   *
The Elite Funding Group, Inc. .......................     426,562(4)         17.0%               13.3%
Wilhelmina Artist Management, LLC ...................     290,000(5)         13.5%                8.2%
Stanley Wolfson .....................................     125,000(6)          5.5%                3.4%
All executive officers and directors
  as a group (4 persons) ............................   1,218,248            52.3%               32.7%

----------
(1) Includes (a) 10,304 shares of common stock owned by Rosalind Bell, Mr. Miles' wife, (b) 2,500 shares of common stock issuable to Rosalind Bell upon the consummation of this offering and (c) 125,000 shares of common stock issuable upon the exercise of options that are currently exercisable at an exercise price equal to the initial public offering price, but does not include options to purchase 151,250 shares of common stock which are not presently exerciseable.

(2) Includes 1,155,443 shares of common stock beneficially owned by Ms. Bell's husband, Jacob R. Miles, III.

(3) Includes 2,500 shares of common stock issuable to independent directors upon the consummation of this offering.

(4) Includes (a) warrants to purchase 351,562 shares of common stock connection with a loan in an amount of up to $1,000,000 which are presently exercisable, and (b) 75,000 shares of common stock owned by RMH Consulting Corp., a consultant and an affiliate of The Elite Funding Group. Pursuant to the consulting agreement, we are required to issue 91,666 additional shares of common stock based on the estimated initial public offering price of $9.00 per share.

(5) The address of Wilhelmina Artist Management LLC is 300 Park Avenue South, New York, New York 10010.

(6) Includes warrants to purchase 125,000 shares of common stock, but does not include warrants to purchase 400,000 shares of common stock which are not presently exerciseable.

* Represents less than 1% of the applicable number of shares of common stock outstanding.

                              CERTAIN TRANSACTIONS

      In November 1999, Jacob R. Miles, III, our Chairman, Chief Executive Officer and majority stockholder entered into a deferred compensation agreement with us which provides that Mr. Miles shall receive accrued salary in the amount of $131,250, payable out of the net proceeds of this offering, which amount was accrued from January 1, 1999 through September 30, 1999. As of March 31, 2000, Mr. Miles was owed $183,000 of accrued salary and expenses, which has been recorded as a non-interest bearing loan.

      In November 1999, we entered into a consulting agreement with RMH Consulting Corp., an affiliate of The Elite Funding Group, a lender to us and a principal stockholder of ours, to provide us with consulting services, including assisting us with implementation of our business plans and strategies. We believe that the terms of the consulting agreement are on terms at least as favorable as those that could have been obtained from an unrelated third party. See "Management -- Consulting Agreements."

      In November 1999, e-commerce solutions subleased office space at 600 West 57th Street, New York, New York from MEIAssociates, Inc., at a monthly rate of $5,000 per month. Stanley Wolfson, a principal stockholder of ours, is an affiliate of MEI Associates.

                           DESCRIPTION OF SECURITIES

      The following section should be read in conjunction with detailed provisions of our certificate of incorporation and bylaws, copies of which have been filed with our registration statement of which this prospectus forms a part. Our capital stock is also governed by the provisions of applicable Delaware law.

General


      Our authorized capital stock consists of 30,000,000 shares of common stock, $.01 par value and 3,000,000 shares of preferred stock, $.01 par value. As of the date of this prospectus, 2,153,004 shares of common stock were issued and outstanding. As of the date of this prospectus, we have approximately 60 holders of our common stock. No shares of preferred stock are outstanding.

Common stock

      Each holder of common stock is entitled to one vote per share, either in person or by proxy, on all matters that may be voted upon by the owners of our shares at meetings of our stockholders. There is no provision for cumulative voting with respect to the election of directors by the holders of common stock. Therefore, the holders of more than 50% of our shares of outstanding common stock can, if they choose to do so, elect all of our directors and approve significant corporate transactions. In this event, the holders of the remaining shares of common stock will not be able to elect any directors.

      The holders of common stock:

      o have equal rights to dividends from funds legally available therefor, when and if declared by our board of directors;

      o are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; and

      o do not have preemptive rights, conversion rights, or redemption of sinking fund provisions.

      The rights, preferences and privileges of the holders of common stock may be adversely affected by the rights of the holders of shares of any series of preferred stock that we designate in the future.

Preferred stock

      The board of directors is authorized, without stockholder approval, from time to time to issue up to an aggregate of 3,000,000 shares of preferred stock in one or more series. The board of directors can fix the rights, preferences and privileges of the shares of each series and any qualifications, limitations or restrictions. Issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or of discouraging a third-party from attempting to acquire a majority of our outstanding voting stock . We have no present plans to issue any shares of preferred stock.

Outstanding options and warrants

      As of the date of this prospectus, up to 1,807,025 shares of common stock are issuable pursuant to outstanding options and warrants. Of such options and warrants, excluding the 130,000 shares of common stock reserved for issuance upon the exercise of warrants granted to the underwriters:

      o 337,500 shares of common stock are issuable at an exercise price of $4.00 per share;

      o 740,000 shares of common stock are issuable at an exercise price of $2.00 per share;

      o     375,000 are issuable at an exercise price of $.01 per share;

      o 125,000 shares of common stock are issuable at an exercise price of equal to 110% of the initial public offering price; and

      o 229,525 shares of common stock are issuable at an exercise price equal to the initial public offering price per share.

      These options and warrants generally have net exercise provisions under which the holder may, in lieu of payment of the exercise price in cash, surrender the option or warrant and receive a net amount of shares, based on the fair market value of Urban Cool's common stock at the time of the exercise of the warrant, after deducting the aggregate exercise price. These warrants expire on dates ranging from July 2004 to November 2009.

Underwriters' warrants

      We have agreed to issue to the underwriters, for a total of $20.00, warrants to purchase an aggregate of 130,000 shares of common stock exercisable for a period of four years commencing one year after the effective date of the registration statement of which this prospectus is a part, at a price equal to 165% of the initial public offering price of the shares of common stock. The underwriters' warrants contain anti-dilution provisions providing for automatic adjustments of the exercise price and number of shares issuable on exercise price and number of shares issuable on exercise of the underwriters' warrants upon the occurrence of some events, including stock dividends, stock splits, mergers, acquisitions and recapitalizations.

      The underwriters' warrants contain demand and piggyback registration rights relating to the issuance of 130,000 shares of common stock. For the life of the underwriters' warrants, the underwriters will have the opportunity to profit from a rise in the market price for the 130,000 shares of common stock. The holders of the underwriters' warrants will have no voting, dividend or other stockholder rights with respect to those warrants. The holders of shares of common stock issued upon exercise of those warrants will have the voting, dividend and other stockholder rights of holders of shares of common stock. The underwriters' warrants are restricted from sale, transfer, assignment or hypothecation for the one year period from the date of this prospectus, except to officers or partners of the underwriters and members of the selling group and/or their officers or partners.

Registration rights

      In July through November, 1999, we completed the sale of 105 units at a price of $10,000 per unit in a private financing transaction. Each unit in the private financing consisted of a promissory note in the amount of $10,000, 500 shares of common stock and warrants to purchase 2,500 shares of common stock. The holders of at least 50% of the shares of common stock and the shares of common stock underlying the warrants issued in the private financing have the right to demand the registration of their shares on one occasion and such holders have "piggyback registration rights" commencing 12 months from the date of this prospectus.

      In June 2000, we completed the sale of 4.8 units at a price of $100,000 per unit in a private financing transaction. Each unit in the private financing consisted of a promissory note in the amount of $100,000, 10,000 shares of common stock and warrants to purchase 50,000 shares of common stock. The holders of at least 50% of the shares of common stock and the shares of common stock underlying the warrants issued in the private financing have the right to demand the registration of their shares on one occasion and such holders have "piggyback registration rights" commencing 12 months from the date of this prospectus.

      We entered into a loan agreement with The Elite Funding Group, Inc. which provides for a loan in an amount of up to $1,000,000 at an interest rate of 10% per annum, payable monthly. In connection with the loan, we issued to the lender common stock purchase warrants for the purchase of up to 375,000 shares of common stock at an as adjusted exercise price of $.01 per share, subject to adjustment. We have granted registration rights to the lender for the registration of the shares of common stock underlying the warrants, including demand registration rights, and certain additional "piggy-back" registration rights. We have granted similar registration rights to RMH Consulting Corp., a consultant who is an affiliate of the lender with respect to 166,666 shares of common stock. We have also granted demand and piggyback registration rights commencing 12 months from the date of this prospectus in connection with up to 525,000 shares of common stock underlying warrants granted to Stanley Wolfson.


Delaware law and certificate of incorporation and bylaw provisions

      Urban Cool is subject to Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents Urban Cool from engaging, under some circumstances, in a business combination, which includes a merger or sale of more than 10% of its assets, with any interested stockholder, defined as a stockholder who owns 15% or more of its outstanding voting stock, as well as affiliates and associates of any such persons, for three years following the date such stockholder became an interested stockholder unless:

      o the transaction in which the stockholder became an interested stockholder is approved by the board of directors prior to the date the interested stockholder attained that status;

      o upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of Urban Cool's voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors or officers and shares owned by employee stock plans; or

      o the business combination is approved by the board of directors and authorized by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

      Some of the provision of our certificate of incorporation and bylaws could discourage, delay or prevent an acquisition of Urban Cool at a premium price. Our bylaws provide that any vacancy on the board of directors may be filled by a majority of the directors then in office. Our bylaws provide that special meetings of stockholders may be called only by a majority of the directors of our board or the President or by at least 25% of the holders of shares of common stock.

      In addition, the certificate of incorporation also authorizes the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of Urban Cool.

Transfer agent

      We intend to appoint Continental Stock Transfer & Trust Company as the transfer agent and registrar for our shares of common stock.

                         SHARES ELIGIBLE FOR FUTURE SALE

      Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market, or the availability of shares for sale, could adversely affect the prevailing market price of our common stock and our ability to raise capital through an offering of equity securities.


      Upon completion of this offering, we will have 3,549,670 shares of common stock outstanding, assuming no exercise of outstanding options or warrants or the underwriters' over-allotment option. After the offering, the 1,300,000 shares sold in this offering will be immediately tradeable without restriction under the Securities Act, except for any shares purchased by an "affiliate" of ours, as that term is defined in the Securities Act. Affiliates will be subject to the resale limitations of Rule 144 under the Securities Act.

      We issued the remaining 2,249,670 shares of common stock in private transactions in reliance upon one or more exemptions contained in the Securities Act. These shares will be deemed "restricted securities" as defined in Rule 144. Of these restricted securities 1,441,254 shares have been held for more than one year as of the date of this prospectus. Therefore, 1,441,254 of these shares will be eligible for public sale beginning 90 days after the date of this prospectus in accordance with the requirements of Rule 144, subject to the lock-up agreements described below.


      In general, under Rule 144, a stockholder, or stockholder whose shares are aggregated, who has beneficially owned "restricted securities" for at least one year will be entitled to sell an amount of shares within any three month period equal to the greater of:

      o     1% of the then outstanding shares of common stock; or

      o the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the Commission, provided certain requirements are satisfied.

      In addition, our affiliates must comply with additional requirements of Rule 144 in order to sell shares of common stock, including shares acquired by affiliates in this offering. Under Rule 144, a stockholder who had not been our affiliate at any time during the 90 days preceding a sale by him, would be entitled to sell those shares without regard to the Rule 144 requirements if he owned the restricted shares of common stock for a period of at least two years. The foregoing summary of Rule 144 is not a complete description. Non-affiliates may resell our securities issued under Rule 701 in reliance upon Rule 144 without having to comply with Rule 144's public information holding, volume and notice requirements

      Substantially all of our stockholders, our warrant holders and our officers and directors, have agreed to not directly or indirectly, offer, sell, pledge, grant any option to purchase, or otherwise sell or dispose of any of our shares for a period of at least 12 months after the offering without the prior written consent of Nutmeg Securities or The American Stock Exchange, as the case may be.

                              PLAN OF DISTRIBUTION

      The underwriters named below, for whom Kashner Davidson Securities Corp. is acting as representative, have severally agreed, subject to the terms and conditions contained in the underwriting agreement, to purchase from us, and we have agreed to sell to the underwriters on a firm commitment basis, the respective number of shares of common stock set forth opposite their names:

                                                                      Number of
       Underwriters                                                    Shares
       ----------                                                     ---------
       Kashner Davidson Securities Corp. ..........................
       Nutmeg Securities, Ltd. ....................................
         Total ....................................................   1,300,000


      The underwriters are committed to purchase all the securities offered by this prospectus, if any of the securities are purchased. The underwriting agreement provides that the obligations of the several underwriters are subject to the conditions specified in the underwriting agreement.

      The representative has advised us that it initially proposes to offer the common stock to the public at the public offering price set forth on the cover page of this prospectus, and to certain dealer concessions not in excess of $____ per share of common stock. The dealers may reallow a concession not in excess of $____ per share of common stock to other dealers. After completion of the offering, the public offering price, concessions and reallowances may be changed by the representative. The representative has informed us that it does not expect sales to discretionary accounts by the representative to exceed five percent of the shares of common stock offered by us in this prospectus.

      We have granted to the underwriters an over-allotment option, exercisable during the 45-day period from the date of this prospectus, to purchase from us up to an additional 195,000 shares of common stock at the initial public offering price, less underwriting discounts and the non-accountable expense allowance. This option may be exercised only for the purpose of covering over-allotments, if any, incurred in the sale of the shares of common stock. To the extent this option is exercised in whole or in part, each underwriter will have a firm commitment, subject to some conditions, to purchase the number of the additional shares of common stock proportionate to its initial commitment.

      We have agreed to pay to the representative a non-accountable expense allowance equal to three percent of the gross proceeds derived from the sale of the shares of common stock underwritten, of which $70,000 has been paid to date. We have agreed to indemnify the underwriters against some liabilities, including liabilities under the Securities Act arising out of alleged untrue statements or alleged omissions of material facts contained in the registration statement or prospectus. We have also agreed to pay all expenses in connection with qualifying the securities under the laws of those states the underwriter may designate, including fees and expenses of counsel retained for such purposes by the representative and the costs and disbursements in connection with qualifying the offering with the National Association of Securities Dealers, Inc.

      Substantially all of our stockholders, our warrant holders and our officers and directors, have agreed to not directly or indirectly, offer, sell, pledge, grant any option to purchase, or otherwise sell or dispose of any of our shares for a period of at least 12 months after the offering without the prior written consent of Nutmeg Securities, or The American Stock Exchange, as the case may be. An appropriate legend shall be placed on the certificates representing the securities. The representative has no general policy with respect to the release of shares prior to the expiration of the lock-up period and has no present intention to waive or modify any of these restrictions on the sale of our securities. We have agreed for two years following the date of this prospectus not to issue additional shares of common stock or securities convertible into shares of common stock without the consent of Nutmeg Securities except in connection with outstanding securities, in the case of acquisitions and options under our option plans.


      Security Capital acted as the placement agent for the private financing in July through November, 1999. We paid Security Capital a fee of $105,000, which was equal to 10% of the aggregate purchase price of the units sold, a portion of which was reallowed to a sub-placement agent, May Davis Group, and a non-accountable expense allowance of $31,500, which was equal to 3% of the aggregate purchase price of the units sold.

      May Davis Group, Inc. acted as the placement agent for the private financing in July 2000. We paid May Davis a fee of $43,000 which was equal to 10% of the gross proceeds and a non-accountable expense allowance of $13,000 which was equal to 3% of the gross proceeds.

      In connection with this offering, we have agreed to sell to the underwriters, and/or their designees, for nominal consideration, five-year underwriters' warrants to purchase up to 130,000 shares of our common stock. The underwriters' warrants are initially exercisable at any time during a period of four years beginning one year from the date of the prospectus at a price equal to 165% of the initial public offering price per share. The shares of common stock underlying the warrants are identical to those offered to the public. The underwriters' warrants provide for adjustment in the number of securities issuable upon their exercise as a result of certain subdivisions and combinations of the common stock. The underwriters' warrants grant to the holders rights of registration for the securities issuable upon exercise of the warrants. In addition, the underwriters' warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one year from the date of the prospectus, except to officers of the underwriters.

      We have also granted to Nutmeg Securities, the right, for a period of five years from the closing of the offering, to nominate a designee of the representative for election to our board of directors. Our officers, directors and principal stockholders have agreed to vote their shares in favor of this designee.

      In connection with this offering, certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the securities. The transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which the persons may bid for or purchase our common stock for the purpose of stabilizing their respective market prices.

      The underwriters also may create a short position for the account of the underwriters by selling more shares of common stock in connection with the offering than they are committed to purchase from us. In that case they may purchase shares of common stock in the open market following completion of the offering to cover all or a portion of the short position. The underwriters may also cover all or a portion of the short position, up to 195,000 shares of common stock, by exercising the over-allotment option referred to above however, in no event shall we sell additional shares of common stock to the underwriters in connection with this offering. In addition, the representative may impose "penalty bids" under contractual arrangements with the underwriters whereby it may reclaim from an underwriter, or dealer participating in the offering, for the account of other underwriters, the selling concession with respect to the shares of common stock that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the prices of the shares of common stock at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.


      Prior to this offering, there has been no public market for our common stock. Consequently, the initial public offering price of the common stock has been determined by negotiation between us and the representative and does not necessarily bear any relationship to our asset value, net worth or other established criteria of value. The factors considered in these negotiations, in addition to prevailing market conditions, included the history of and prospects for the industry in which we compete, an assessment of our management, our prospects, our capital structure and other factors as were deemed relevant.

      The foregoing is a summary of the material terms of the agreements described above. Reference is made to a copy of each agreement that is filed as an exhibit to the registration statement of which this prospectus is a part.

                                  LEGAL MATTERS

      The validity of the common stock being offered in this prospectus will be passed upon for us by Silverman, Collura & Chernis, P.C., New York, New York. Gersten, Savage & Kaplowitz, LLP, New York, New York is acting as counsel for the underwriters in connection with this offering.

                                     EXPERTS

      The financial statements of Urban Cool as of December 31, 1999 and 1998 and for the year ended December 31, 1999, for the period January 23, 1998 through December 31, 1998 and for the period January 23, 1998 through December 31, 1999 appearing in this prospectus and registration statement have been audited by Richard A. Eisner & Company, LLP, independent auditors, as set forth in their report thereon which contains an explanatory paragraph with respect to the substantial doubt about our ability to continue as a going concern, as discussed in Note A to the Financial Statements appearing in the registration statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                           HOW TO GET MORE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

      Upon effectiveness of the registration statement, we will be subject to the reporting and other requirements of the Securities Exchange Act of 1934 and we intend to furnish our stockholders annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

      We have applied for the listing of our common stock on The American
Stock Exchange under the symbol "UBN." After this offering is effective, you may obtain certain information about us on The American Stock Exchange's Internet site (http://www.Nasdaq-Amex.com).

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                            URBAN COOL NETWORK, INC.
                          (a development stage company)

                                    Contents

                                                                            Page

Independent auditors' report                                                 F-2

Consolidated balance sheets as of December 31, 1999,
  1998 and March 31, 2000 (Unaudited)                                        F-3

Consolidated statements of operations for the year ended
  December 31, 1999, for the period from January 23, 1998
  inception) through December 31, 1998, for the period
  from January 23, 1998 (inception) through December 31,
  1999, for the three months period ended March 31, 2000
  (Unaudited) and 1999 (Unaudited) and for the period from
  January 23, 1998 (inception) through March 31, 2000
  (Unaudited)                                                                F-4

Consolidated Statements of changes in stockholders
  equity/(capital deficiency) for the year ended December
  31, 1999, for the period from January 23, 1998
  (inception) through December 31, 1998 and for the three
  months period ended March 31, 2000 (Unaudited)                             F-5

Consolidated Statements of cash flows for the year ended
  December 31, 1999, for the period from January 23, 1998
  (inception) through December 31, 1998, for the period
  from January 23, 1998 (inception) through December 31,
  1999, for the three months period ended March 31, 2000
  (Unaudited) and 1999 (Unaudited) and for the period from
  January 23, 1998 (inception) through March 31, 2000
  (Unaudited)                                                                F-6

Notes to financial statements                                                F-7

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Urban Cool Network, Inc.
Dallas, Texas

      We have audited the accompanying balance sheets of Urban Cool Network, Inc. (the "Company") (a development stage company) as of December 31, 1999 and 1998 and the related statements of operations, changes in stockholders' equity (capital deficiency) and cash flows for the year ended December 31, 1999, for the period from January 23, 1998 (inception) through December 31, 1998 and for the period from January 23, 1998 (inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of Urban Cool Network, Inc. as of December 31, 1999 and 1998 and the results of its operations and its cash flows for the year ended December 31, 1999, for the period from January 23, 1998 (inception) through December 31, 1998 and for the period from January 23, 1998
(inception) through December 31, 1999, in conformity with generally accepted accounting principles.

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has experienced net losses, has a working capital deficiency and is past due on a vendor obligation that raises substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                            /s/ Richard A. Eisner & Company, LLP


New York, New York
April 13, 2000
with respect to the second  paragraph of Note H
April 19, 2000;
with respect to note D(1)
June 21, 2000

                            URBAN COOL NETWORK, INC.
                          (a development stage company)

                           Consolidated Balance Sheets

                                                                 March 31,              December 31,
                                                                -----------      -------------------------
                                                                   2000              1999          1998
                                                                -----------      ----------     ----------
                                                                (Unaudited)
ASSETS (Note H)
Current assets:
   Cash ......................................................  $               $    68,000       $  2,000
   Cash held in attorney escrow ..............................       80,000
   Other current assets ......................................        8,000          62,000
                                                                -----------     -----------       --------
     Total current assets ....................................       88,000         130,000          2,000
                                                                -----------     -----------       --------
Computer equipment ...........................................      226,000         224,000         23,000
Website development costs ....................................       63,000          63,000         63,000
                                                                -----------     -----------       --------
                                                                    289,000         287,000         86,000
Less accumulated depreciation and amortization ...............      (66,000)        (42,000)
                                                                -----------     -----------       --------
                                                                    223,000         245,000         86,000
                                                                -----------     -----------       --------
Trademark ....................................................    5,800,000

Software costs, net of accumulated amortization
   of $315,000 and $126,000 at March 31, 2000
   and December 31, 1999, respectively .......................    1,973,000       2,162,000
Debt issuance costs, net .....................................      200,000         481,000
Deferred offering costs ......................................      385,000         385,000
Due from unconsolidated subsidiary ...........................       50,000
Other assets .................................................        3,000           3,000
                                                                -----------     -----------       --------
                                                                  8,411,000       3,031,000
                                                                -----------     -----------       --------
                                                                $ 8,722,000     $ 3,406,000       $ 88,000
                                                                ===========     ===========       ========
LIABILITIES
Current liabilities:
   Bank overdraft ............................................  $     3,000
   Note payable-- vendor .....................................      400,000         400,000
   Note payable -- line of credit (face value --
     $815,000 and $500,000 at March 31, 2000 and
     December 31, 1999, respectively, net of debt discount) ..            0               0
   Accounts payable and accrued expenses .....................      490,000         370,000       $209,000
   Accrued payroll ...........................................      142,000          60,000
   Payable to officer/stockholder ............................      183,000         142,000         13,000
                                                                -----------     -----------       --------
     Total current liabilities ...............................  $ 1,218,000         972,000        222,000
                                                                ===========     ===========       ========
Notes payable (face value -- $1,050,000 at March 31, 2000
   and December 31, 1999), net of debt discount ..............            0               0

Commitments and other matters


STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)
Preferred stock -- authorized 3,000,000 shares,
   $.01 par value; none outstanding
Common stock -- authorized 30,000,000 shares,
   $.01 par value; 2,105,004, 815,004
   and 1,060,739 shares outstanding at
   March 31, 2000, December 31, 1999 and 1998, respectively ..       21,000          18,000         11,000
Additional paid-in capital ...................................   28,309,000      22,512,000        183,000
Deficit accumulated during the development stage .............  (12,587,000)     (6,014,000)      (328,000)
Unearned compensation ........................................   (5,441,000)     (6,139,000)
Unamortized debt discount in excess of notes payable .........   (2,798,000)     (7,943,000)
                                                                -----------     -----------       --------
                                                                  7,504,000       2,434,000       (134,000)
                                                                -----------     -----------       --------
                                                                $ 8,722,000     $ 3,406,000       $ 88,000
                                                                ===========     ===========       ========


                        See notes to financial statements

                            URBAN COOL NETWORK, INC.
                          (a development stage company)

                      Consolidated Statements of Operations

                                                                      Period From       Period From        Period From
                                                                    January 23,1998   January 23, 1998  January 23, 1998
                                Three months                          (Inception)        (Inception)      (Inception)
                           period ended March 31,      Year Ended        Through           Through           Through
                          ------------------------     December 31,    December 31,      December 31,       March 31,
                             2000         1999            1999            1998              1999              2000
                          ----------    ----------    ------------   -------------    ----------------  ----------------
                                 (Unaudited)                                                               (Unaudited)

Revenues                           --          --              --              --                 --                  --
Costs and expenses:
Content costs for
   website .............  $     8,000   $  392,000    $   421,000      $  130,000        $   551,000        $    559,000
General and
   administrative ......    1,206,000       98,000      2,481,000         198,000          2,679,000           3,885,000
Amortization of
   software costs ......      189,000                     126,000                            126,000             315,000
                          -----------   ----------    -----------      ----------        -----------        ------------
Total costs and
   expenses ............    1,403,000      490,000      3,028,000         328,000          3,356,000           4,759,000
Amortization of
    debt discounts .....    4,830,000                   2,482,000                          2,482,000           7,312,000
Amortization of
   debt issuance costs .      281,000                     142,000                            142,000             423,000
Interest and related
    costs ..............       59,000                      34,000                             34,000              93,000
                          -----------   ----------    -----------      ----------        -----------        ------------
Loss before income
    tax benefit ........   (6,573,000)    (490,000)    (5,686,000)       (328,000)        (6,014,000)        (12,587,000)
Income tax benefit .....           --           --             --              --                 --                  --
                          -----------   ----------    -----------      ----------        -----------        ------------
Net loss/
   comprehensive
    loss ...............  $(6,573,000)  $ (490,000)   $(5,686,000)     $ (328,000)       $(6,014,000)       $(12,587,000)
                          ===========   ==========    ===========      ==========        ===========        ============
Loss per share -- basic
    and diluted ........  $     (3.56)  $     (.43)   $     (3.98)     $     (.32)
                          ===========   ==========    ===========      ==========
Weighted average
   number of shares
   outstanding -- basic
    and diluted ........    1,846,868    1,138,244      1,429,280       1,033,041
                          ===========   ==========    ===========      ==========


                        See notes to financial statements

                            URBAN COOL NETWORK, INC.
                          (a development stage company)

 Consolidated Statements of Changes in Stockholders' Equity (Capital Deficiency)

                                                                                                      Unamortized
                                                                                           Deficit       Debt
                                                                                         Accumulated   Discount
                                               Common Stock     Additional               During the    in Excess
                                             ----------------     Paid-in    Unearned    Development   of Notes
                                              Shares   Amount     Capital  Compensation     Stage       Payable           Total
                                              ------   ------     -------  ------------     -----       -------           -----

Shares issued to founder .................  1,030,443 $10,000 $    (5,000)                                          $     5,000
Issuance of common stock
  for cash ($.46 per share):
  November ...............................      6,801               3,000                                                 3,000
  December ...............................     15,251   1,000       6,000                                                 7,000
Issuance of common stock
  for consulting services --
  November ...............................      8,244               4,000                                                 4,000
Value of services contributed by
  an officer/stockholder .................                        175,000                                               175,000
Net loss/comprehensive loss for
  the period from January 23, 1998
  (inception) through
  December 31, 1998 ......................                                             $     (328,000)                 (328,000)
                                            --------- ------- -----------              --------------               -----------
Balance-- December 31, 1998 ..............  1,060,739  11,000     183,000                    (328,000)                 (134,000)
Issuance of common stock
  for cash ($.48 per share):
  March ..................................    318,922   3,000     152,000                                               155,000
  June ...................................      4,124               2,000                                                 2,000
  July ...................................     41,219              20,000                                                20,000
Issuance of common stock and
  warrants in private placements .........     52,500   1,000   5,396,000                                             5,397,000
Issuance of common stock
  for consulting services --
  September ..............................     75,000   2,000   3,498,000  $(3,500,000)                                     --
Issuance of common stock
  for consulting services --
  October/November .......................     62,500   1,000   3,249,000   (3,250,000)                                     --
Value of warrants issued
  in connection with
  loan agreement-- November .............                       6,942,000                                             6,942,000
Value of warrants issued re:
  e-commerce solutions
  Inc.-- November .......................                       2,270,000                                             2,270,000
Compensatory options
  granted to employee ...................                         800,000                                               800,000
Amortization of
  unearned compensation .................                                      611,000                                  611,000
Unamortized debt discount
  in excess of notes payable
  and loan ..............................                                                             $(10,425,000) (10,425,000)
Amortization of debt discount ...........                                                                2,482,000    2,482,000
Net loss/comprehensive loss
  for the year ended
  December 31, 1999 .....................                                                  (5,686,000)               (5,686,000)
                                            --------- ------- -----------  -----------   ------------  -----------  ------------
Balance-- December 31, 1999 .............   1,815,004 $18,000 $22,512,000  $(6,139,000)  $ (6,014,000) $(7,943,000) $ 2,434,000
                                            ========= ======= ===========  ===========   ============  ===========  ===========
Issuance of common stock
  for acquisition of Wilhelmina
  Urban Cool ............................      90,000   3,000   5,797,000                                             5,800,000
Amortization of unearned
  compensation ..........................                                      698,000                                  698,000
Amortization of debt
  discount--March .......................                                                                4,830,000    4,830,000
Additional borrowings to reduce debt
  discount in excess of notes payable ...                                                                  315,000      315,000
Net loss/comprehensive loss for the
  three months ended
  March 31, 2000 ........................                                                  (6,573,000)               (6,573,000)
Balance -- March 31, 2000
                                            --------- ------- -----------  -----------   ------------  -----------  -----------
  (Unaudited) ...........................   2,105,004 $21,000 $28,309,000  $(5,441,000)  $(12,587,000) $(2,798,000)   7,504,000
                                            ========= ======= ===========  ===========   ============  ===========  ===========


                        See notes to financial statements

                            URBAN COOL NETWORK, INC.
                         (a development stage company)

                      Consolidated Statements of Cash Flows

                                                                                       Period From  Period From     Period From
                                                                                       January 23,  January 23,      January 23,
                                                                                          1998         1998            1998
                                                        Three Months                  (Inception)  (Inception)     (Inception)
                                                   period ended March 31,  Year Ended   Through      Through         Through
                                                   ---------------------- December 31, December 31, December 31,      March 31,
                                                      2000       1999        1999         1998         1999            2000
                                                   ---------- ----------- ----------- -----------   -----------    ------------
                                                   (unaudited)(unaudited)                                         (unaudited)
 Cash flows from operating activities:
  Net loss ...................................... $(6,573,000  $(490,000) $(5,686,000)  $(328,000) $(6,014,000)   $(12,587,000)
  Adjustments to reconcile net loss
    to net cash (used in) provided
     by operating activities:
      Value of services contributed by
        an officer/stockholder charged
        as compensation and treated
        as additional paid-in capital ...........                                         175,000      175,000         175,000
      Depreciation and amortization .............      24,000     10,000       42,000                   42,000          66,000
      Issuance of stock for services rendered ...                                           4,000        4,000           4,000
      Amortization of unearned compensation .....     698,000                 611,000                  611,000       1,309,000
      Issuance of options for services rendered                               800,000                  800,000         800,000
      Amortization of software costs ............     189,000                 126,000                  126,000         315,000
      Amortization of debt discount and
         issuance costs .........................   5,111,000               2,624,000                2,624,000       7,735,000
      Changes in:
        Payable to officer/stockholder ..........      41,000     42,000      129,000      13,000      142,000         183,000
        Notes payable -- vendor .................                400,000                  400,000      400,000
        Accounts payable and accrued expenses ...     119,000    369,000      161,000     209,000      370,000         489,000
        Accrued payroll .........................      82,000                  60,000                   60,000         142,000
        Other current assets and other assets ...       5,000     (5,000)     (65,000)                 (65,000)        (60,000)
                                                  -----------  ---------  -----------   ---------  -----------    ------------
          Net cash (used in) provided by
            operating activities ................    (304,000)   (74,000)    (798,000)     73,000     (725,000)     (1,029,000)
                                                  -----------  ---------  -----------   ---------  -----------    ------------
Cash flows from investing activities:
  Purchase of computer equipment and
    software ...................................      (2,000)               (219,000)    (23,000)    (242,000)       (244,000)
  Costs of developing website and
    related software ............................                             (63,000)    (63,000)     (63,000)
                                                  -----------  ---------  -----------   ---------  -----------    ------------
          Net cash used in investing
            activities ..........................      (2,000)               (219,000)    (86,000)    (305,000)       (307,000)
                                                  -----------  ---------  -----------   ---------  -----------    ------------
Cash flows from financing activities:
  Proceeds from sale of common stock ............     155,000    177,000       15,000     192,000      192,000
  Proceeds from private placement, net ..........                             791,000                  791,000         791,000
  Proceeds from line of credit ..................     235,000                 500,000                  500,000         735,000
  Deferred offering costs .......................                (70,000)    (385,000)                (385,000)       (385,000)
  Bank overdraft ................................       3,000                                                            3,000
                                                  -----------  ---------  -----------   ---------  -----------    ------------
          Net cash provided by
            financing activities ................     238,000     85,000    1,083,000      15,000    1,098,000       1,336,000
                                                  -----------  ---------  -----------   ---------  -----------    ------------
Net (decrease) increase in cash .................     (68,000)    11,000       66,000       2,000       68,000               0
Cash at beginning of period .....................      68,000      2,000        2,000
                                                  -----------  ---------  -----------   ---------  -----------    ------------
Cash at end of period ...........................         $ 0  $  13,000  $    68,000   $   2,000  $    68,000    $          0
                                                  ===========  =========  ===========   =========  ===========    ============
Interest paid ................................... $    15,000         --           --          --           --          15,000
Income tax paid .................................          --         --           --          --           --              --
Supplemental disclosures of non-cash
  investing and financing activity:
  Value of common stock for
    consulting services .........................                         $ 6,750,000              $ 6,750,000    $  6,750,000
  Value of common stock and warrants
    issued in private placement .................                         $ 5,397,000              $ 5,397,000    $  5,397,000
  Value of warrants issued to
    connection with loan agreement ..............                         $ 6,942,000              $ 6,942,000    $  6,942,000
  Value of warrants issued to
    e-Commerce Solutions, Inc. ..................                         $ 2,270,000              $ 2,270,000    $  2,270,000
  Fair value of common stock issued in
    connection with acquisition of
    Wilhelmina Urban Cool ....................... $ 5,800,000                                                     $  5,800,000
  Proceeds from line of credit
    held in attorney escrow ..................... $    80,000                                                     $     80,000

                        See notes to financial statements

                            URBAN COOL NETWORK, INC.
                          (a development stage company)

                          Notes to Financial Statements
                           December 31, 1999 and 1998

NOTE A -- THE COMPANY AND BASIS OF PRESENTATION

Urban Cool Network, Inc. (the "Company") was incorporated in Delaware in January 1998. The Company operates an online network that became operational in January 1999, and provides a forum for communications, information and electronic commerce. The online network has 15 channels with original content including a search engine for users. The Company intends to derive its revenue primarily from sponsorship and advertising. The Company is in the development stage and has not yet generated any revenue.

The Company's primary market is residents of inner city or urban areas. The Company's strategy is to utilize its online network to reach its target market of urban consumers and businesses that market their products to urban consumers. The Company intends to utilize NetStands, which are PC-based kiosks, which will be located in selected inner cities. The Company also intends to license CyberCenters, which are central meeting areas that will contain between ten and twenty computers, to urban nonprofit organizations.

As reflected in the accompanying financial statements, the Company has not generated any revenues, has incurred substantial losses since inception and such losses are expected to continue in the foreseeable future. As of March 31, 2000 and December 31, 1999, the Company had a working capital deficiency of $1,130,000 and $842,000, respectively, and deficit accumulated during the development stage of $12,587,000 and $6,014,000, respectively. The Company is delinquent with regard to notes payable issued to a vendor and repayment of loan due on line of credit. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company's continued existence is dependent on its ability to obtain additional debt or equity financing.

The Company is attempting to raise additional financing through a proposed public offering (see Note F). There is no assurance that the proposed financing can be accomplished or that profitable operations can be achieved.

NOTE B -- SIGNIFICANT ACCOUNTING POLICIES

[1] Principles of consolidation:

    The financial statements as at March 31, 2000 and for the three month period then ended include the accounts of the Company's wholly-owned subsidiary WilhelminaUrbanCool.com, Inc. ("WilhelminaUrbanCool") (See Note J). The Company has not consolidated its majority owned subsidiary, e-commerce solutions, Inc. ("ESI") and its subsidiaries, since the control is considered temporary. Such control is conditioned on the contribution of capital to ESI by the Company. In the year 2000, ESI formed and acquired majority ownership interests in Mastercraft Builders, Inc., ModTech Solutions, Inc. and ModTech Solutions, LLC (See Note I).

    All significant intercompany transactions and accounts have been eliminated.

[2] Purchased computer equipment and software:

    Computer equipment and software are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over their estimated useful lives of the assets which range from three to five years.

[3] Website development costs:

    In accordance with Statement of Position 98-1, costs of design, software configuration, coding, installation to hardware and testing expenses incurred during application development stage activities are capitalized. Costs incurred during the preliminary software project stage activities and post-implementation/operation stage activities are expensed. The capitalized costs will be amortized using the straight-line method over an estimated useful life of two years beginning when the website is ready for its intended use. The website was launched in January 1999.

                            URBAN COOL NETWORK, INC.
                          (a development stage company)

                    Notes to Financial Statements (continued)
                           December 31, 1999 and 1998
          (Unaudited with respect to March 31, 2000 and March 31, 1999)

NOTE B -- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[4] Income taxes:

    The Company accounts for income taxes using the liability method. Deferred income taxes are measured by applying enacted statutory rates to net operating loss carryforwards and to the differences between the financial reporting and tax bases of assets and liabilities. Deferred tax assets are reduced, if necessary, by a valuation allowance for any tax benefits which are not expected to be realized.

[5] Use of estimates:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[6] Loss per common share:


    Basic loss per share is calculated by dividing net loss by the weighted average number of outstanding common shares during the period. No effect has been given to potential issuances of common stock including outstanding options and warrants in the diluted computation as their effect would be antidilutive.

    The  supplemental  basic and  diluted  loss  per  share for the year  ended
    December 31, 1999 and   for the three months ended March 31, 2000 would have
    been ($3.45) and ($3.19),  respectively  giving  effect to 217,000  shares
    that would need to be issued to raise the net  proceeds  to   repay the debt
    on consummation of the proposed initial public offering.


[7] Stock-based compensation:

    The Company has adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The provisions of SFAS No. 123 allow companies to either expense the estimated fair value of stock options or to apply the intrinsic value method set forth in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") but disclose the pro forma effects on net income
    (loss) had the fair value of the options been expensed. The Company has elected to apply APB 25 in accounting for its employee stock options.

[8] Impairment of long lived assets:

    The carrying amount of all long lived assets including trademark is evaluated periodically to determine whether adjustment to the useful life or to the unamortized balance is warranted. Such evaluation is based principally on the expected utilization of the long lived assets and the projected undiscounted cash flows of the operations in which the long lived assets are used. An impaired asset is written down to its estimated fair market value. Estimated fair market value is generally measured by discounting estimated future cash flows or by analysis of other currently available information. Considerable management judgment is necessary to estimate fair market value.

    The depreciation or amortization periods for long lived assets are periodically evaluated to determine whether events or circumstances have occurred that warrant revision.

    No provision for impairment has been made in the accompanying financial statements.

[9] Interim financial statements:

    The financial statements as of March 31, 2000 and for the three-month periods ended March 31, 2000 and 1999 and for the period from January 23, 1998 (inception) through March 31, 2000 are unaudited, but in

                            URBAN COOL NETWORK, INC.
                          (a development stage company)

                    Notes to Financial Statements (continued)
                           December 31, 1999 and 1998
          (Unaudited with respect to March 31, 2000 and March 31, 1999)

NOTE B -- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

the opinion of management the financial statements include all adjustments consisting of normal recurring accruals necessary for a fair presentation of the Company's financial position and results of operations. Results of operations for interim periods are not necessarily indicative of those to be achieved for full fiscal years.

[10] Reclassifications:

     Certain reclassifications to the prior periods' financial statements have been made to conform with classifications used in the current period.

[11] Recently issued accounting standards:

     The Financial Accounting Standards Board issued in March 2000 Interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation" clarifying the application of APB 25 with various effective dates. This interpretation defines an employee in applying APB 25 and indicates accounting consequences of various modifications to the terms of previously issued fixed options or awards. The guidance in this interpretation had no effect in the accompanying financial statements.

NOTE C -- COMMITMENTS AND OTHER MATTERS

[1] Leases:

     During 1999, the Company entered into operating lease agreements for its CyberCenter Facility, and administrative offices expiring in March 2014 and March 2003, respectively. During November 1999, the Company's unconsolidated subsidiary subleased office space from an affiliate of a principal stockholder of the Company, through October 2002. Future monthly minimum rental payments under these leases are as follows:

                                                        At               At
                                                    December 31,       March 31,
                                                    ------------      ---------
         2000 ...............................       $ 90,000                --
         2001 ...............................         90,000          $ 90,000
         2002 ...............................         86,000            89,000
         2003 ...............................         16,000            69,000
         2004 ...............................         12,000            15,000
         2005 and thereafter ................        133,000            12,000
         2006 and thereafter ................                         $129,000
                                                    --------          --------
                                                    $427,000          $404,000
                                                    ========          ========

Rent expense for the year ended December 31, 1999 and for the three month period ended March 31, 2000 amounted to approximately $20,000 and $7,000, respectively.

[2] Employment agreements:

    On July 1, 1999, the Company entered into a three-year employment agreement with its Chief Executive Officer ("CEO") who is also a principal stockholder. The agreement is automatically renewed on an annual basis for an additional year unless terminated. The agreement provides for an annual base salary of $175,000 and an incentive bonus and stock options to purchase shares of common stock to be determined by the Board of Directors.


    In November 1999, the Company entered into employment agreements commencing on the consummation of the proposed public offering with its President/Chief Operating Officer ("COO"), Chief Financial Officer ("CFO") and Vice President of Technology and Internet services ("VP"). The agreements are for a period of one year except employment agreement for the CFO was modified in July 2000 to six months.

                            URBAN COOL NETWORK, INC.
                          (a development stage company)

                    Notes to Financial Statements (continued)
                           December 31, 1999 and 1998
          (Unaudited with respect to March 31, 2000 and March 31, 1999)

NOTE C -- COMMITMENTS AND OTHER MATTERS (CONTINUED)


    The agreements provide for a total annual base compensation aggregating $350,000 plus incentive bonuses to be determined by the Board of Directors. The officers received options to purchase an aggregate of 15,000 shares of common stock exerciseable at the proposed public offering price expiring in November 2004. The Company's financial statements do not reflect any compensation charge for these conditional options granted. In addition, the VP received options to purchase 50,000 shares of common stock at an exercise price of $4.00 expiring November 2004. In addition, in January 2000 the Company issued to these officers, options to purchase 78,750 shares of common stock exercisable for a period of five years at the proposed public offering price.

    In June 2000, the Company terminated the employment agreement with its COO and forfeited options granted to the COO totaling 23,750 shares.

    The Company has also entered into a one year employment agreement with Vice President of Celebrity Relations and Merchandising, contingent upon consummation of the proposed initial public offering. The agreement provides for an annual salary of $125,000, options to purchase 12,500 shares of common stock exercisable at the proposed public offering price expiring in November 2004, plus a signing bonus of $35,000 effective October 1, 1999. For the year ended December 31, 1999 and the three month period ended March 31, 2000 the Company has accrued $60,000 and $31,000, respectively as compensation expense. The Company has also agreed to issue 17,500 shares of common stock to the employee upon obtaining agreements from up to three celebrities to join the Company's advisory board, on terms to be negotiated. Subsequently, in July 2000 the employment agreement was terminated.


[3] Consulting agreements:


    In April 1999, the Company entered into an agreement with a marketing firm whereby the Company has agreed to pay a fee based upon certain benchmarks and to grant options to purchase 1,030 shares of restricted common stock with the opening of each CyberCenter and 206 shares with the placement and live operation of a CyberStation in a single location at an exercise price of $0.48 per share. The agreement is in effect until terminated by either party for cause. In connection therewith the Company will record a charge equal to the fair value of the option on the opening of each CyberCenter and operation of each CyberStation.

    In September 1999, the Company entered into two consulting agreements each for a period of three years. In connection with these agreements, the Company issued unconditionally 75,000 and 100,000 shares of common stock which are valued at $20.00 per share and will be amortized over a period of three years. The consultants are to provide consulting services with respect to marketing and mergers and acquisitions.


    In October 1999, the Company issued unconditionally 87,500 shares of common stock to a consultant to provide corporate development consulting services over a period of two years which the Company valued at $20,00 per share.

[4] Related party transactions:

    The Company's CEO served without pay from inception through December 31, 1998. The Company, based on employment agreement effective July 1, 1999, valued such services at $175,000 per year. In this connection, the Company recognized a compensation expense and a credit to paid-in capital.

    At December 31, 1999 and March 31, 2000 the Company has accrued salary of $131,000 and $157,000, respectively, to the CEO/stockholder and the CEO has agreed to defer the payment of such salaries until the consummation of a proposed initial public offering which results in a gross proceeds of at least $10,000,000. In addition from inception through December 31, 1999 and through March 31, 2000, the CEO paid certain operating expenses of $11,000 and $26,000, respectively, on behalf of the Company. These amounts have been recorded as noninterest bearing loans with no fixed date of repayment.

                            URBAN COOL NETWORK, INC.
                          (a development stage company)

                    Notes to Financial Statements (continued)
                           December 31, 1999 and 1998
          (Unaudited with respect to March 31, 2000 and March 31, 1999)

C -- COMMITMENTS AND OTHER MATTERS (CONTINUED)

    The Company has received from the CEO the right to the domain name "urban trends.com" for nominal consideration.

[5] Other commitment:

    In January 2000, the Company entered into an agreement with a software provider, for a period of one year. Under the agreement, the Company has agreed to pay an aggregate of $437,000. The software provider has developed a proprietary search engine which utilizes a question and answer format. Pursuant to the agreement, the software provider will customize its search engine for use by the Company.

NOTE D -- STOCKHOLDERS' EQUITY

[1] Stock split:


    The Board of Directors approved a 8.24354 for one stock split effective in July 1999. In June 2000, the Board of Directors approved a one for two reverse stock split. All information regarding shares of common stock have been restated to give retroactive recognition to the stock split and reverse stock split for all the periods presented, including all references to number of shares and per share amounts.


[2] Stock options:


    In November 1999, the Board of Directors and the stockholders of the Company approved a Stock Option Plan (the "1999 Plan") which provides for the granting of options to purchase up to 250,000 shares of common stock, pursuant to which key employees, directors and consultants are eligible to receive incentive and/or nonqualified stock options. The exercise period and price of options granted under the 1999 Plan are determined by the Board of Directors. The exercise price for incentive stock options must not be less than the fair market value of the shares of common stock on the date of the grant, except that the exercise price of options granted to a stockholder owning more than 10% of the outstanding capital stock may not be less than 110% of the fair value of the common stock at date of grant.

    In November 1999, the Board of Directors and stockholders approved the 1999 Executive Stock Option Plan (the "Executive Plan") which provides for the granting of up to 250,000 options to purchase shares of common stock to the CEO of the Company. The Company has granted the entire 250,000 options to the CEO of the Company. Of these options, 125,000 shares of common stock of the Company are exercisable immediately for a period of five years at an exercise price equal to the proposed initial public offering price. The balance of such options are exercisable for a period of five years at an exercise price equal to 110% of the proposed public offering price. Options to purchase 62,500 shares of common stock are exercisable in each of the years 2001 and 2002 upon achieving gross sales revenue of $17,500,000 and $25,000,000 respectively.

    The Company has granted stock options to outside directors to purchase 10,000 shares of common stock, including options to purchase 5,000 shares of common stock to the spouse of the CEO and principal stockholder, contingent upon consummation of the proposed public offering. These options are exercisable commencing 90 days after the consummation of the proposed public offering at an exercise price equal to the proposed public offering price expiring five years after the consummation of the proposed public offering.


    The following table summarizes information about stock options outstanding at December 31, 1999 and March 31, 2000:

                            URBAN COOL NETWORK, INC.
                         (a development stage company)

                    Notes to Financial Statements (continued)
                           December 31, 1999 and 1998
          (Unaudited with respect to March 31, 2000 and March 31, 1999)

NOTE D -- STOCKHOLDERS' EQUITY (CONTINUED)

[2] Stock options: (continued)


                     Number of            Weighted
                     Options              Average
                     Granted             Contractual           Number of
Exercise               and                 Life                Options
  Price            Outstanding           Remaining           Exercisable
--------     ------------------------   -----------   -------------------------
             December 31,   March 31,                 December 31,    March 31,
                 1999         2000                        1999          2000
             ------------  ----------                 -----------    ----------
 Note(1)        280,000      398,925      5 years       125,000        125,000
  $ 4.00         50,000       50,000      5 years        50,000         50,000
               --------     --------                   --------       --------
                330,000      448,925                    175,000        175,000
               ========     ========                   ========       ========

    Note(1): The exercise price is equal to the proposed public offering price assumed to be $20.00 per share. The exercise price of options granted to a stockholder owning more than 10% of the outstanding capital stock may not be less than 110% of the fair value of the common stock at date of grant.

    At December 31, 1999 and at March 31, 2000, the Company had available 220,000 and 113,575 options under the Company's 1999 plan, respectively.


    The Company has elected to continue to account for stock option grants in accordance with APB 25 and related interpretations. Accordingly, no compensation cost has been recognized for fixed options because the exercise prices of the stock options on the date of grant equal the market values of the Company's common stock.

    Had the compensation costs for the plans been determined based upon the fair value at the grant date consistent with SFAS No. 123, the Company's net
    (loss) and net (loss) per share on a pro forma basis would have been the amounts indicated below:

                                                                                        Three Months
                                                             Year Ended               Ended March 31,
                                                            December 31,       ------------------------------
                                                                1999               2000              1999
                                                            ------------       -------------      -----------
     Net (loss):
       As reported .....................................     $(5,686,000)       $(6,573,000)       $(490,000)
       Pro forma as originally reported ................      (6,313,000)        (6,795,000)        (490,000)
                  Revised-- see Note (1) ...............      (7,831,000)
     Net (loss) per share:
       As reported
         Basic and diluted .............................          $(3.98)            $(3.56)           $(.43)
       Pro forma
         Basic and diluted as originally reported ......          $(4.27)            $(3.68)           $(.44)
                  Revised-- see Note (1) ...............          $(5.48)

    Note (1) The amounts as originally reported for the year ended December 31, 1999 did not include a charge for compensation costs based on the fair value of the 125,000 options granted and exercisable by the CEO/stockholders.


    The Company has not included potential common shares pro forma diluted loss per share computation, since the result would be antidilutive.

                            URBAN COOL NETWORK, INC.
                          (a development stage company)

                    Notes to Financial Statements (continued)
                           December 31, 1999 and 1998
          (Unaudited with respect to March 31, 2000 and March 31, 1999)

NOTE D -- STOCKHOLDERS' EQUITY (CONTINUED)

    The pro forma amounts may not be representative of future disclosures due to, among other things: (i) the estimated fair value of stock option is amortized over the vesting period and (ii) additional options may be granted in future years.


    The weighted average fair value at date of grant for unconditional options granted during the year 1999 and March 31, 2000, was $12.54 as originally reported ($12.26 as revised -- see Note (1)) and $12.54, respectively, using the Black-Scholes option-pricing model with the following assumptions:


                                                    1999          2000
                                                    ----          ----
         Dividend yield ........................    0.00%         0.00%
         Expected volatility ...................     .70           .70
         Risk-free interest rate ...............    5.76%         6.56%- 6.76%
         Expected life in years ................       5             5

[3] Warrants:


    In connection with certain units sold in a private placement (see Note E) the Company has issued warrants to purchase 262,500 shares of common stock.

    The above warrants are exercisable commencing January 2000 at an exercise price of $4.00 per share expiring five years from the issue date in 1999.


NOTE E -- PRIVATE PLACEMENT


In 1999, the Company sold 105 units, aggregating $1,050,000. Each unit consists of a $10,000 promissory note, 500 shares of common stock and a warrant to purchase 2,500 shares of common stock (see Note D[3]). The promissory notes bear interest at 10% per annum and are due the earlier of 24 months from date of issuance or the closing of the proposed initial public offering. The common stock and warrants have been valued at $20.00 and $16.56, respectively, by using the proposed public offering price and the application of the Black-Scholes model and is being accounted for as debt discount which is being amortized over the life of the loan. The aggregate value of the common stock and warrants is calculated to be $5,397,000.


The Company incurred costs in connection with obtaining the financing of approximately $259,000 which is amortized over the life of the loans. The effective interest rate on the notes is 300% excluding debt issuance costs.

NOTE F -- PROPOSED PUBLIC OFFERING


The Company signed a letter of intent with an underwriter with respect to a proposed public offering of shares of common stock. There is no assurance that such offering will be consummated. The Company anticipates incurring substantial expenses in connection with the proposed public offering, which if the offering is not consummated, will be charged to expense. Upon consummation of the public offering outside directors are to receive an aggregate of 5,000 shares of common stock of the Company, including 2,500 shares of common stock to be issued to the spouse of the CEO and principal stockholder.


NOTE G -- INCOME TAXES

At December 31, 1999 and March 31, 2000, the Company had available federal net operating loss carryforward to reduce future taxable income of approximately $2,327,000 and $3,350,000, respectively. The net operating loss carryforwards expire 2018 through 2020. The Company's ability to utilize its net operating loss carryforwards may be subject to annual limitations pursuant to Section 382 of the Internal Revenue Code if future changes in ownership occur.

                            URBAN COOL NETWORK, INC.
                          (a development stage company)

                    Notes to Financial Statements (continued)
                           December 31, 1999 and 1998
          (Unaudited with respect to March 31, 2000 and March 31, 1999)

NOTE G -- INCOME TAXES (CONTINUED)

A reconciliation of income tax expense to amounts computed using federal statutory rates is as follows:

                                                                                          Three Months Ended
                                                             Year Ended December 31,           March 31,
                                                            ------------------------   ------------------------
                                                               1999           1998       2000           1999
                                                             --------       --------   --------       --------
Income tax benefit computed at federal statutory rate ....  $ 2,266,000     $111,000   $ 2,620,000     $ 196,000
Nondeductible salary to officer ..........................                   (28,000)
Nondeductible amortization of discount on debt ...........     (833,000)                (1,930,000)
Nondeductible amortization of consulting fees ............     (156,000)                  (280,000)


Startup costs. ...........................................       20,000      (83,000)        4,000         4,000
                                                            -----------      -------   -----------     ---------

                                                              1,297,000            0       414,000       200,000
Valuation allowance ......................................   (1,297,000)           0      (414,000)     (200,000)
                                                            -----------      -------   -----------     ---------
                                                                      0            0            0              0
                                                            ===========      =======   ===========     =========

The deferred tax assets are recorded as follows:

                                                                 At December 31,
                                                             -----------------------       At March 31,
                                                               1999           1998              2000
                                                             --------       --------       ------------
Loss carryforwards .......................................  $   930,000                       1,348,000
Deferred startup costs ...................................       78,000     $ 83,000             74,000
Salary to officer/stockholder ............................       52,000                          52,000
Options to employee ......................................      320,000                         320,000
                                                            -----------      -------          ---------
 .........................................................    1,380,000       83,000          1,794,000
Valuation allowance ......................................   (1,380,000)     (83,000)        (1,794,000)
                                                            -----------      -------          ---------
Net deferred tax assets ..................................            0            0                  0
                                                            ===========      =======          =========

The Company has provided a valuation allowance against the full amount of its net operating loss carryforwards and other temporary differences, since the likelihood of realization cannot be determined.

NOTE H -- NOTE PAYABLE/LOAN PAYABLE


In November 1999, the Company issued an unsecured note payable for $400,000 to its website developer for accounts payable. The note bears interest at 18% per annum, payable in monthly installments of $25,000 beginning December 1, 1999, with the outstanding balance due at the earlier of a public offering of the Company's securities resulting in gross proceeds of at least $10,000,000 or June 1, 2000. The Company failed to make monthly payments due on December 1, 1999 through July 1, 2000.

In November 1999, the Company entered into a loan agreement with a lender pursuant to which the lender has agreed to loan advances up to $1,000,000. The loan matures on the earlier of consummation of the proposed public offering or May 18, 2000 (as amended) and bears interest at 10% per annum. In consideration for the extension of the original due date, the Company has agreed to pay $75,000 to the lender on the maturity date. In connection with the loan agreement the Company issued to the lender warrants to purchase 375,000 shares of common stock at an exercise price of $4.00 per share which has been valued at $17.54 per warrant by application of the Black-Scholes model and will be treated as debt discount and amortized over the term of the loan. The warrants are exercisable by the lender at any time for a period of ten years. The aggregate value of the warrant is calculated to be $6,578,000. The loan is secured by all of the assets of the Company, including intangibles, intellectual property and internet websites. Through December 1999 and March 2000, the Company drew down $500,000 and $815,000, respectively under the loan agreement.

                            URBAN COOL NETWORK, INC.
                          (a development stage company)

                    Notes to Financial Statements (continued)
                           December 31, 1999 and 1998
          (Unaudited with respect to March 31, 2000 and March 31, 1999)

NOTE H -- NOTE PAYABLE/LOAN PAYABLE (CONTINUED)


On March 30, 2000 the exercise price of the warrants issued to the lender was reduced to $2.00 per share which resulted in an increase in the value of warrant of $412,000, such increase will be amortized over the remaining life of the loan. In June 2000, the exercise price was further reduced to $0.01 per share resulting in an additional increase of $449,000 in the warrant value. This increase will be charged to expense on the date of change, since the maturity date has expired.


Under the loan agreement, the Company had agreed with the lender to use its best efforts to convert the repayment of the loan balance into shares of common stock of the Company in the proposed public offering at the proposed initial public offering price. Subsequently the lender has agreed not to exercise such rights.


In November 1999, the Company entered into a consulting agreement with an affiliate of the lender to implement its business plans and strategies for a period of two years with a right to terminate by either party upon written notice as of the end of the first year. Under the agreement, the Company will pay a fee of $6,250 per month and the Company issued unconditionally 75,000 shares of common stock valued at $20.00 per share. The company is required to issue additional shares of common stock if the proposed public offering is at a price of $20.00 or less per share, so that the total number of shares issued to the consultant will be equal to the number of shares which could have been purchased in the proposed public offering for $1,500,000. In April 2000, the Company agreed to pay an additional consulting fee of $75,000 on completion of the proposed public offering.

In connection with the loan agreement, the Company issued warrants to purchase 20,000 and 10,000 shares of common stock at an exercise price equal to 110% of the initial public offering price each expiring in 2004 to brokerage firms. The aggregate value of the warrants is calculated to be $364,000. The amortization of the value of these warrants is included in the statements of operations, classified as amortization of debt discounts. In May 2000 all the warrants to purchase 30,000 shares of common stock of the Company was cancelled.


NOTE I -- INVESTMENT IN TECHNOLOGY


In November 1999, the Company entered into a shareholders' agreement with ESI, a corporation formed in November 1999 and Stanley Wolfson ("SW") to acquire 662/3% of the common stock of ESI. SW contributed partially developed certain intellectual property in exchange for his ownership in ESI. The intellectual property represents a computer software platform engine in development that will attempt to create an ability to mass produce e-commerce websites, manage and administer said sites. Under the amended agreement, SW has the right to manage the affairs of ESI subject to the Company's right to vote on certain shareholder matters. Under the agreements as amended the Company has granted warrants to SW for purchase of up to 525,000 shares of common stock at an exercise price of $2.00 per share with respect to 500,000 shares of common stock and $4.00 per share with respect to 25,000 shares of common stock, each expiring on the fifth anniversary of the date of issuance. The warrants to purchase 125,000 shares of common stock were exercisable immediately and the balance of 400,000 warrants become exercisable upon ESI achieving certain gross sales within 24 months of a capital contribution by the Company aggregating $3,000,000. The Company accounted for this asset purchase at the fair value of the warrants equal to $2,270,000. Such fair value is amortized over three years. The Company will record an additional charge based on the fair value of the warrants upon achieving the sales targets.


The Company has agreed to contribute $2,950,000 to ESI upon the completion of the proposed public offering. In the event that the proposed public offering is consummated and the Company fails to contribute $2,950,000 within three days after the receipt of the net proceeds of the proposed public offering or if the proposed public offering is not consummated on or before July 1, 2000, ESI will have the right to cancel the shares of common

                            URBAN COOL NETWORK, INC.
                          (a development stage company)

                    Notes to Financial Statements (continued)
                           December 31, 1999 and 1998
          (Unaudited with respect to March 31, 2000 and March 31, 1999)

NOTE I -- INVESTMENT IN TECHNOLOGY (CONTINUED)


stock issued to the Company and will terminate the shareholders' agreement. In July 2000, such rights were extended through August 31, 2000. This will also result in expensing of unamortized portion of the capitalized software which at December 31, 1999 and March 31, 2000 was $2,144,000 and $1,955,000,
respectively.


ESI also entered into an employment agreement with SW for a period of three years commencing November 1, 1999 at an annual salary of $175,000 per year and plus an amount equal to 2% of the gross sales of ESI.

In March, 2000 ESI formed Mastercraft Builders, Inc. ("Mastercraft"), a New York corporation to perform interior alteration services with a specialty in turnkey facilities for Internet and Internet related entities. Under the subscription agreement dated April 7, 2000, ESI owned 90% of the outstanding and issued shares of common stock with 5% owned by parents of an officer of the Company. SW is the sole director of Mastercraft. Under the stockholders agreement, ESI has a purchase option to acquire minority interest. For the period ended March 31, 2000 Mastercraft had no operating activity except it entered into an agreement to act as a general contractor in connection with a project located in New York City.

In April 2000, ESI formed ModTech Solutions, Inc. ("ModTech") a New York corporation to engage in modular construction with a specialty in the construction of facilities for Internet and Internet related entities. ESI owns 90% of the outstanding and issued shares of common stock with 5% owned by parents of an officer of the Company. SW is the sole director of ModTech. ESI has a purchase option to acquire minority interest. In April 2000 ModTech entered into an asset purchase agreement with a New Jersey corporation ("Seller") to purchase personal property for $25,000. In May 2000 ModTech entered into a six month consulting agreement with an officer of the seller in connection with the establishment of a modular construction and manufacturing business. Under the agreement ModTech will pay a consulting fee of $50,000.

In April 2000, ESI formed ModeTech Solutions, LLC ("LLC"), a New York limited liability company. Under the operating agreement among the members of the LLC, ESI will control 80% of the entity and has issued a promissory note in the amount of $150,000, payable on demand without interest. ESI's officer's parents control 10% of the LLC and has agreed to contribute $25,000 in cash. ESI acts as manager of the LLC and has purchase option to acquire interests from minority members.

The following financial information summarizes ESI and its majority owned subsidiaries' financial status and changes therein.

Condensed Balance Sheets Information:

                                         December 31, 1999       March 31, 2000
                                         -----------------       --------------
                                                                  (Unaudited)
Cash ..................................     $  50,000              $  13,000
                                            ---------              ---------
  Total Assets ........................        50,000                 13,000
                                            =========              =========

Payable to affiliated entity ..........        50,000                 50,000
Accrued Expenses Payable ..............        39,000                104,000
Minority Interests ....................            --                     --
Capital deficiency ....................       (39,000)              (141,000)
                                            ---------              ---------
  Total liabilities and
      capital deficiency ..............     $  50,000              $  13,000
                                            =========              =========

                            URBAN COOL NETWORK, INC.
                         (a development stage company)

                    Notes to Financial Statements (continued)
                           December 31, 1999 and 1998
          (Unaudited with respect to March 31, 2000 and March 31, 1999)

NOTE I -- INVESTMENT IN TECHNOLOGY (CONTINUED)

Condensed Statements of Operation Information:

                                                         Period from
                                                      November 1, 1999
                                                         (inception)         Three Months
                                                           Through              Ended
                                                      December 31, 1999    March 31, 2000
                                                     ------------------    ---------------
                                                                             (Unaudited)

Revenue ............................................           --                      --
Selling, general and administrative expense ........    $  39,000               $ 109,000
Loss before income taxes and minority interests ....      (39,000)               (109,000)
Income taxes .......................................         --                      --
Loss before minority interests .....................      (39,000)               (109,000)
Minority interests .................................         --                      --
                                                        ---------               ---------
Net loss ...........................................    $ (39,000)              $(109,000)
                                                        =========               =========

The Company's business acquisitions did not constitute purchases, and its majority owned subsidiaries had no predecessor business and hence there is no financial information prior to its formation.

NOTE J -- ACQUISITION OF WILHELMINA URBAN COOL


In March 2000, the Company acquired all of the issued and outstanding shares of WilhelminaUrbanCool, a wholly owned subsidiary of Wilhelmina Artist Management, LLC ("LLC") for 290,000 shares of the Company's common stock, which has been valued at $5,800,000 based on the proposed initial public offering price.


WilhelminaUrbanCool was formed in February 2000 in order to license the Wilhelmina trademark from the LLC. The license agreement provides for an initial term of 25 years and successive five-year renewal options. The Company has estimated the economic useful life and amortization period of the license to be 25 years. Pursuant to the license agreement, WilhelminaUrbanCool has been granted the licenses to utilize the Wilhelmina trademark in connection with a website known as WilhelminaUrbanCool.com. LLC has agreed to provide all head shots, photographs and other materials which the subsidiary has the right to utilize for self-promotion and to provide the Company with content for the WilhelminaUrbanCool.com website.

Wilhelmina Urban Cool did not engage in any business prior to the Company's acquisition and there was no predecessor business. Accordingly, there is no financial information prior to its acquisition.


NOTE K -- SUBSEQUENT EVENT

In July 2000, the Company sold 4.8 units, aggregating $480,000. Each unit consists of a $100,000 promissory note, 10,000 shares of common stock and a warrant to purchase 50,000 shares of common stock. The warrants are exercisable commencing six months after closing at an exercise price of $2.00 per share expiring five years from the issue date. The promissory notes bear interest at 10% per annum and are due the earlier of 18 months from date of issuance or the closing of the proposed initial public offering. The common stock and warrants have been valued at $9.00 and $7.82, respectively, by using the proposed public offering price and the application of the Black-Scholes model and is being accounted for as debt discount which will be amortized over the live of the loan. The aggregate value of the common stock and warrants is calculated to be $2,309,000.

The Company incurred costs in connection with obtaining the financing of approximately $56,000 which is amortized over the life of the loans. The effective interest rate on the notes is 491% excluding debt issuance costs.

      We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current only as of the date of this prospectus.




                            Urban Cool Network, Inc.

                                   ----------


                        1,300,000 Shares of Common Stock


                                   ----------


                                         , 2000


                                   ----------



Kashner Davidson Securities Corp.

                                                         Nutmeg Securities, Ltd.

Until         , 2000 (25 days after the date of this prospectus), all dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

      The following table sets forth the various expenses (other than underwriting commissions and discounts payable to the underwriters) payable by Urban Cool in connection with the issuance and distribution of the securities being registered. With the exception of the registration fee, the NASD filing fee and The American StockExchange listing fees, all amounts shown are estimates.


Registration fee .................................................... $   11,101
The American StockExchange listing fees .............................     32,500
NASD filing fee .....................................................      4,705
Printing and engraving expenses .....................................    150,000
Legal fees and expenses (other than Blue Sky) .......................    600,000
Accounting fees and expenses ........................................    290,000
Blue Sky fees and expenses (including legal and filing) .............     25,000
Transfer agent fees and expenses ....................................      5,000
Miscellaneous expenses ..............................................     46,694
                                                                      ----------
    Total ........................................................... $1,165,000
                                                                      ==========


Item 14. Indemnification of Officers and Directors.

      Section 145 of the Delaware General Corporation Law ("DGCL") permits, in general, a Delaware corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against any judgment, fines, amounts paid in settlement and expenses, including attorney's fees actually and reasonably incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service for another entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. Section 145(e) of the DGCL permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 145(f) of the DGCL provides that the indemnification and advancement of expense provisions contained in the DGCL shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.

      Urban Cool's certificate of incorporation provides, in general, that we shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in, or covered by, said section. The certificate of incorporation also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions taken in his or her official capacity and as to acts in another capacity while holding such office.

      In accordance with that provision of the certificate of incorporation, Urban Cool shall indemnify any officer or director (including officers and directors serving another corporation, partnership, joint venture, trust, or other enterprise in any capacity at Urban Cool's request) made, or threatened to be made, a party to an action or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he or she was serving in any of those capacities against judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees) incurred as a result of such action or proceeding. Indemnification would not be available if a judgment or other final adjudication adverse to such director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

      The Form of Underwriting Agreement filed as Exhibit 1.1 hereto also contains, among other things, provisions whereby the underwriters agree to indemnify Urban Cool, each officer and director of Urban Cool who has signed the registration statement, and each person who controls Urban Cool within the meaning of Section 15 of the Securities Act, against any losses, liabilities, claims or damages arising out of alleged untrue statements or alleged omissions of material facts with respect to information furnished to Urban Cool by the underwriters for use in the registration statement or prospectus.

      The Underwriting Agreement also contains provisions whereby Urban Cool agrees to indemnify the underwriters, each officer and director of the underwriters, and each person who controls the underwriters within the meaning of Section 15 of the Securities Act, against any losses, liabilities, claims or damages arising out of alleged untrue statements or alleged omissions of material facts contained in the registration statement or prospectus.

      Urban Cool has been advised that it is the position of the Commission that insofar as the indemnification provisions referenced above may be invoked to disclaim liability for damages arising under the Securities Act, these provisions are against public policy as expressed in the Securities Act and are, therefore, unenforceable.

Item 26. Recent Sales of Unregistered Securities.

      Unless otherwise noted, the sale of the securities were exempt from registration under the Securities Act under Section 4(2) and/or Regulation D promulgated thereunder. All such sales being made to sophisticated investors and/or accredited investors who had access to information about Urban Cool and were able to bear the risk of loss of their investment.


      (1) On January 23, 1998, Jacob R. Miles was issued 1,020,138 shares of common stock upon our formation under Section 4(2) of the Securities Act.

      (2) On November 4, 1998, Rosalind Bell was issued 2,061 shares of common stock for a purchase price of $1,000 under Section 4(2) of the Securities Act.

      (3) On November 4, 1998, Bettye Bell was issued 206 shares of common stock for an aggregate purchase price of $100 under Section 4(2) of the Securities Act.

      (4) On November 4, 1998 Rosalind Bell was issued 8,244 shares of common stock for services rendered under Section 4(2) of the Securities Act.

      (5) On November 30, 1998, Omni Source Events was issued 4,122 shares of common stock for an aggregate purchase price of $2,000 under Section 4(2) of the Securities Act.

      (6) On November 30, 1998, Crystal R. Smith was issued 206 shares of common stock for an aggregate purchase price of $100 under Section 4(2) of the Securities Act.

      (7) On November 30, 1998, Jennifer L. Smith was issued 206 shares of common stock for an aggregate purchase price of $100 under Section 4(2) of the Securities Act.

      (8) On December 7, 1998, Robert A. and Jacqueline M. Smith were issued 825 shares of common stock for an aggregate purchase price of $400 under Section 4(2) of the Securities Act.

      (9) On December 7, 1998, Karen Miles was issued 825 shares of common stock for an aggregate purchase price of $400 under Section 4(2) of the Securities Act.

      (10) On December 7, 1998, Venture Partners was issued 2,061 shares of common stock for an aggregate purchase price of $1,000 under Section 4(2) of the Securities Act.

      (11) On December 7, 1998, James Hurley, Jr. was issued 10,305 shares of common stock for an aggregate purchase price of $5,000 under Section 4(2) of the Securities Act.

      (12) On November 4, 1998 Jacob R.Miles was issued 10,305 shares of common stock for an aggregate purchase price of $5,000 under Section 4(2) of the Securities Act.

     (13) On March 3, 1999, James and Gloria Austin were issued 82,435 shares of common stock for an aggregate purchase price of $40,000 under
            Section 4(2) of the Securities Act.

      (14) On March 1, 1999, Geraldine Miles was issued 825 shares of common stock for an aggregate purchase price of $400 under Section 4(2) of the Securities Act.

      (15) On December 7, 1998, Eva G. Miles was issued 412 shares of common stock for an aggregate purchase price of $200 under Section 4(2) of the Securities Act.

      (16) On March 3, 1999, Gary Fargusson was issued 41,218 shares of common stock for an aggregate purchase price of $20,000 under Section 4(2) of the Securities Act.

      (17) On March 3, 1999, the Brannon-Cottrell Group was issued 30,913 shares of common stock for an aggregate purchase price of $15,000 under Section 4(2) of the Securities Act.

      (18) On March 9, 1999, Black Urban Investors of Arlington were issued 8,192 shares of common stock for an aggregate purchase price of $39,750 under Section 4(2) of the Securities Act.

      (19) On March 9, 1999, Teddy Bosey, Jr. was issued 20,609 shares of common stock for an aggregate purchase price of $10,000 under
            Section 4(2) of the Securities Act.

      (20) On March 10, 1999, Monte E. Ford was issued 20,609 shares of common stock for an aggregate purchase price of $10,000 under Section 4(2) of the Securities Act.

      (21) On March 10, 1999, Paul R. Martinez was issued 20,609 shares of common stock for an aggregate purchase price of $10,000 under
            Section 4(2) of the Securities Act.

      (22) On March 4, 1999, Larry D. Whiting was issued 20,609 shares of common stock for an aggregate purchase price of $10,000 under
            Section 4(2) of the Securities Act.

      (23) On April 3, 1999, Debra Perk Haynes and Frederick D. Haynes were issued 4,122 shares of common stock for an aggregate purchase price of $2,000 under Section 4(2) of the Securities Act.

      (24) On July 1, 1999, Bertram Denson was issued 20,609 shares of common stock for an aggregate purchase price of $10,000 under Section 4(2) of the Securities Act.

      (25) On July 1, 1999, H. Ron and Rita White were issued 20,609 shares of common stock for an aggregate purchase price of $10,000 under
            Section 4(2) of the Securities Act.

      (26) On September 17, 1999, Upway Enterprises, Inc. was issued an aggregate of 75,000 shares of common stock for consulting services under Section 4(2) of the Securities Act.

      (27) On September 19, 1999, Surrey Associates, Inc. was issued an aggregate of 100,000 shares of common stock for consulting services under Section 4(2) of the Securities Act.

      (28) On October 31, 1999, Sea Breeze Associates, Inc. was issued an aggregate of 87,500 shares of common stock for consulting services under Section 4(2) of the Securities Act.

      (29) As of November 1, 1999, RMH Consulting Corp. was issued an aggregate of 75,000 shares of common stock for consulting services under
            Section 4(2) of the Securities Act.

      (30) In November, 1999 and March 2000, Stanley Wolfson was issued warrants to purchase up to 525,000 shares of common stock in connection with the acquisition of e-commerce Solutions, Inc under
            Section 4(2) of the Securities Act.

      (31) On November 23, 1999 we issued warrants to purchase 375,000 shares of common stock to the Elite Funding Group, Inc. in connection with a loan in the amount up to $1,000,000 under Section 4(2) of the Securities Act.

      (32) From July through November 1999, in connection with a private financing transaction to accredited investors pursuant to Regulation D, the Company sold 105 units at a price of $10,000 per unit to the individuals listed below. Each unit in the private financing consisted of a promissory note in the amount of $10,000, 500 shares of common stock and warrants to purchase 2,500 shares of common stock. The warrants are exercisable at an exercise price of $4.00 per share commencing January,

            2000 through November, 2004. The notes bear interest at the rate of 10% per annum and are payable on the earlier of 24 months from the date of issuance or upon the closing of this offering.

            Security Capital acted as the placement agent for the private financing. We paid Security Capital a fee of $105,000, which was equal to 10% of the aggregate purchase price of the units sold, a portion of which was re-allowed to other registered broker-dealers, and a non-accountable expense allowance of $31,500 which was equal to 3% of the aggregate purchase price of the units sold.

                                                                     Number of
Date of Closing          Name                                         Units
---------------         ------                                      ---------
July 21, 1999           Jeffrey E. Levine                               20
July 21, 1999           Michael Kessler                                 5
July 21, 1999           Jay Konesey                                     10
October 12, 1999        Julius Smith Young, Jr.                         15
October 12, 1999        Gerald Holland, Kathleen Holland, JTWROS        5
October 29, 1999        Charles P. Atkins                               5
October 29, 1999        Bella Figura, LLC                               3
October 29, 1999        Tom Hogan                                       3
October 29, 1999        Arnold Eisenstadt                               2
October 29, 1999        Jeffrey George                                  2
October 29, 1999        Henry Volquardsen                               2
October 29, 1999        Morton Mower                                    2
October 29, 1999        Jeffrey Hrutkay                                 2
October 29, 1999        John C. Kroening and Sherri L. Kroening         2
October 29, 1999        Keith M. Ganzer                                 1.5
October 29, 1999        Insurance Planning Consultants Pension Plan     1
October 29, 1999        Kenneth W. Forbes                               1
October 29, 1999        International Premium Associates, Inc.          1
October 29, 1999        Fran Bader & Allan Bader                        1
October 29, 1999        E.H. Tepe Co., Inc.                             1
November 16, 1999       Sigma Services Corp.                            2
November 16, 1999       Howard B. Culang                                1.5
November 16, 1999       Russell P. Truitt                               1
November 16, 1999       Rodney Grebe                                    1
November 16, 1999       Michael Spindel                                 2
November 16, 1999       Loni Z. Spurkeland                              5
November 16, 1999       Lennart Dahlgren                                2.5
November 23, 1999       Greg Tucker                                     3
November 23, 1999       Phelps Hoyt                                     2.5
Total                                                                   105


      (33) In March 2000 we issued 290,000 shares of common stock in connection with the registration of WilhelminaUrbanCool.com Inc. to Wilhemina Asset Management llc. under Section 4(2) of the Securities Act.

      (34) In July 2000 in connection with a private financing transaction to accredited investors, pursuant to Section 4(2) of the Securities Act and/or Regulation D thereunder, we sold 4.8 units at a price of $100,000 per unit to the five persons listed below. Each unit in the private financing consisted of a promissory note in the amount of $100,000, 10,000 shares of common stock and warrants to purchase 50,000 shares of common stock at an exercise price of $2.00 per share commencing January 2001. The notes bear interest at the rate of 10% per annum and are payable on the earlier of 18 months from the date of issuance or upon the closing of this offering.

            We paid May Davis a commission equal to $43,000, which was equal to 10% of the aggregate purchase price of the units sold by May Davis and a non-accountable expense of $13,000 equal to 3% of the aggregate purchase price of the units sold by May Davis.

Name                                             Number of Units
-----                                            ---------------
Arab Commerce Bank Ltd.                                1
Gordon D. Mogerley                                     2
Jonathan Marland                                        .3
Manual & Jones, P.C.                                    .5
Michael Kesselbrenner                                  1


Item 27. Exhibits.

      The following documents (unless indicated) are filed herewith and made a part of this Registration Statement.

  Number                             Description of Exhibit
  ------                             ----------------------
   1.1     Form of Underwriting Agreement.(1)

   3.1     Certificate of Incorporation.(1)

   3.2     By-laws.(1)

   4.1     Specimen Certificate of the Common Stock.(1)

   4.2     Form of Representative's Warrants.(1)


   5.1     Opinion of Silverman, Collura & Chernis, P.C., counsel to Urban
           Cool.(1)

   10.1 Employment agreement dated November 22, 1999 between Urban Cool Network, Inc. and Jacob R. Miles, III.(1)

   10.2 Employment agreement dated November 22, 1999 between Urban Cool Network, Inc. and Barry Levine.(1)

   10.3 Employment agreement dated November 22, 1999 between Urban Cool Network, Inc. and Terrence B. Reddy.(1)

   10.4 Employment agreement dated November 22, 1999 between Urban Cool Network, Inc. and Anthony Winston.(1)

   10.5    Executive Stock Option Plan.(1)

   10.6    1999 Stock Option Plan.(1)

   10.7 Common Stock Purchase Warrant Agreement dated November 21, 1999 betweenStanley Wolfson and Urban Cool Network, Inc.(1)

   10.8 Shareholders' Agreement, dated November 21, 1999, between Urban Cool Network, Inc. and Stanley Wolfson.(1)

   10.9 Sale of Technology Agreement, dated November 21, 1999, between e-commerce Solutions, Inc. and Stanley Wolfson.(1)

   10.10 Employment agreement, dated November 21, 1999, between e-commerce Solutions, Inc. and Stanley Wolfson.(1)

   10.11 Promissory Note, dated November 18, 1999, between Urban Cool Network, Inc. and Analysts International, Inc.(1)

  Number                             Description of Exhibit
  ------                             ----------------------
   10.12 Loan Agreement, dated November 23, 1999, between Urban Cool Network, Inc. and The Elite Funding Group, Inc.(1)

   10.13 Subscription Agreement and Investment Representation, dated November 23, 1999, between Urban Cool Network, Inc. and The Elite Funding Group, Inc.(1)


   10.14 Common Stock Purchase Warrant Agreement dated November 23, 1999 between The Elite Funding Group, Inc. and Urban Cool Network, Inc.(1)

   10.15 Security Agreement, dated November 23, 1999, between The Elite Funding Group, Inc. and Urban Cool Network, Inc.(1)

   10.16 Subscription Agreement and Investment Representation, dated as of November 1, 1999, between Urban Cool Network, Inc. and RMH Consulting Group.(1)

   10.17 Consulting agreement dated as of November 1, 1999 between Urban Cool Network,Inc. and RMH Consulting Corp.(1)

   10.18 Consulting agreement dated September 17, 1999 between Urban Cool Network,Inc. and Upway Enterprises.(1)

   10.19 Consulting agreement dated September 19, 1999 between Urban Cool Network,Inc. and Surrey Associates, Inc.(1)

   10.20 Consulting agreement dated October 31, 1999 between Urban Cool Network,Inc. and Sea Breeze Associates, Inc.(1)

   10.21 Letter Agreement between Urban Cool Network, Inc. and The Elite Funding Group, Inc.(1)

   10.22 Letter of Intent, dated October 12, 1999, by Bloomberg, L.P. to Urban Cool Network, Inc.(1)

   10.23 Network Access Agreement dated August 16, 1998 between Urban Cool Network, Inc. and ConnectTen LLC.(1)

   10.24 Form of Common Stock Purchase Warrant Agreement between Urban Cool Network, Inc. and the investors in the private financing transaction.(1)

   10.25 Form of Promissory Note between Urban Cool Network, Inc. and the investors in the private financing transaction.(1)

   10.26 Form of Subscription Agreement and Investment Representation between Urban Cool Network, Inc. and the investors in the private financing transaction.(1)

   10.27 Sublease Agreement, dated August 13, 1999, between Urban Cool Network, Inc. and Focus Communications, Inc.(1)

   10.28 Sublease Agreement and Rider, dated February 8, 1999, between Urban Cool Network, Inc. and Ecumenical Community Development Organization.(1)

   10.29 Deferred Compensation Agreement dated November 22, 1999 between Urban Cool Network, Inc. and Jacob R. Miles III.(1)

   10.30 Alliance Partnering Agreement, dated as of December 30, 1999, between Urban Cool Network,Inc. and Akamai Technologies, Inc.(1)

   10.31 Letter of Agreement, dated January 6, 2000, between Urban Cool Network, Inc. and NaviSite, Inc.(1)

   10.32 Memorandum of Understanding, dated as of November 29, 1999, between Urban Cool Network, Inc. and NatioNet Online.(1)

   10.33 Amendment dated December 27, 1999, between Urban Cool Network Inc. and Stanley Wolfson to the Shareholder Agreement, dated November 21, 1999, between Urban Cool Network Inc. and Stanley Wolfson.(1)

   10.34 Ask Jeeves Question and Answer Service Agreement, dated January 10, 2000, between Urban Cool Network, Inc. and Ask Jeeves, Inc.(1)

   10.35 Employment Agreement, by and between Urban Cool Network, Inc. and Sheila Creque.(1)

   10.36 First Amendment to Employment Agreement, dated April 13, 2000, by and between Urban Cool Network, Inc. and Sheila Creque.(1)

   10.37 Second Amendment to Shareholders' Agreement, dated as of March 16, 2000, by and among Urban Cool Network, Inc., Stanley Wolfson and e-Commerce Solutions, Inc.(1)

  Number                             Description of Exhibit
  ------                             ----------------------
   10.38 Amended and Restated Warrant, dated March 30, 2000, between Stanley Wolfson and Urban Cool Network, Inc.(1)

   10.39 Amendment No. 3 to Consulting Agreement, dated April 17, 2000, between Urban Cool Network, Inc. and RMH Consulting Corp.(1)

   10.40 Amendment No. 1 to Subscription Agreement, dated April 17, 2000, between Urban Cool Network, Inc. and RMH Consulting Corp.(1)

   10.41 Amendment No. 1 to Warrant, dated April 17, 2000, between Urban Cool Network, Inc. and The Elite Funding Group, Inc.(1)

   10.42 Sublease Agreement, dated November 1, 1999, by and between e-Commerce Solutions, Inc. and MEI Associates, Inc.(1)

   10.43 Stock Purchase Agreement, dated March 22, 2000, by and among Urban Cool Network, Inc. and Wilhelmina Artist Management, LLC.(1)

   10.44 License Agreement, dated March 22, 2000, by and between Wilhelmina Artist Management, LLC, and Urban Cool Network, Inc.(1)

   10.45   Agreement between Urban Fetch and Master Craft Builders, Inc.(1)


   10.46   Form of Promissory Note dated July __, 2000.

   10.47   Form of Common Stock Purchase Warrant dated July __, 2000.

   10.48   Agreement between Urban Cool Network Inc. and Darwin Networks.


   21.1    List of Subsidiaries.(1)

   23.1    Consent of Richard A. Eisner & Company, LLP.

   23.2 Consent of Silverman, Collura & Chernis, P.C. (contained in Exhibit 5.1).(1)

   24.1 Power of Attorney (included on the signature page of this Registration Statement).(1)

   27.1    Financial Data Schedule

   99.1    Consent to Identification as Director Nominee of Sir Brian
           Wolfson.(1)

----------
(1)  Previously filed


Item 28. Undertakings.


      1. Urban Cool hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment(s) to this Registration Statement:

                  (1) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (3) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (b) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

            (c) To provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

           (d) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      2. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Urban Cool pursuant to the foregoing provisions, or otherwise, Urban Cool has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Urban Cool of expenses incurred or paid by a director, officer or controlling person of Urban Cool in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Urban Cool will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      3. Urban Cool will:

            (a) For determining any liability under the Securities Act, treat the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by Urban Cool under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective; and

            (b) For purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 6 to Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas on July 28, 2000.


                                        URBAN COOL NETWORK, INC.

                                        By: /s/ Jacob R. Miles, III
                                           ------------------------
                                           Jacob R. Miles, III
                                           Chairman and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints JACOB R. MILES, III his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                      Title                        Date
         ----------                      ------                       -------


/s/ Jacob R.Miles, III           Chairman, Chief Executive         July 28, 2000
-----------------------------    Officer and Director
Jacob R. Miles, III


/s/ Barry M. Levine              Chief Financial Officer and       July 28, 2000
-----------------------------    Treasurer(principal accounting
Barry M. Levine                  officer)


/s/ Rosalind Bell                 Director                         July 28, 2000
-----------------------------
Rosalind Bell

                                  EXHIBIT INDEX

  Number                         Description of Exhibit
  ------                        ----------------------
   1.1     Form of Underwriting Agreement.(1)

   3.1     Certificate of Incorporation.(1)

   3.2     By-laws.(1)

   4.1     Specimen Certificate of the Common Stock.(1)

   4.2      Form of Representative's Warrants.(1)

   5.1     Opinion of Silverman, Collura & Chernis, P.C., counsel to Urban
           Cool.(1)

   10.1 Employment agreement dated November 22, 1999 between Urban Cool Network, Inc. and Jacob R. Miles, III.(1)

   10.2 Employment agreement dated November 22, 1999 between Urban Cool Network, Inc. and Barry Levine.(1)

   10.3 Employment agreement dated November 22, 1999 between Urban Cool Network, Inc. and Terrence B. Reddy.(1)

   10.4 Employment agreement dated November 22, 1999 between Urban Cool Network, Inc. and Anthony Winston.(1)

   10.5    Executive Stock Option Plan.(1)

   10.6    1999 Stock Option Plan.(1)

   10.7 Common Stock Purchase Warrant Agreement dated November 21, 1999 between Stanley Wolfson and Urban Cool Network, Inc.(1)

   10.8 Shareholders' Agreement, dated November 21, 1999, between Urban Cool Network, Inc. and Stanley Wolfson.(1)

   10.9 Sale of Technology Agreement, dated November 21, 1999, between e-commerce Solutions, Inc. and Stanley Wolfson.(1)

   10.10 Employment agreement, dated November 21, 1999, between e-commerce Solutions, Inc. and Stanley Wolfson.(1)

   10.11 Promissory Note, dated November 18, 1999, between Urban Cool Network, Inc. and Analysts International, Inc.(1)

   10.12 Loan Agreement, dated November 23, 1999, between Urban Cool Network, Inc. and The Elite Funding Group, Inc.(1)

   10.13 Subscription Agreement and Investment Representation, dated November 23, 1999, between Urban Cool Network, Inc. and The Elite Funding Group, Inc.(1)

   10.14 Common Stock Purchase Warrant Agreement dated November 23, 1999 between The Elite Funding Group, Inc. and Urban Cool Network, Inc.(1)

   10.15 Security Agreement, dated November 23, 1999, between The Elite Funding Group, Inc. and Urban Cool Network, Inc.(1)

   10.16 Subscription Agreement and Investment Representation, dated as of November 1, 1999, between Urban Cool Network, Inc. and RMH Consulting Group.(1)

   10.17 Consulting agreement dated as of November 1, 1999 between Urban Cool Network,Inc. and RMH Consulting Corp.(1)

   10.18 Consulting agreement dated September 17, 1999 between Urban Cool Network,Inc. and Upway Enterprises.(1)

   10.19 Consulting agreement dated September 19, 1999 between Urban Cool Network,Inc. and Surrey Associates, Inc.(1)

   10.20 Consulting agreement dated October 31, 1999 between Urban Cool Network,Inc. and Sea Breeze Associates, Inc.(1)

   10.21 Letter Agreement between Urban Cool Network, Inc. and The Elite Funding Group, Inc.(1)

   10.22 Letter of Intent, dated October 12, 1999, byBloomberg, L.P. to Urban Cool Network, Inc.(1)

   10.23 Network Access Agreement dated August 16, 1998 between Urban Cool Network, Inc. and ConnectTen LLC.(1)

  Number                         Description of Exhibit
  -------                        ----------------------
   10.24 Form of Common Stock Purchase Warrant Agreement between Urban Cool Network, Inc. and the investors in the private financing transaction.(1)

   10.25 Form of Promissory Note between Urban Cool Network, Inc. and the investors in the private financing transaction.(1)

   10.26 Form of Subscription Agreement and Investment Representation between Urban Cool Network, Inc. and the investors in the private financing transaction.(1)

   10.27 Sublease Agreement, dated August 13, 1999, between Urban Cool Network, Inc. and Focus Communications, Inc.(1)

   10.28 Sublease Agreement and Rider, dated February 8, 1999, between Urban Cool Network, Inc. and Ecumenical Community Development Organization.(1)

   10.29 Deferred Compensation Agreement dated November 22, 1999 between Urban Cool Network, Inc. and Jacob R. Miles III.(1)

   10.30 Alliance Partnering Agreement, dated as of December 30, 1999, between Urban Cool Network,Inc. and Akamai Technologies, Inc.(1)

   10.31 Letter of Agreement, dated January 6, 2000, between Urban Cool Network, Inc. and NaviSite, Inc.(1)

   10.32 Memorandum of Understanding, dated as of November 29, 1999, between Urban Cool Network, Inc. and NatioNet Online.(1)

   10.33 Amendment dated December 27, 1999, between Urban Cool Network Inc. and Stanley Wolfson to the Shareholder Agreement, dated November 21, 1999, between Urban Cool Network Inc. and Stanley Wolfson.(1)

   10.34 Service Agreement dated January 10, 2000, between Urban Cool Network, Inc. and Ask Jeeves, Inc.(1)

   10.35 Employment Agreement, by and between Urban Cool Network, Inc. and Sheila Creque.(1)

   10.36 First Amendment to Employment Agreement, dated April 13, 2000, by and between Urban Cool Network, Inc. and Sheila Creque.(1)

   10.37 Second Amendment to Shareholders' Agreement, dated as of March 16, 2000, by and among Urban Cool Network, Inc., Stanley Wolfson and e-Commerce Solutions, Inc.(1)

   10.38 Amended and Restated Warrant, dated March 30, 2000, between Stanley Wolfson and Urban Cool Network, Inc.(1)

   10.39 Amendment No. 3 to Consulting Agreement, dated April 17, 2000, between Urban Cool Network, Inc. and RMH Consulting Corp.(1)

   10.40 Amendment No. 1 to Subscription Agreement, dated April 17, 2000, between Urban Cool Network, Inc. and RMH Consulting Corp.(1)

   10.41 Amendment No. 1 to Warrant, dated April 17, 2000, between Urban Cool Network, Inc. and The Elite Funding Group, Inc.(1)

   10.42 Sublease Agreement, dated November 1, 1999, by and between e-Commerce Solutions, Inc. and MEI Associates, Inc.(1)

   10.43 Stock Purchase Agreement, dated March 22, 2000, by and among Urban Cool Network, Inc. and Wilhelmina Artist Management, LLC.(1)

   10.44 License Agreement, dated March 22, 2000, by and between Wilhelmina Artist Management, LLC, and Urban Cool Network, Inc.(1)

   10.45   Agreement between Urban Fetch and Master Craft Builders, Inc.(1)


   10.46   Form of Promissory Note dated July __, 2000.

   10.47   Form of Common Stock Purchase Warrant dated July __, 2000.

   10.48   Agreement between Urban Cool Network Inc. and Darwin Networks.


   21.1    List of Subsidiaries.(1)

   23.1    Consent of Richard A. Eisner & Company, LLP.

   23.2 Consent of Silverman, Collura & Chernis, P.C. (contained in Exhibit 5.1).(1)

   24.1 Power of Attorney (included on the signature page of this Registration Statement).(1)

   27.1    Financial Data Schedule

   99.1    Consent to Identification as Director Nominee of Sir Brian
           Wolfson.(1)

----------
(1)  Previously filed